Exhibit (aq)
SUPPLY CONTRACT
BETWEEN
WÄRTSILÄ FINLAND OY
AND
LIHIR GOLD LIMITED
REGARDING
SUPPLY AND DELIVERY OF A FLOATING POWER PLANT BARGE
AND
RELATED SERVICES

CLAUSE 1	DEFINITIONS AND INTERPRETATION	5

CLAUSE 2	SCOPE OF THE CONTRACT	8

CLAUSE 3	PRICE	9

CLAUSE 4	PAYMENT TERMS	10

CLAUSE 5	DELIVERY DATE	12

CLAUSE 6	PRE-COMMISSIONING, INSTALLATION AND COMMISSIONING ASSISTANCE	13

CLAUSE 7	PERFORMANCE TESTS	15

CLAUSE 8	GUARANTEED PERFORMANCE AND LIQUIDATED DAMAGES	16

CLAUSE 9	TOTAL AMOUNT OF LIQUIDATED DAMAGES	17

CLAUSE 10	BUYER’S OBLIGATIONS, REPRESENTATIONS AND WARRANTIES	17

CLAUSE 11	SUSPENSION OR TERMINATION	18

CLAUSE 12	CONFIDENTIALITY AND INTELLECTUAL PROPERTY	20

CLAUSE 13	INSPECTION AND TESTS AND SUPPLIER REPORTING	21

CLAUSE 14	DELIVERY OF PRELIMINARY DESIGN DRAWINGS	22

CLAUSE 15	WARRANTY	22

CLAUSE 16 CLAUSE 17 CLAUSE 18 CLAUSE 19 CLAUSE 20 CLAUSE 21 CLAUSE 22 CLAUSE 23 CLAUSE 24 CLAUSE 25	LIMITATIONS OF LIABILITY, GENERAL INDEMNITY

ENVIRONMENTAL ISSUES AND SAFETY

IMPORT AND EXPORT RESTRICTIONS

FORCE MAJEURE

APPLICABLE LAW

ARBITRATION

FINAL PROVISIONS

CHANGE ORDERS

CORPORATE WARRANTIES

	NOTICES	24 25 25 26 26 26 27 28 30 31

TABLE OF EXHIBITS
Exhibit

Exhibit A	Technical Specifications and Scope of Supply
1 Scope of Supply
2 Technical Specifications
3 Data Sheets
4 Main Flow Diagrams
5 List of Suppliers
6 Lay out drawings

Exhibit B	Performance Figures/Guarantees
1 Appendix B — performance guarantees
2 Emission statement (DBAA992527)

Exhibit C	Performance Test Guidelines
1 Power and heat rate tests (WDAAA245063)
2 Lubricating oil consumption test (DAAB184367)
3 Stack emissions test (DAAB195899)

Exhibit D	Model Advance Payment Guarantee

Exhibit E	Model Performance Guarantee

Exhibit F	Model Payment Guarantee

Exhibit G	Draft Quality Assurance Plan

Exhibit H	Draft Delivery Schedule and Milestone Certificate

Exhibit I	Performance Test Completion Certificate

Exhibit J	Substantial Completion Certificate

SUPPLY CONTRACT
This SUPPLY CONTRACT (the “Contract”) is made on this 26th day of August, 2009, between Lihir Gold Limited, a limited liability company incorporated and existing under the laws of Papua New Guinea, whose registered office is 7th Floor Pacific Place, Cnr Champion Parade and Musgrave Street (PO Box 789), Port Moresby NCD 121, Papua New Guinea (the “Buyer”),
and
Wärtsilä Finland Oy, a limited liability company incorporated under the laws of Finland, with offices at Tarhaajantie 2, Vaasa, Finland (the “Supplier”),
Singularly referred to as the “Party” and collectively referred to as “Parties”.
RECITALS
WHEREAS, the Buyer wishes to buy and have delivered a floating power plant barge consisting of 8 x 20V32 generating sets and related auxiliary units for its Lihir Gold mine project at Lihir Island, New Ireland Province, Papua New Guinea;
WHEREAS, the Supplier is in the business of manufacturing and supplying oil fired diesel engines and providing certain design, engineering, construction start-up and testing services in connection with such power plant supply;
WHEREAS, the Buyer wishes to contract with the Supplier for the design, construction of the floating power plant barge and the related engineering, start-up, testing and training services in connection therewith as specified in this Contract;
WHEREAS, the Supplier agrees to provide the floating power plant barge including equipment and services specified herein and the Buyer agrees to take delivery of and pay for such a floating power plant barge including equipment and services on the terms and conditions set out in this Contract.
THEREFORE THE PARTIES AGREE AS FOLLOWS:
CLAUSE 1 DEFINITIONS AND INTERPRETATION
1.1	For the purposes of this Contract, the following words and terms shall have the meanings specified below:

Affiliate means a person or entity who, with respect to a specified person or entity, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the person or entity specified.

Change of Law means (a) the enactment, adoption, promulgation, modification or repeal, after the signing of this Contract, of any Governmental Rule; or (b) any interpretation of any Governmental Rule imposed by tribunal decision or by any other Governmental Unit, which differs from the interpretation of such Governmental Rule at the date this Contract was signed; or (c) the imposition of any material condition on the issuance or renewal of any Governmental Approval after the signing of this contract; or (d) the failure to issue or renew any Governmental Approval, which, in any such case, establishes or modifies requirements materially affecting the design, engineering, procurement or supply of the Plant making completion of the work with respect to the Plant and Services materially more burdensome than the requirements expressly specified in this Contract.

Change Order means a written order to the Supplier pursuant to clause 23 hereof authorizing an addition, deletion or revision in the Equipment, the Plant and/or Services, any change to the Contract Price, and/or any adjustment to the Delivery date, or any scheduled dates of Delivery as well as to estimated project schedule.

Commissioning shall be carried out in accordance with the Supplier’s standard guidelines and procedures at the Site and shall mean any functional tests that have not been carried out during Pre-Commissioning in the Shipyard and the Performance Test.

Contract means this supply contract, including all exhibits attached hereto, as amended from time to time as provided herein.

Contract Price shall have the meaning set out in clause 3.

Delivery means the delivery of the Plant, as set forth in clause 5.

Electrical Energy means the electrical energy measured in kJ or kWh at the Electrical Power Guarantee Point during an Electrical Power Test.

Electrical Power means the electrical power calculated as the Electrical Energy divided by the time determined in Exhibit B (Performance Figures/Guarantees) of the Contract during an Electrical Power Test, and measured in kW.

Electrical Power Test means a test conducted in accordance with Exhibit C (Performance Test Guidelines) of the Contract to determine Electrical Power.

Electrical Power Guarantee means the guarantee that the Electrical Power measured during the Electrical Power Test shall be no lower than the value stated in Exhibit B (Performance Figures/Guarantees) of the Contract as recalculated for Site Conditions in accordance with Exhibit C (Performance Test Guidelines).

Electrical Power Guarantee Point means the point specified in Exhibit B (Performance Figures/Guarantees) where the electrical energy is measured during the Electrical Power Test.

Equipment means the engines and auxiliary equipment specified in Exhibit A (Technical Specifications and Scope of Supply) to be delivered by the Supplier.

Facility means the facility at Site in which the Plant will be installed by the Buyer including the necessary works, systems, foundations, mooring facility, power evacuation, fuel supply and other systems, equipment and works required for the proper installation and function of the Plant.

Factory Testing shall have the meaning set out in clause 13.1.

Governmental Approval means any authorisation, consent, approval, license, lease, ruling, permit, certification, exemption, or registration, by or with any Governmental Unit.

Governmental Rule means any statute, law, regulation, ordinance, rule, judgement, order, decree, directive, or requirement, or any similar form of decision of or determination by, or any interpretation or administration of, any of the foregoing, by any Governmental Unit.

Governmental Unit means any national, provincial, state or local government, any political subdivision thereof, or any governmental, quasi-governmental, judicial, public or statutory instrumentality, administrative agency, authority, body or other entity having jurisdiction, in whole or in part, over the performance of the work with respect to the Equipment, the Plant and/or Services, the Facility or its operations, transmission of electricity to the Buyer, or the health, safety or environmental conditions of the Plant, Facility or the Site or otherwise over the parties hereto.

Heat Rate means the average ratio of the Total Fuel Energy consumed over the Electrical Energy, given as kJ / kWh.

Heat Rate Guarantee means the guarantee that the Heat Rate during a Heat Rate Test shall not exceed the value stated in Exhibit B (Performance Figures/Guarantees) as recalculated for Site Conditions in accordance with Exhibit C (Performance Test Guidelines).

Heat Rate Test means a test conducted in accordance with Exhibit C (Performance Test Guidelines) to determine the Heat Rate.

Lubricating Oil Consumption Guarantee means the guarantee that the specific lube oil consumption measured during a lube oil consumption test shall not exceed the value stated in Exhibit B (Performance Figures/Guarantees).

Luise Harbour means the landward side of the straight line between the following two coordinates [3º 05’ 44.7” S, 152º 38’ 15.9” E] and [3º 07’ 15.4” S, 152º 39’ 23.8” E] in Lihir (Niolam) Island, New Ireland Province, Papua New Guinea.

Maximum Heat Rate Guarantee means the maximum heat rate as stated in Exhibit B (Performance Figures/Guarantees) which the Plant may not exceed in order to be accepted hereunder.

Milestone Certificate means the certificate in the form set forth in Exhibit H issued by the Supplier to the Buyer, certifying that a portion of the works in the Shipyard has been completed entitling Supplier to a milestone payment in accordance with the provisions of clause 4.3 c).

Minimum Electrical Power Guarantee means the minimum electrical power stated in Exhibit B (Performance Figures/Guarantees) which the Plant has to achieve to be accepted hereunder.

Minimum Performance Requirements means the Minimum Electrical Power Guarantee and the Maximum Heat Rate Guarantee.

Performance Tests shall have the meaning set out in clause 7.1.

Performance Tests Advisor means a Supplier authorised and approved (at the Suppliers discretion) contractor engaged to carry out and/or have an advisory role during the Commissioning and Performance Tests (which shall be the subject of a separate contract).

Performance Test Completion Certificate shall have the meaning set out in clause 8.1.4.

Plant means the floating power plant barge to be constructed by the Supplier, consisting, inter alia, of the Equipment.

Pre-Commissioning means those steps and processes, functional and safety tests which can as far as practically possible be carried out in the Shipyard and in accordance with the Supplier’s standard guidelines and the Technical Specification or Inspection and Test Program in Exhibit G. Pre-Commissioning shall, to the extent possible in the Shipyard, include start-up of the 20V32 generating sets (without synchronisation and loading).

Services means any services the Supplier has agreed to perform pursuant to the Contract by way of Pre-Commissioning, repairing or replacing the Plant, or by way of performing or re-performing the Services under the warranty or otherwise.

Shipyard means the shipyard where the Supplier will have the Plant constructed.

Site means the location on Lihir Island, New Ireland Province, Papua New Guinea where the Plant is to be installed by the Buyer and where the Commissioning and Performance Tests shall be conducted.

Site Conditions means the conditions at the Site, stipulated in Exhibit B (Performance Figures/Guarantees), for purposes of the Plant design and calculation of the Performance Test results.

Subcontractor means any person or entity having a contract with the Supplier or any other subcontractor to perform any part of the Supplier’s obligations under the Contract.

Substantial Completion means the point in time when the Plant is ready for the conduct of the Commissioning and the Supplier has so notified the Buyer.

Substantial Completion Certificate means the certificate in the form set forth as Exhibit J (Substantial Completion Certificate) issued by the Supplier as provided in clause 6.3 evidencing that Substantial Completion with respect to the Plant has occurred and the Plant is ready for Commissioning.

Supplier’s Workshop means any workshop of the Supplier, any workshop of a company belonging to the Wärtsilä Group, any workshop of a Subcontractor, any workshop of a manufacturer of the Equipment and/or the Plant, or any other suitable place decided by the Supplier in its sole discretion.

Technical Specifications and Scope of Supply means Exhibit A.
1.2	The headings contained herein are included solely for the convenience of the Parties and are not to be used as a basis for interpreting the various sections of this Contract.

1.3	The term “day” as used in this Contract means a calendar day.

1.4	Documents, drawings, schedules, manuals and other technical documents under this Contract will be written in the English language.
CLAUSE 2 SCOPE OF THE CONTRACT
2.1	The Supplier sells and undertakes to deliver and the Buyer buys and undertakes to accept delivery of the Plant in accordance with the terms and conditions of this Contract, including all Exhibits which form an integral part of this Contract and which are attached hereto as set out in the TABLE OF EXHIBITS above. In case of any discrepancy or inconsistency between the terms herein and those specified in any Exhibits hereto, the Contract text shall take precedence over the Exhibit. The Exhibits shall be interpreted in the order shown in the Table of Exhibits above.

2.2	Not used

2.3	The Plant and manufacture thereof, shall be in accordance with the requirements set forth in Exhibit A (Technical Specifications and Scope of Supply) only. The Parties agree that for the purpose of complying with any governmental or other rules, regulations, standards or codes, the Plant shall be deemed in compliance therewith if the Plant meets the stack emissions levels stated in Exhibit B (Performance Figures/Guarantees). If any other standards or codes are found to be mandatory applicable, they shall be treated as a Change of Law under this Contract. All modifications, documentation, approvals, and any procedures, which are required due to any applicable laws or regulations outside the country of manufacture of the Equipment and/or the Plant, shall be the responsibility of and arranged and paid entirely by the Buyer. As a result of continuous technical development the Supplier may seek approval in writing from the Buyer to make improvements to the Plant and Services not yet delivered and such approval shall not be unreasonably withheld by the Buyer.

2.4	Subject to the previous clause, no variation of the Plant, Services and/or the Contract shall be effective unless it and its consequences are confirmed in writing by the Parties and a Change Order is signed by duly authorised representatives of both Parties in accordance with the procedure set out in clause 23.

2.5	Any illustrations, catalogues, drawings and dimensions which are either provided by the Supplier or are otherwise acquired by the Buyer otherwise than in accordance with this Contract and which relate to the Equipment, Services and/or the Plant are for information purposes only and are not to be relied upon by the Buyer as containing any representations, warranties or indemnities, save and to the extent that the contents of any such document are expressly incorporated in writing into the Contract (including clear references to such illustrations, catalogues, drawings and dimensions) or the obligation to give such a document is stipulated in the Contract.

2.6	The Buyer declares and guarantees that the Buyer has, in due time prior to entering into the Contract, fully informed the Supplier of the standards, codes and regulations applicable to the Plant and its operation. The standards, codes and regulations applicable to the design and/or manufacture of the Plant are as set forth in the Technical Specification and Scope of Supply. If any other standards, codes or regulations are found to be mandatory applicable, they shall be treated in the same manner as stipulated in clause 2.4 above.
CLAUSE 3 PRICE
3.1	The total price for the Plant and the Services hereunder is (such amount, as it may from time to time be adjusted pursuant to the terms of this Contract is the “Contract Price”).

The above price is further broken down into following main sections:
a)	Equipment and material (including engineering, project management etc) that will be delivered, by the Supplier, to the Shipyard is priced

b)	Barge hull construction, installation and other works and services carried out in the Shipyard by Subcontractors is priced at

c)	Services carried out by Supplier in the Shipyard is priced at

d)	Shipment of Plant from the Shipyard to DES Luise Harbour, Lihir Island, PNG priced at
The Contract Price is based on delivery DES Luise Harbour, Lihir Island (Incoterms 2000). The total Contract Price includes the costs of normal standard export packing, which shall under normal transport conditions prevent damage or deterioration of the Equipment before it reaches the point of destination.

3.2	The Contract Price does not include any present or future taxes, VAT, stamp duty, duties, imposts, deductions, withholdings, other charges and liabilities (all together, “Taxes”) imposed by any authorities, whether national or local outside the country of manufacture of the Equipment and/or Plant and associated with the Plant, the Equipment, the Services, the Supplier’s performance hereunder and/or this Contract. The Buyer shall bear, and where applicable reimburse the Supplier for such Taxes.

3.3	If, at any time, an adjustment event arises in respect of any supply made by a Party under this Contract, a corresponding adjustment must be made between the parties. Payments to give effect to the adjustment must be made between the parties and the Supplier must issue a valid adjustment note in relation to the adjustment event.

CLAUSE 4 PAYMENT TERMS
4.1	Payment of the Contract Price shall be made by the Buyer to the Supplier’s bank account designated by the Supplier in accordance with the timeframes set out below in clause 4.3. Banking charges incurred inside Finland or the country in which the Shipyard is situated shall be for the account of the Supplier while those incurred outside those countries shall be borne by the Buyer.

4.2	All sums invoiced by the Supplier shall be paid by the Buyer into the Supplier’s bank account in Finland without any set off, counterclaim or deduction and are not subject to any settlement discount or other special terms of payment.

Notwithstanding the above, the Buyer may deduct from any amount due or becoming due to the Supplier under this Contract all undisputed debts and amounts due from the Supplier to the Buyer under or in connection with this Contract, provided it gives the Supplier no less than 10 days notice in writing of its intention to do so.

4.3	The Buyer agrees to pay the Contract Price to the Supplier in the following manner:
a)	of the Contract Price as an advance payment not later than seven (7) days after the date of signing of this Contract provided the Supplier gives the Buyer:

(i) an invoice; and

(ii) an advance payment guarantee of equal value issued by a first class international bank nominated by the Supplier and acceptable to the Buyer (S&P rating of at least A-) in form and substance set forth in Exhibit D (Model Advance Payment Guarantee) to be maintained until a minimum of 60 days following the scheduled date of Delivery as set forth in clause 5.2(a) or as specified in Exhibit H (Draft Delivery Schedule and Milestones).

b)	of the Contract Price upon shipment of the last Wärtsilä 20V32 generating set out of the eight (8) 20V32 generating sets to be delivered by the Supplier under this Contract, not later than seven (7) days after receipt of the following documents from the Supplier:
1)	commercial invoice;

2)	copy of clean on board bill(s) of lading giving evidence that all 8 generating sets of 20V32 type have been shipped from Finland to the country of the Shipyard;

3)	packing list; and

4)	performance guarantee in an amount of of the Contract Price issued by a first class international bank nominated by the Supplier and acceptable to the Buyer (S&P rating of at least A-) in form and substance set forth in Exhibit E (Model Performance Guarantee). The Model Performance Guarantee shall be maintained until 12 months following issue of Performance Test Completion Certificate.
c)	of the Contract Price divided into the five (5) milestone events as defined in below milestone payment schedule, not later than seven (7) days after receipt of the following documents from the Supplier;
1)	commercial invoice; and

2)	a Milestone Certificate corresponding to the achieved milestone event ;

Milestone payments schedule:

	Milestone		Milestone
No.	event	Milestone Certificate	payment amount
1	Keel laying	Milestone Certificate signed by the Supplier and the Shipyard evidencing that the barge hull keel has been laid

2	Launching of the barge hull	Milestone Certificate signed by the Supplier and the Shipyard evidencing that the barge hull has been launched into the water

3	Placing of generating sets	Milestone Certificate signed by the Supplier and the Shipyard (or applicable installation party) evidencing that all 8 generating sets of 20V32 type have been placed on the barge hull

4	Installation of radiators	Milestone Certificate signed by the Supplier and the Shipyard (or applicable installation party) evidencing that the cooling radiators of all 8 generating sets of 20V32 type have been installed on the power house roof

5	First smoke	Milestone Certificate signed by the Supplier and the Shipyard (or applicable installation party) evidencing that the first generating set out of the 8 generating sets of 20V32 type has been started
d)	of the Contract Price upon completion of the construction and installation works and Pre-Commissioning in the Shipyard not later than seven (7) days after receipt of the following documents from the Supplier:
1)	commercial invoice;

2)	copy of Substantial Completion Certificate; and

3)	bill of lading for the Plant confirming that the Plant has been placed upon the semi-submersible transport vessel from the Shipyard.
4.4	In order to secure the Buyer’s payment obligations under this Contract, the Buyer shall within thirty (30) days after the date of signing of this Contract, deliver to the Supplier a payment guarantee (the “Payment Guarantee”) in an amount of of the Contract Price and issued by a first class international bank nominated by the Buyer and acceptable to the Supplier (S&P rating of at least A-) in form and substance set forth in Exhibit F (Model Payment Guarantee) to be maintained until a minimum of 30 days following receipt of the Substantial Completion Certificate.

Upon payment of the milestone in 4.3(b) above:
(a)	the Buyer shall within seven (7) days, deliver to the Supplier a replacement payment guarantee (the “Replacement Payment Guarantee”) in an amount equal to the difference between the aggregate of all sums paid by the Buyer to the Supplier under the Contract and the Contract Price and issued by a first class international bank nominated by the Buyer and acceptable to the Supplier (S&P rating of at least A-) in form and substance set forth in Exhibit F (Model Payment Guarantee) to be maintained until a minimum of 30 days following receipt of the Substantial Completion Certificate; and

(b)	upon receipt of the Replacement Payment Guarantee, the Supplier must promptly return the Payment Guarantee to the Buyer.
The Buyer is entitled to progressively decrease the value of the Replacement Payment Guarantee in an amount equal to any further payments of any percentage of the Contract Price until such times as the Replacement Payment Guarantee is reduced to zero at which point, the Supplier must return it to the Buyer.

4.5	Amounts not paid by either Party to the other when due under this Contract shall bear interest from the date payment was due to the date of payment in full at a rate per annum equal to over the one (1) month’s Euro Inter Bank Offered Rate (EURIBOR) of the due date.

The overdue interest shall be paid forthwith against an invoice on the date specified therein (not to be less than 14 days).

4.6	At the conclusion of validity of any payment or performance guarantee issued under this Contract by one party to the other, the recipient of the guarantee must return that guarantee to the party who provided the guarantee within 14 days. The party who provides a guarantee to the other party can request the early return of that guarantee but only when all obligations secured by that guarantee have been discharged in full (to be determined in the sole discretion of the recipient of the guarantee, acting reasonably).
CLAUSE 5 DELIVERY DATE
5.1	The Plant must be delivered DES Luise Harbour, Lihir Island (Incoterms 2000). The delivery is to occur at a suitable discharging location to be nominated by the Supplier or the Suppliers transport provider (provided it is within Luise Harbour).

5.2	References to “Delivery” in this Contract shall be to the following dates:
(a)	Unless the schedule is varied in accordance with this Contract, the Plant must be placed on the semi-submersible delivery vessel at a suitable loading location near the Shipyard by no later than 1 March 2011, such date to be evidenced by a bill of lading for the Plant. The Buyer agrees that no liquidated damages for delay will accrue for a period of seven (7) days from 1 March 2011.

(b)	The Plant shall be delivered at a suitable discharging location DES Luise Harbour, Lihir Island by no later than 21 March 2011. For the removal of doubt, because the parties acknowledge that delays during the shipment of the Plant are beyond their control, liquidated damages of per day of delay shall be payable by the Supplier to the Buyer. The Buyer shall be responsible for any delays (including but not limited to demurrage costs) caused by its failure to discharge the Plant from the delivery vessel at the discharging location.
5.3	If the Supplier fails to deliver the Plant from the Shipyard in accordance with clause 5.2(a) due to reasons attributable to the Supplier, the Buyer shall be entitled to receive liquidated damages calculated at the rate of of the Contract Price per week of delay (pro rata based) .

The total amount of liquidated damages to be paid by the Supplier for the Supplier’s delay in Delivery shall in no case exceed of the Contract Price.

5.4	In case the Plant cannot be loaded onto the transport vessel from the Shipyard on or after 1 March 2011 for reasons attributable to the Buyer:
a)	the Buyer shall arrange for storage and insurance of the Plant. The storage and insurance shall be at the Buyer’s risk and expense.

b)	Delivery shall be deemed to be completed and the Buyer shall proceed to pay in accordance with clause 4.3(d).
5.5	If the Delivery is delayed because of force majeure or because of an act or omission of the Buyer or due to reasons within the control of the Buyer, or due to reasons not being at the Supplier’s risk (such as Change of Law outside the country of the manufacture of the Equipment and/or the Plant), or if the Buyer is late in providing technical documentation or equipment/material for inclusion in the Plant, the Supplier shall be granted an extension of time for the Delivery which will be equal to the additional period of time caused by such delay. The Buyer shall pay all reasonable expenses related to these delays, including, but not limited to, the storage of the Equipment and/or the Plant, subject to limitation of liability set forth in this Contract.

5.6	The Supplier shall maintain possession of title and ownership of the Plant which shall automatically pass to the Buyer only when payment in full of the total Contract Price has been received by the Supplier. If the applicable law of the Contract does not allow the Supplier such a retention of title or ownership of the Plant, the Supplier shall be entitled to such other similar or corresponding rights as the applicable law allows it to retain. The Buyer shall take all measures to ensure that the title of the Supplier is in no way prejudiced.

Notwithstanding the above, upon payment in full of the amounts in clauses 4.3(a) and 4.3(b) by the Buyer to the Supplier, title to eight (8) generating sets of 20V32 type shall pass to the Buyer.

Risk of loss or damage to the Equipment and the Plant shall pass in accordance with the relevant Incoterm (2000).

5.7	The Buyer shall have no right to reject or refuse the Delivery or acceptance of the Plant by reason of minor defects which do not prevent the normal operation of the Plant, provided that the Supplier agrees to remedy such defects after the Delivery of the Plant in compliance with the Contract.
CLAUSE 6 PRE-COMMISSIONING, INSTALLATION AND COMMISSIONING ASSISTANCE
6.1	The Buyer will prepare the Facility in which the Plant will be installed by the Buyer, including as necessary the construction of all roads and other required civil works and the required mooring facilities, so that the Site and the Facility are timely ready before the Commissioning of the Plant. Furthermore, the Buyer shall be responsible for the supply and setting up of all utilities’ services, fuel storage facilities and the interconnection of the Plant to the electricity grid.

6.2	Following the delivery of the Equipment to the Shipyard the installation of the Equipment and the Pre-Commissioning of the Plant shall be carried out by the Supplier in accordance with the Technical Specification and Scope of Supply and the Supplier’s standard guidelines and procedures.

6.3	Substantial Completion

6.3.1	On the date that the Supplier believes that it has achieved Substantial Completion and the Plant is ready for Commissioning, the Supplier shall deliver to the Buyer a Substantial Completion Certificate. Within five (5) days of receipt of the Substantial

Completion Certificate, the Buyer shall deliver its acceptance of the Substantial Completion Certificate or a notice to the Supplier rejecting the Substantial Completion Certificate. The Buyer shall not unreasonably withhold acceptance of the Substantial Completion Certificate and shall specifically identify its reasons for rejection of the Substantial Completion Certificate. If the Supplier accepts the reasons for such rejection, it shall take corrective action and submit a new Substantial Completion Certificate to the Buyer for action in accordance with the procedures set forth in this clause. If the Supplier disagrees with the reasons for the rejection or if the Owner fails to act upon the Substantial Completion Certificate within the time period provided for herein (or such longer period as the Parties may mutually agree upon), the Supplier may refer the dispute to Fast Track Arbitration in accordance with clause 21.3.

The Plant shall be considered ready for Commissioning as soon as the Owner has accepted and counter signed the Substantial Completion Certificate. The Substantial Completion certificate indicates that: 1) the Plant is in conformity with the Technical Specifications and Scope of Supply (subject to minor defects which will be the subject of a punch list); 2) the Plant is constructed according to the Supplier’s instructions and guidelines; and 3) the Plant can be started safely.
6.3.2	By declaring Substantial Completion, the Supplier declares that the Plant is ready for Commissioning. Commissioning shall be carried out at the Site by the Buyer with the technical assistance of the Performance Tests Advisor, such services to be the subject of a separate contract.

6.4	Not Used.

6.5	The Supplier shall provide a monthly report containing the following headings:
•	Progress reported against the project schedule

•	Safety and Security at Shipyard;

•	Progress during the month and total progress;

•	Purchasing / Subcontracts;

•	Financial;

•	Customer Relations;

•	Resource management;

•	Main Obstacles/Project Risks;

•	Site Meetings;

•	Letters to/from Client;

•	Quality Assurance/Technical Feedback from Supervisors and LGL representative;

•	Others; and

•	Photos.
6.6	N/A

6.7	The Commissioning of the Plant cannot be started before the issuance of the Substantial Completion Certificate. The Supplier reserves the right to stop the Commissioning procedure in order to make necessary adjustments. Under no circumstances shall the Buyer be authorised to carry out the Commissioning without the assistance of the Performance Tests Advisor.

6.8	The Supplier shall provide free of charge any power, water, lubricants, chemicals, fuel and lubricating oil required for Pre-Commissioning of the Plant at the Shipyard.
6.9	If Commissioning cannot be carried out due to reasons attributable to the Buyer within three (3) months from the Delivery of the Plant as specified in clause 5.2(a), the Plant and the Services shall be deemed to be accepted by the Buyer and the Performance Test Completion Certificate shall be issued and the performance of the Plant shall in all respects be deemed to have been in accordance with this Contract.
CLAUSE 7 PERFORMANCE TESTS
7.1	Performance tests shall be performed and the performance of the Plant shall be measured and calculated in accordance with the Exhibit C (Performance Test Guidelines) and the Supplier’s standard procedures to determine whether the Plant meets the performance guarantees specified in Exhibit B (Performance Figures/Guarantees) (the “Performance Tests”). The methods for measurements, tolerances and calibration requirements used are described in Exhibit C (Performance Test Guidelines). The timing for the Performance Tests is to be agreed between the Buyer and the Supplier but shall be no earlier than 4 weeks after the issuance of the Substantial Completion Certificate and no later than as is required under clause 7.2.2 below.

7.2.1	The Performance Tests shall be carried out at the Site in accordance with Exhibit C (Performance Test Guidelines), the Supplier’s standard procedures and Exhibit A (Technical Specifications and Scope of Supply). The Performance Tests shall be carried out by the Buyer with assistance and technical advisory services provided by the Performance Tests Advisor, promptly following: (a) the receipt and acknowledgement by the Buyer of the Substantial Completion Certificate from the Supplier confirming the proper installation and readiness of the Plant for the Commissioning. The fuel for the Performance Tests as specified in Exhibit B (Performance Figures/Guarantees) or better shall be provided by the Buyer. Prior to the testing, both Parties shall designate one official witness to the Performance Tests who shall have definitive authority in reaching agreement, before and during the Performance Tests, on the test procedure and the results. Such witness shall also have the right to represent the Buyer for all purposes in the event the Buyer is absent from the Performance Tests. Upon completion of the Performance Tests, the Performance Test Completion Certificate shall be issued in accordance with clause 8.

7.2.2	If the Buyer fails to commence carrying out the Performance Tests after having been notified by the Supplier or the Performance Tests Advisor and thereby preventing the Performance Tests from being completed or if the Performance Tests at the Site have not been carried out within three (3) months after from the Delivery of the Plant as specified in clause 5.2(a) and such failure is due to reasons not attributable to the Supplier or the Performance Tests Advisor then:
(a)	the Performance Tests shall be deemed to have been properly carried out;

(b)	the Performance Test Completion Certificate shall be issued upon expiry of the aforementioned three (3) months’ period and no claims whatsoever arising under that certificate may be presented; and

(c)	the Services shall be considered rendered and accepted.
7.3	If a Performance Test fails due to reasons attributable to the Supplier or the Performance Tests Advisor, the Supplier shall be given a reasonable period of time to make necessary adjustments and repairs to the Plant. After this adjustment period, a new Performance Test shall be conducted. If during this second Performance Test any performance guarantee/figure set forth in Exhibit B (Performance Figures/Guarantees) cannot be reached, the Parties shall jointly make an investigation so as to find out the reason (to be concluded in no more than 21 days). If it is due to reasons for which the Supplier or the Performance Tests Advisor is responsible for, the Supplier or the Performance Tests Advisor shall make necessary repairs, replacement and/or modifications to the Plant as soon as possible. After making the modifications new Performance Tests shall be carried out as soon as practically possible.

7.4	The Buyer shall not be entitled to use the Plant (or any part thereof) for commercial purposes before the conclusion of the Performance Tests. If the Buyer does so without the consent of the Supplier (which shall not be unreasonably withheld), then (i) the Buyer shall be regarded as having thereby accepted the Plant; (ii) the Substantial Completion Certificate (unless already issued) and the Performance Test Completion Certificate shall be issued; (iii) the Services shall be considered rendered and accepted as a whole in accordance with this Contract.
CLAUSE 8 GUARANTEED PERFORMANCE AND LIQUIDATED DAMAGES
8.1	The performance guarantees given by the Supplier for the Plant are set forth in this clause 8 and Exhibit B (Performance Figures/Guarantees). The performance of the Plant and its compliance with the Performance Figures/Guarantees shall be determined in the Performance Tests.

8.1.1	If the Plant fails to achieve the Minimum Electrical Power Guarantee or the Maximum Heat Rate Guarantee during the Performance Tests, the Supplier shall take appropriate corrective measures and the relevant Performance Test shall be re-performed until the achievement of the Minimum Performance Requirements.

8.1.2	If the Plant achieves the Minimum Electrical Power Guarantee and the Maximum Heat Rate Guarantee but not the Electrical Power Guarantee and/or the Heat Rate Guarantee, the Supplier may declare the Performance Tests to be completed and pay liquidated damages according to clause 8.2, or may take appropriate corrective actions and have the relevant Performance Test re-performed until the achievement of the Electrical Power Guarantee and the Heat Rate Guarantee.

8.1.3	The determination whether the Plant has achieved both the Minimum Electrical Power Guarantee and the Maximum Heat Rate Guarantee must be based on the results of the same Performance Test. The determination whether the Plant has achieved both the Electrical Power Guarantee and the Heat Rate Guarantee must be based on the results of the same Performance Test.

8.1.4	Upon the completion of the last Performance Test, whether upon the achievement of the Electrical Power Guarantee and the Heat Rate Guarantee or otherwise in accordance with the provisions of clause 8.2, the Supplier shall issue to the Buyer a performance test completion certificate in the form of Exhibit I (the “Performance Test Completion Certificate”) setting forth the Electrical Power and Heat Rate achieved. Within five (5) days from the receipt thereof, the Buyer shall deliver its acceptance of the Performance Test Completion Certificate or a notice of rejection to the Supplier setting forth the specific reasons for such rejection. If the Supplier accepts such rejections (acting in a reasonable manner), it shall take corrective action and submit a new Performance Test Completion Certificate. The Buyer shall not be obligated to accept the Performance Test Completion Certificate unless the Minimum Performance Requirements as stated in Exhibit B (Performance Figures/Guarantees) have been achieved. Under no circumstances shall the issuance of this Performance Test Completion Certificate be delayed due to minor deficiencies that do not affect the use of the Plant.

8.2	Liquidated Damages

8.2.1	Electrical Power Guarantee

If after the repairs and adjustments as deemed necessary by the Supplier have been completed, the Electrical Power Guarantee specified in Exhibit B (Performance Figures/Guarantees) as measured in accordance with Exhibit C (Performance Test Guidelines) is not achieved during the final performance test run due to reasons attributable to the Supplier or the Performance Tests Advisor, the Supplier shall be liable for liquidated damages calculated at the rate of of the Contract Price for every in average short of the Electrical Power Guarantee.

8.2.2	Heat Rate Guarantee

If after the repairs and adjustments as deemed necessary by the Supplier have been completed, the Heat Rate Guarantee for the generator sets, excluding emission control systems, specified in Exhibit B (Performance Figures/Guarantees) as measured in accordance with Exhibit C (Performance Test Guidelines) is not achieved during the final performance test run due to reasons attributable to the Supplier or the Performance Tests Advisor, taking into consideration the average of all the generator sets supplied hereunder, the Supplier shall be liable for liquidated damages calculated at the rate of of the Contract Price for every of excess average heat rate.

8.2.3	Lubricating Oil Consumption Guarantee

If after the repairs and adjustments as deemed necessary by the Supplier have been completed, the Lubricating Oil Consumption Guarantee specified in Exhibit B (Performance Figures/Guarantees) as measured in accordance with Exhibit C (Performance Test Guidelines) cannot be met due to reasons attributable to the Supplier or the Performance Tests Advisor, taking into consideration the average of all engines supplied hereunder, the Supplier shall be liable for liquidated damages at the rate of of the Contract Price per of excess average consumption.

8.3	Maximum Performance Liquidated Damages

Notwithstanding anything to the contrary in this clause 8, the liquidated damages payable by the Supplier for the Plant’s failure to meet any Performance Figure/Guarantee set forth in Exhibit B shall in no case exceed of the Contract Price and the aggregate of any and all liquidated damages payable by the Supplier for the Plant’s failure to meet the Performance Figures/Guarantees shall in no case exceed of the Contract Price.
CLAUSE 9 TOTAL AMOUNT OF LIQUIDATED DAMAGES
9.1	The total aggregate amount of liquidated damages payable by the Supplier under this Contract whether for performance or for delay shall in no case exceed of the Contract Price. The liquidated damages shall be the Buyer’s only remedy for delay in delivery and for any deviations in the Plant and the Performance Figures/Guarantees and shall constitute the Supplier’s only liability in these respects.
CLAUSE 10 BUYER’S OBLIGATIONS, REPRESENTATIONS AND WARRANTIES
10.1	The Buyer shall be responsible for obtaining all permits, approvals, authorizations, consents and licenses from all relevant authorities for the Plant, the engineering, delivery, Commissioning and operation of the Plant, and any Services to be provided under this Contract, except in the country of manufacturing of the Equipment and the Plant.

10.2	The Buyer shall be responsible: (i) for providing the Supplier promptly within the time required by the Supplier all necessary information and data on the Site the correctness, accuracy and sufficiency of which are hereby warranted by the Buyer; and (ii) for providing timely access to the Facility and Site to the Supplier’s personnel for the performance of the Services.

10.3	Nothing in this Contract shall operate so as to lessen the Buyer’s responsibility toward the Supplier even in the event the Buyer has contracted a part of the work in respect of the Plant, Site and/or Facility to a third party. Any delays, inactions or actions of such third party contractor of the Buyer which have an impact on the performance of the Supplier shall be considered delays, inactions or actions on the part of the Buyer for purposes of this Contract.

10.4	Nothing in this Contract shall operate so as to lessen the Supplier’s responsibility toward the Buyer even in the event the Supplier has contracted a part of the work in respect of the Plant to a third party. Any delays, inactions or actions of such third party contractor of the Supplier which have an impact on the performance of the Buyer shall be considered delays, inactions or actions on the part of the Supplier for purposes of this Contract.
CLAUSE 11 SUSPENSION OR TERMINATION
11.1	It is expressly agreed that, upon giving 5 days written notice to the Buyer, the Supplier shall have the right to change the delivery schedule and/or suspend its performance if: (i) it has not received the advance payment; or (ii) the Buyer has not opened the Payment Guarantee as set forth in this Contract. The Buyer shall compensate the Supplier for all reasonable direct costs as a result of or in connection with any of the foregoing events.

In case the advance payment or the receipt of the Payment Guarantee is delayed the Supplier shall be granted an extension of time for the Delivery which will be no more than the additional period of time caused by such delay (taking into consideration the effects the delay for not being able to commit to the supplies from the Subcontractors), however for any other delayed payments the Delivery date may only be extended with the number of days equal to the days of delay of any contractual payment.

Without prejudice to any other right or remedy available, either Party shall reserve the right to suspend its performance of this Contract on the occasion of, and for a period equal to, any default by the other Party in payment of any sum due and payable to the other hereunder, provided it has given no less than 10 days notice of its intention to do so to the other party.

If the Buyer is in breach of any of its payment obligations or of its obligation to open the Payment Guarantee and this breach continues longer than three months, the Supplier shall be entitled by notice in writing to the Buyer and without requiring the consent of any court to terminate this Contract with immediate effect.
11.2	Remedying breaches
(a) If a Party is in breach of any of a material obligation under this Contract and such failure is not cured by the defaulting Party within thirty (30) days from the receipt of a written notice from the non-defaulting Party demanding such cure, the non-defaulting Party shall be entitled to terminate this Contract by giving a further fourteen (14) days written notice to the defaulting Party.
(b) If a Party is in breach of an obligation and if such failure is not cured by the defaulting Party within thirty (30) days from the receipt of a written notice from the non-defaulting Party demanding such cure, the non-defaulting Party may elect to refer the matter to dispute resolution in accordance with clause 21.

11.3	If a Party is in material breach of a clause of the Contract, the other Party may, by giving ten (10) days notice in writing to the defaulting Party, suspend performance of any of its obligations under this Contract or any part thereof. The suspension right does not prevent a Party from using its right to exercise all remedies available to it under the Contract or at law.

11.4	Upon termination of this Contract due to the Buyer’s breach of its contractual obligations the Supplier is entitled to: (i) be remunerated by the Buyer for all the work already performed under this contract; and (ii) to all other remedies available under the Contract and applicable law, all subject to limitations of liability set forth in this Contract.

11.5	Upon termination of this Contract due to the Supplier’s breach of its contractual obligations the Buyer is entitled to such remedies available under the Contract and applicable law, all subject to limitations of liability set forth in this Contract.

11.6	If the Buyer, taking into full consideration the extension of time for Delivery by reason of permissible delays, has become entitled to the maximum amount of liquidated damages provided in clause 5.3, and the Supplier has been in delay for at least three (3) months, then in such event, the Buyer may at its discretion as an alternative and to the exclusion of any other remedy either: (i) accept the Delivery and shall receive or retain, whichever is applicable, the above mentioned liquidated damages; or (ii) cancel this Contract and be entitled, as a sole and exclusive remedy, to a refund of all payments made by the Buyer to the Supplier under this Contract and interest thereon calculated at the rate stipulated in clause 4.5 above from the date of actual receipt of payment to the date of actual repayment.

11.7	In the event either Party is declared bankrupt, insolvent, requests (temporary) moratorium, or proceeds with the liquidation of its business, the other Party has the right to immediately cancel this Contract in whole or in part reserving any rights with respect to compensation for costs, damages and interest.

11.8	The Buyer has the right to cancel the Contract at its sole discretion, with the consequence that the Supplier’s obligation to perform its obligations shall immediately cease.

Following such cancellation, the Buyer shall pay the Supplier in accordance with the cancellation payment schedule set out in clause 11.8.1.

The cancellation charges are the sole and exclusive remedy for Buyer’s cancellation for convenience.

All the payments already paid by the buyer to the Supplier under this Contract prior to cancellation for convenience shall be deducted from the applicable cancellation charges.

Payment of the cancellation charges shall be made by the Buyer to the Supplier within thirty (30) days after receipt of the Supplier’s invoice therefore. Upon such payment, title to, and risk of loss of or damage to, any Equipment and/or portion of the Plant delivered or capable of being transferred or ready for delivery by the Supplier or Subcontractor shall transfer to the Buyer.

11.8.1	Cancellation payment schedule:

Number of days elapsed from the
signing date of Contract	Payment in EUR
0 – 30 days
31 – 90 days
91 – 150 days
151 – 200 days
201 – 300 days
301 – 400 days
401 or more days
CLAUSE 12 CONFIDENTIALITY AND INTELLECTUAL PROPERTY
12.1	Neither Party shall copy or disclose to a third party any document or data provided by the other Party (“Confidential Information”) without the prior written consent of the other Party or use Confidential Information for purposes other than those for which they were provided. The obligations under this clause 12.1 shall not apply to the extent that the receiving Party can prove, that:
a)	information which, at the time of disclosure, was in public domain, without violation of confidence by the Receiving Party; or

b)	information which, after such disclosure by the disclosing Party, becomes part of public domain by publication or otherwise, without violation of confidence by the receiving Party; or

c)	information which the receiving Party can demonstrate by clear and convincing evidence, was in its possession at the time of such disclosure by the disclosing Party; or

d)	information which is lawfully obtained by the receiving Party from a third party without an obligation of confidentiality, provided that third party is not, to the receiving Party’s best knowledge, in breach of any obligation of confidentiality to the disclosing Party relating to that information; or

e)	information which is developed by the receiving Party independent without resort to the disclosed confidential Information.

f)	the information is required to be disclosed by law or the rules of a stock exchange on which the Party’s securities are listed
12.2	All intellectual property rights (“IP Rights”) associated with the Plant and the Services or any document or data provided by the Supplier in connection therewith shall remain the Supplier’s property. The Supplier hereby grants to the Buyer a royalty-free, non-exclusive, non-transferable and irrevocable right to use the IP Rights and the Plant for the intended purpose.

12.3	The Buyer shall defend, indemnify and hold harmless the Supplier against all third party claims, losses and damages, including reasonable attorneys’ fees, arising out of or resulting from any reuse, modification, reproduction or publication of the Supplier’s intellectual property documents or data caused by the Buyer, provided that: i) the Supplier promptly notifies the Buyer in writing of any such claims; and ii) the Supplier provides full disclosure and necessary assistance in respect of such claims made against the Supplier.
12.4	The Supplier shall defend the Buyer against claims made against the Buyer by any third party unrelated to the Buyer for infringement or alleged infringement of a patent or similar registered intellectual property right in respect of the manufacture or sale of the Plant and the Services, provided that: i) the Buyer promptly notifies the Supplier in writing of any such claims; ii) the Buyer provides full disclosure and necessary assistance in respect of such claims made against the Buyer; and iii) the Buyer does not take any position adverse to the Supplier with respect to such claims and gives the Supplier sole authority, at the expense of the Supplier, to settle and defend such claims. The Supplier’s sole obligation will be at its discretion, to either procure the right for the Buyer to continue use of the Plant and the Services, or to modify or replace the Plant and the Services in whole or in part avoiding any such infringements.

12.5	Notwithstanding anything to the contrary contained in clause 12.4, the Supplier shall not have any liability to the Buyer to the extent that any infringement or claim thereof is based upon: (i) use of the Plant and the Services in combination with equipment or software not supplied by the Supplier where the Plant and the Services would not itself be infringing; (ii) compliance with the Buyer’s designs or specifications; (iii) use of the Plant and the Services in an application or environment for which it was not designed; or (iv) modifications of the Plant and the Services by anyone other than the Supplier without the Supplier’s prior written approval.
CLAUSE 13 INSPECTION AND TESTS AND SUPPLIER REPORTING
13.1	The Buyer, its representative or an internationally recognised inspection service may inspect materials and/or components used and witness the tests following the assembly of the Equipment and/or the Plant. The factory testing shall take place in the respective manufacturer’s factory in accordance with the relevant manufacturer’s standard testing procedures (“Factory Testing”). The date and time of the inspection and tests shall be communicated to the Buyer in advance. Inspection and testing shall be performed at the factory of the Supplier or Subcontractor during normal working hours. The Supplier shall bear the expenses of inspection and tests carried out at its factory, excluding the expenses (including travel and lodging) of the Buyer’s authorized representatives. If the Buyer is not represented at the tests, the test report shall be communicated to and deemed to be accepted as accurate by the Buyer.

13.2	If the results of the Supplier’s or Subcontractor’s standard acceptance test procedures (including Factory Testing) confirm that any materials or components are found to be defective or not in accordance with Exhibit A (Technical Specifications and Scope of Supply), the Supplier shall correct the defect as soon as possible at its cost.

13.3	Not used

13.4	The Buyer shall cooperate without delay in any inspection or test agreed upon. If the Buyer prevents the test from being performed or fails to contribute to it according to the Contract, the results of such inspection or test will be deemed to have been done in accordance with the Contract and deemed approved by the Buyer in all respects, subject only to the Supplier’s warranty as provided here below. Where the results of such inspection or test are not in accordance with the requirements of the Contract, the Supplier shall take all appropriate steps to remedy such failure and make arrangements to re-test accordingly at its cost.

13.5	At the Buyer’s request, the Supplier will investigate whether parts of the Equipment and/or the Plant or systems are defective or non-conforming. The Buyer shall pay such investigative costs unless the parts of the Equipment and/or the Plant or systems are deemed by the Supplier to be defective or non-confirming.

13.6	The Buyer and the Supplier must attend regular meetings (at a minimum, bi-weekly) to discuss progress under this Contract. Such meetings shall initially be by bi-weekly teleconference at a mutually acceptable time. When the Supplier is in the Shipyard phase of manufacture, meetings are to be held at the Shipyard.

CLAUSE 14 DELIVERY OF PRELIMINARY DESIGN DRAWINGS
14.1	At the appropriate time during the design and manufacture of the Plant, the Supplier shall deliver the Buyer preliminary design drawings, as specified in Exhibit A (Technical Specifications and Scope of Supply) whereof the following shall be subject to the Buyer’s review and approval:
a)	Plant layout and general arrangement drawings (section and plan views);

b)	Barge hull layout drawings (section and plan views);

c)	Electrical single-line drawing; and

d)	Process Main flow diagrams (P&ID).
14.2.	The Buyer shall provide its approval or comments thereon to the Supplier within seven (7) days of receipt of the drawings.

14.3	The Supplier shall promptly revise the drawings with the approved amendments and shall promptly deliver to the Buyer the revised drawings. The Buyer shall provide its approval or comments thereon to the Supplier within seven (7) days of receipt of the revised drawings.

14.4	Any such approval or comments (under the preceding paragraphs) shall not relieve the Supplier from any obligation or responsibility.

14.5	The Supplier shall provide operation and maintenance manuals as specified in Exhibit A (Technical Specifications and Scope of Supply) to the Buyer within thirty (30) days after Substantial Completion.

14.6	The Supplier will update the preliminary quality assurance plan furnished under Exhibit G with preliminary timetables for the inspection and testing plan and preliminary drawing list and schedule within ten (10) weeks of the start of the Contract.
CLAUSE 15 WARRANTY
15.1	The Supplier shall repair or replace, at its sole discretion, any defect in the Plant which appears during the warranty period (defined in clause 15.3 below) as a result of defective material or manufacturing provided, always when required by the Supplier, that any defective parts of the Plant shall be returned to the Supplier, at the Supplier’s cost, to the place instructed by the Supplier. The Supplier shall repair or re-perform, in whole or in part, at its sole discretion, any defective Services which appear during the warranty period. The Buyer shall immediately take appropriate steps to prevent any defect from becoming more serious and to enable the Supplier to rectify the aforesaid defect.

In order to receive this remedy, any warranty claims or requests with respect to this warranty must be made in writing without delay and not later than fourteen (14) days following i) discovery of such defect during the warranty period, or ii) the day when such defect should have been discovered by the Buyer (exercising reasonable operations and maintenance practices) during the warranty period. The Buyer shall have the responsibility to establish that its claim is covered by this warranty.

The Supplier agrees that it will wherever possible seek to minimise disruption to the ongoing operation of the Plant and the Buyer’s operations at the Site whenever the Supplier is carrying out its obligations under this warranty.

15.2	Replaced parts of the Plant shall become the Supplier’s property. The Supplier shall bear only the costs of repairing or replacing the defective parts of the Plant at the Supplier’s Workshop (in accordance with clause 15.5 below), as well as the costs occasioned by the transport of the defective and of the repaired or replacement parts of the Plant between the Supplier’s Workshop and the place of Delivery (in accordance with clause 5.2(b)) as originally agreed in the delivery terms of the Contract. The Supplier shall not be responsible for removal or replacement of systems, structures of or other products at the facility of the Buyer or its customer in order to access the defective part of the Plant.

15.3	The warranty period with respect to the Plant begins at the Delivery (in accordance with clause 5.2(a)) and ends twelve (12) months from the date of the Performance Test Completion Certificate or fifteen (15) months from the date of the Delivery (in accordance with clause 5.2(a)), whichever first occurs. The warranty period for the Services shall be six (6) months from the performance of the Service.

15.4	The warranty period in respect of the Plant and the Services which have been repaired, replaced or re-performed under the warranty shall be six (6) months from the date of repair, replacement or re-performance, or until the expiration date of the original (contracted) warranty period of the Plant and the Services, whichever occurs later, under the same terms, conditions and limitations of liability, as those applicable to the Plant and the Services. However, in case were a part is replaced due to faulty design the warranty shall be twelve (12) months for the replaced part from the date of replacement. Under no circumstances shall the warranty period of any part of the Plant exceed twenty-four (24) months, and with respect to the Services twelve (12) months, from the date of commencement of the original warranty period as stipulated in sub clause 15.3.

15.5	Services to be performed under the warranty shall be based on a normal working week and shall be for the account of the Supplier. A normal working week at the Supplier’s Workshop comprises of forty (40) hours spread over five (5) working days and not exceeding eight (8) hours per day. A normal working week at the Site comprises of fifty (50) hours spread over five (5) working days and not exceeding ten (10) hours per day. Services agreed to be performed outside the normal working week limits shall be charged to the Buyer as overtime. Any waiting time, for which the Supplier is not responsible, shall be charged to the Buyer as normal working time.

15.6	This warranty does not cover any defects due to or connected with: 1) materials, components, tools, software or design provided by the Buyer or on behalf of the Buyer; 2) negligence or wilful misconduct or other improper acts or omissions of the Buyer, its employees or agents or other third parties; 3) other than original Spare Parts, accessories or attachments supplied by the Supplier; 4) improper installation, service work or alterations carried out by the Buyer ; 5) normal wear and tear; 6) use of unsuitable material consumables; 7) extreme ambient conditions not communicated by the Buyer to the Supplier before the signature of the Contract, 8) fluctuations in the grid; 9) any use, maintenance, service or operation of the Plant or any part thereof which is not in conformity with the Supplier’s or any Subcontractor’s manuals, instructions or specifications or which is otherwise not in accordance with normal industry practice. The Supplier’s warranty obligation (elsewhere than at the Supplier’s Workshop) does not include any cranage, electricity, scaffolding, docking, diving, sub-sea work, towage costs, demounting or mounting costs in order to access the defective parts of the Plant and all such reasonable costs and expenses shall be reimbursed by the Buyer to the Supplier when applicable. If after the Supplier’s warranty investigation it is found that the Buyer does not have a warranty claim within the scope of this Contract, then the Buyer shall be responsible for all applicable costs and expenses for such inspection, repaired or replaced parts of the Plant and Services or any other service work performed or re-performed by the Supplier.

15.7	The Buyer shall provide the Supplier or Supplier’s representative access during the warranty period to take samples of fuels, lube oils, cooling liquids and other chemicals and materials, as need may be, used for the operation of the Plant. The Supplier reserves the right to perform simulations and tests to the Buyer’s equipment and attached systems in order to identify the cause of the failure in the operation of the Plant. The Supplier’s rights under this clause are subject to complying with the Buyer’s Site specific health, safety and security requirements and must be undertaken without undue disruption to the Buyer’s mining operations.
15.8	OTHER THAN THE CORPORATE WARRANTIES IN CLAUSE 24, THIS CLAUSE 15 SETS FORTH THE ONLY WARRANTIES APPLICABLE TO THE PLANT AND THE SERVICES AND IS IN LIEU OF ANY OTHER WARRANTIES, GUARANTEES, OBLIGATIONS AND LIABILITIES EXPRESS OR IMPLIED INCLUDING WARRANTIES, GUARANTEES, OBLIGATIONS OR LIABILITIES AGAINST NONCONFORMITY OR DEFECTS (HIDDEN OR OTHERWISE). THE BUYER HEREBY WAIVES ALL OTHER REMEDIES, WARRANTIES, GUARANTEES AND LIABILITIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE (INCLUDING WITHOUT LIMITATION FITNESS FOR PURPOSE, MERCHANTABILITY OR SATISFACTORY QUALITY).
CLAUSE 16 LIMITATIONS OF LIABILITY, GENERAL INDEMNITY
16.1	OTHER THAN LIQUIDATED DAMAGES IN ACCORDANCE WITH THIS CONTRACT, IN NO EVENT SHALL THE SUPPLIER BE LIABLE FOR ANY INDIRECT, CONTINGENT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED OR ARISING (INCLUDING WITHOUT LIMITATION) FOR ANY LOSS OF ACTUAL OR ANTICIPATED PROFITS OR REVENUE OR ANTICIPATED SAVINGS, PUNITIVE OR EXEMPLARY DAMAGES, OR REPLACEMENT, REMOVAL OR REINSTALLATION SERVICE WORK NOT ARISING FROM THE WARRANTY PROVIDED HEREIN, TOWAGE CHARGES (AFTER DELIVERY IN ACCORDANCE WITH CLAUSE 5.2(b)), COSTS OF DOCKING (AFTER DELIVERY IN ACCORDANCE WITH CLAUSE 5.2(b)), DIVING OR SUB-SEA WORK, DAMAGE TO ANY VESSEL, ENGINE ROOM OR POWER PLANT SITE, COSTS FOR ANY ADDITIONAL TESTS (INCLUDING, WITHOUT LIMITATION, SEA TRIALS), DEBRIS REMOVAL, OR FOR LOSS OF TIME OR USE OF ANY EQUIPMENT, THE PLANT AND SERVICES DELIVERED HEREUNDER. THIS LIMITATION ON THE SUPPLIER’S LIABILITY SHALL APPLY TO ANY LIABILITY FOR BREACH OF THE SUPPLIER’S OBLIGATIONS UNDER OR IN CONNECTION WITH THE CONTRACT, WHETHER BASED ON WARRANTY, FAILURE OF OR DELAY IN DELIVERY OR OTHERWISE.

IN NO EVENT SHALL THE BUYER BE LIABLE FOR ANY INDIRECT, CONTINGENT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED OR ARISING (INCLUDING WITHOUT LIMITATION) FOR ANY LOSS OF ACTUAL OR ANTICIPATED PROFITS OR REVENUE OR ANTICIPATED SAVINGS, PUNITIVE OR EXEMPLARY DAMAGES.

The limitations of liability set out in this clause 16, however, do not apply to wilful misconduct, unlawful intent or gross negligence on the part of the Parties. The limitations of liability do not apply to the extent that it is contrary to any applicable mandatory law.

16.2	Notwithstanding any other provision of the Contract, the Supplier’s total aggregate liability on all claims of any kind whether in contract, warranty, indemnity, tort (including negligence), strict liability, or otherwise, arising out of the performance or breach of the Contract shall not exceed

16.3	Notwithstanding any other provision of the Contract, the Buyer’s total aggregate liability (excluding the Buyer’s liability to pay the Contract Price) for all claims of any kind whether in contract, warranty, indemnity, tort (including negligence), strict liability, or otherwise, arising out of the performance or breach of the Contract shall not exceed

16.4	Not used.

16.5	Each Party shall indemnify and hold the other Party harmless from any claims by a third party for loss of or damage to property or death or personal injury arising out of or connected with that Party’s negligence while engaged in its activities under the Contract. In the event such damage or injury is caused by the joint or concurrent negligence of the Supplier and the Buyer, the loss shall be borne by each Party in proportion to its negligence.

16.6	The Party who claims a breach of contract shall be required to take all reasonable measures to mitigate the loss which has occurred.

16.7	The Supplier shall not be liable for any work carried out by the Buyer or for any equipment or material supplied by the Buyer for the installation or incorporation into the Plant.
CLAUSE 17 ENVIRONMENTAL ISSUES AND SAFETY
17.1	With respect to the environmental requirements and regulations (e.g. noise and emissions) the Plant shall be in accordance with the requirements set forth in the Technical Specifications and Scope of Supply. All additional safety and environmental devices required for the operation of the Plant must be compatible with the Plant and shall be provided by and at the exclusive responsibility of the Buyer.

17.2	The Supplier shall be fully responsible for affixing warning labels or plates on the Equipment in accordance with the applicable EU directives. The Buyer shall be fully responsible for affixing any additionally required warning labels or plates containing warnings or safety and operation procedures and instructions as required by law or safe working practice to the Plant. The Buyer shall also be responsible for ensuring that any persons using the Plant are aware of all the necessary safety instructions and that these are followed at all times.
CLAUSE 18 IMPORT AND EXPORT RESTRICTIONS
18.1	The Parties agree the Plant and the Services shall be delivered subject to all applicable export controls or restrictions imposed on technology and products by any country or organization which are enforceable in the jurisdiction of the Supplier, its affiliates or parent company, including the Supplier’s country, the United Nations, the European Union and the United States of America. The Buyer acknowledges that the Plant and the Services and all related technical information, documents and materials may not be imported or exported, re-exported, trans-shipped, diverted or transferred, directly or indirectly, contrary to such controls or restrictions.

18.2	The Buyer confirms that the Plant and the Services will be used solely for the intended peaceful purposes. The Buyer further confirms that the Plant and the Services will not be used in connection with any chemical, biological, nuclear weapons or missiles or any other vehicles or vessels capable of delivering such weapons, or in support of any terrorist activity or any other military end use. Nor will the Plant and the Services or any part thereof be re-sold if it is known or suspected by the Buyer that they are intended to be used for such purposes. Upon request by the Supplier, the Buyer shall furnish the Supplier with all relevant certificates relating to export control laws, regulations and restrictions, such as, but not limited to, end-user certificates, in form and substance specified by the Supplier.

CLAUSE 19 FORCE MAJEURE
19.1	Neither Party shall be liable for any failure or delay in performing its obligations hereunder (other than an obligation to pay money), or for any loss or damage resulting there from, caused by or arising from an event of force majeure (“Force Majeure”) which includes without limitation: acts of God, wars, riots, embargos, hostilities, public disorder, strikes, lockouts or other industrial disputes, epidemics, fires, accidents, governmental restrictions and actions, acts of civil or military authorities, winding up or loss of workmen, unusually severe weather conditions or any other circumstances beyond the control of a party or its subcontractor but only to the extent that the Force Majeure event causes that failure or delay.

19.2	Once a Party is aware that its performance under this Contract is likely to be affected by an event of Force Majeure, the affected Party shall, without any delay and in any event within 10 days, give written notice to the other Party setting out all relevant details relating to the delay.

19.3	The affected Party shall consider with the other Party action to be taken to overcome the circumstances of force majeure and shall use its reasonable endeavours to overcome such circumstances, provided that, if the performance of the Contract is prevented for more than six (6) months because due to such circumstances, either Party may terminate the Contract by giving fourteen (14) days prior written notice to the other Party.

19.4	Any termination as a result of Force Majeure shall not affect obligations and respective consideration due which have already been performed or provided at the time when the termination notice is given, nor does it affect the Supplier’s right to receive payment of any amounts due under the Contract in respect of obligations and work already performed. The title to any part of the Equipment and/or the Plant (at their current stage upon termination) paid by the Buyer shall be transferred to the Buyer.
CLAUSE 20 APPLICABLE LAW
20.1	The Contract shall be governed by and interpreted in accordance with the laws in force in Singapore, excluding the conflict of law rules applicable in such jurisdiction.
CLAUSE 21 ARBITRATION
21.1	Negotiation of Disputes and Disagreements

21.1.1	In the event of any dispute or disagreement arising out of or relating to the implementation or performance of this Contract (other than a dispute which is referable either to Fast Track Arbitration for resolution pursuant to clause 21.3 or directly to arbitration under the terms of this Contract), which the Parties hereto have been unable to settle or agree upon within a period of thirty (30) days after the dispute or disagreement arises, each Party shall nominate a senior officer of its management to meet at a mutually agreed time and place not later than forty-five (45) days after the dispute or disagreement has arisen to attempt to resolve such dispute or disagreement.

21.1.2	Should a resolution of such dispute or disagreement not be obtained within fifteen (15) days after nomination of senior officers for such purpose, either Party may then by notice to the other submit the dispute to arbitration in accordance with the provisions of clause 21.2.

21.2	Arbitration Resolution

21.2.1	After following the procedure in clause 21.1, any claim, dispute or controversy arising out of or relating to this Contract (other than a dispute to which the Fast Track Arbitration provisions of clause 21.3 apply) shall be submitted to binding arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The Parties shall cooperate in good faith in providing to the Arbitrator any information reasonably needed to resolve the dispute. No discovery proceedings shall be allowed.

21.2.2	The arbitration shall be held in Singapore and shall be conducted in the English language. If the amount of any asserted claim or counterclaim does not exceed the arbitration shall be conducted before a single arbitrator in accordance with the expedited procedures and rules of the Rules of Conciliation and Arbitration of the International Chamber of Commerce. In all other cases unless otherwise agreed, there shall be three arbitrators, with each Party selecting one; the third arbitrator, who shall be the chairman of the panel, shall be selected by the two Party-appointed arbitrators. The claimant shall name its arbitrator in the demand for arbitration and the responding party shall name its arbitrator within ten (10) days after receipt of the demand for arbitration. The third arbitrator shall be named within ten (10) days after the appointment of the second arbitrator.

21.2.3	The award rendered by the arbitration shall be final and binding upon the Parties without the right of appeal to the courts and judgement thereon may be entered and enforced by any court having jurisdiction thereof.

21.3	Fast Track Arbitration

21.3.1	The Buyer and the Supplier shall decide upon an independent third party mutually acceptable to both Parties (the “Fast Track Arbitrator”) and an alternate third party (the “Alternate”) to decide disputes referable by the Parties for Fast Track Arbitration in accordance with this Contract.

21.3.2	If the Buyer and the Supplier do not agree on a Fast Track Arbitrator, then the Dispute Board Centre of the International Chamber of Commerce shall be requested to select the Fast Track Arbitrator and the Alternate. The Fast Track Arbitrator and the Alternate each must have experience in diesel engine powered generation facilities.

21.3.3	Either Party may refer any dispute arising out of the application of the provisions of clauses 6, 7 and 8 to the Fast Track Arbitrator as provided in said clause by written notice to the Fast Track Arbitrator and the other Party.

21.3.4	If a Party has given written notice of its intent to refer such a dispute, the other Party shall be bound to Fast Track Arbitration as provided in this clause and may not resort to the procedures of clause 21.2.

21.3.5	In the event that the Fast Track Arbitrator is unavailable to resolve the dispute within the time period stated in this clause, the dispute shall be referred to the Alternate. The Fast Track Arbitrator or the Alternate, as the case may be (the “Arbitrator”), shall be directed to resolve the dispute within fifteen (15) days of referral. The Parties shall cooperate in good faith in providing to the Arbitrator any information reasonably needed to resolve the dispute.

21.3.6	The decision of the Arbitrator shall be final, binding and non-appealable on both Parties unless either of the Parties has, within thirty (30) days from the receipt of the said decision, submitted the dispute into the arbitration procedure set forth in clause 21.2.
CLAUSE 22 FINAL PROVISIONS
22.1	Subject to any separate commissioning services contracts between the Parties or its Affiliate this Contract represents the entire agreement between the Parties hereto relating to the subject matter hereof and may be amended or varied only in writing by duly authorised representatives of the Parties. The Parties expressly waive all provisions contained in any past agreement or correspondence which negate, limit, extend or conflict with the provisions herein.

22.2	The Supplier reserves the right to subcontract its obligations under this Contract (or any part thereof). Any delays, inactions or actions of the Supplier’s sub-contractors which have an impact on the performance of this Contract shall be considered delays, inactions or actions on the part of the Supplier for purposes of this Contract. The Supplier shall not be liable for the performance of subcontractor(s) selected by the Buyer against the recommendation of the Supplier and any delays, inactions or actions of such third party contractor of the Supplier which have an impact on the performance of the Buyer shall be considered delays, inactions or actions on the part of the Supplier for purposes of this Contract.

22.3	Not used

22.4	Not used

22.5	Not used

22.6	The Contract or any rights and obligations under the Contract may be assigned to an Affiliate of a Party, provided that the assigning Party remains liable for the performance of the assigned obligations by the assignee under the Contract. In any other case the Contract or any rights and obligations under the Contract may not be transferred, delegated or assigned by a Party without the prior written consent of the other Party (such approval not to be unreasonably withheld). In the event the Contract or any rights and obligations under the Contract are so transferred, delegated or assigned, the Contract shall be binding upon and shall inure to the benefit of the assignee.

22.7	Each Party shall obtain a comprehensive insurance coverage for its own personnel, its own property and its own scope of activities, including in the case of the Supplier, such insurances as set out in Exhibit A. Such policies are to note the interests of the Buyer in the Equipment (or part thereof) and the Plant.

22.8	The provisions of the Contract are severable and if any provision is held to be invalid or unenforceable by any court of competent jurisdiction then such invalidity or unenforceability shall not affect the remaining provisions of the Contract.

22.9	This Contract shall become binding in its entirety on the date first written above when the duly authorised representatives of the Parties have signed the Contract.

22.10	In carrying out their obligations under this Contract and in providing instructions, procedures and requirements under this Contract and in considering any change order proposal and agreeing any change order, the Parties will act in accordance with the principles of good faith and fair dealing.

22.11	The provisions of this Contract shall be interpreted in good faith.

22.12	This Contract may be executed in counterparts by the parties.
CLAUSE 23 CHANGE ORDERS
23.1	Buyer Requested Change Orders.

If the Buyer desires to make any change to the Plant and/or Services including, without limitation, upgrading materials or equipment or reducing the scope of works required to be performed by the Supplier, the Buyer shall advise the Supplier, and the Buyer and the Supplier shall, within 5 days, consult concerning the estimated cost and impact on the Delivery schedule and the Contract Price. Thereafter, the Buyer may request, and the Supplier shall, upon receipt of such request and within 14 days

(unless otherwise agreed), prepare a detailed estimate of the cost of such change taking into account the effect of such change on the Plant and/or Services and other agreed upon and contemplated Change Orders. The Buyer shall review the Supplier’s estimate, and if the Buyer accepts or the Parties otherwise agree upon the Change Order (to be evidenced by a Change Order notice signed by both Parties), the Parties shall promptly adjust the scheduled dates of Delivery, Contract Price and any of the Exhibits to this Contract requiring adjustment to reflect such Change Order.

23.2	Supplier Requested Change Order

If the Supplier determines that a condition or the occurrence of an event requires a change in the Plant and/or Services, the Contract Price and/or in date of Delivery due to reasons not specified elsewhere in this Contract, the Supplier shall prepare and deliver to the Buyer a notice for a Change Order, which shall describe such condition or event in detail. Thereafter, the Supplier shall, prepare within 14 days (unless otherwise agreed), a detailed estimate of the cost of such change, taking into account the effect of such change on the Plant and/or Services and other agreed upon and contemplated Change Orders. Within a further 14 days (unless otherwise agreed), the Buyer shall review the Supplier’s estimate and if the Buyer accepts or the Parties otherwise agree upon the Change Order, it shall be endorsed by the Buyer and the Parties shall promptly adjust the scheduled dates of Delivery, Contract Price and any of the Exhibits to this Contract requiring adjustment to reflect such Change Order.

23.3	Change Orders for Changes of Law

If, after the signing of this Contract, there shall be any Change of Law outside the country of manufacturing of the Equipment and/or the Plant, requiring a change in this Contract (including, but not limited to the Equipment and/or the Plant), the Supplier shall prepare a Change Order form. Upon receipt of the Buyer’s written consent, which shall not unreasonably be withheld, such Change Order shall be implemented. If the Supplier reasonably determines that proceeding with its obligations under the Contract without complying with the Change of Law would expose Supplier, its employees, representatives or Subcontractors to any fine, penalty or other punitive action by any Governmental Unit, then provided it gives no less than 5 days written notice to the Buyer, the Supplier shall be entitled to suspend its performance of its obligations under this Contract until the Buyer has issued an appropriate Change Order or the parties have agreed on a mutually acceptable way forward. The Buyer shall indemnify and hold Supplier harmless from and against all claims, costs, damages, fines and expenses, including without limitation legal fees and disbursements, arising out of or related to Supplier’s failure to comply with any Change of Law for which Buyer had not issued a Change Order.

23.4	Disputes with respect to Change Orders.

If the Parties have not reached agreement with respect to the rejection by the Buyer of a Change Order or proper adjustment to the Equipment, the Plant and/or the Services or Contract Price and/or the scheduled dates of Delivery with respect to any event or other occurrence described in clause 23.2 (other than changes in the Equipment, the Plant and/or Services proposed by the Supplier and approved by the Buyer) within thirty (30) days of the Supplier’s notice thereof, the cost or amount, if any, of such adjustment and extension of the scheduled dates of Delivery, if any, shall be determined pursuant to the provisions of clause 21 and if the dispute is not settled through friendly consultations the Parties will follow the procedure set forth in clause 21.3 until the decision in the dispute is given according to the rules of the procedure. This decision shall be final and binding on both Parties unless either of the Parties have within thirty (30) days from the receipt of the said decision has submitted the dispute into the arbitration procedure set forth in clause 21.2.

23.5	Change Orders Agreed Rates

Without prejudice to what has been stated above, unless otherwise agreed, changes to the Plant and/or Services pursuant to Change Orders under this Clause 23 shall be delivered, performed and/or made based on the rates listed below. In the event that no rate has been specified for an item forming part of the scope of a Change Order the adjustment to the Contract Price shall be mutually agreed by the Parties pursuant to the provisions of this Clause.

Material, equipment, labour and installation works	Offer received from respective supplier and/or the Shipyard contractor to be submitted to the Buyer. Cost of this portion shall be based on: Offer received from respective supplier and/or the Shipyard contractor (to be submitted to the Buyer) plus administration fee of plus an agreed profit margin of

Transport, where and if applicable	Based on actual cost plus administration fee of plus an agreed profit margin of Estimation will be given for a budgetary purpose prior to confirmed Change Order.

Engineering cost	per each engineering hour

Additional advisory services at the Shipyard, where and if applicable	Mechanical advisor; per each day Electrical advisor; per each day PLC programmer; per each day.

Above rates include board, lodging, local transportation, profits and administration fees.
CLAUSE 24 CORPORATE WARRANTIES
The Parties represent and warrant individually that:
(1)	it is a company duly incorporated and validly existing under the laws of its place of incorporation;

(2)	it has taken all necessary action to authorize the execution, delivery and performance of this Contract, in accordance with its terms;

(3)	it has power to enter into and perform its obligations under this Contract and to carry out the transactions contemplated by this Contract;

(4)	its obligations under this Contract are valid and binding and are enforceable against it in accordance with respective terms subject to any necessary stamping and registration, the availability of equitable remedies and laws relating to the enforcement of creditor’s rights;

(5)	it has the corporate power to own its own assets and to carry on its business as it is now being conducted;

(6)	it is not the responsible entity of any trust;

(7)	the execution, delivery and performance of this Contract and the transactions under it do not:
(A)	breach its constitution or other constituent documents; or

(B)	breach any law or decree of any court or official directive which is binding on it;

(C)	cause a limitation on its powers or the powers of its directors or other officers to be exceeded;
(8)	no litigation, arbitration, tax claim, dispute or administrative or other proceeding (which has not been disclosed to the other Party in writing) has been commenced, is pending or, to its knowledge, threatened in writing aga¡nst it which is likely to have a material adverse effect upon it or its ability to perform its financial or other obligations under this Contract; and
THE PARTIES ACKNOWLEDGES THAT THE OTHER PARTY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES MADE TO IT IN CONNECTION WITH THIS CONTRACT. CLAUSE 25 NOTICES
25.1	Any and all notices pursuant to this Contract shall be in the English language and can be validly given by either registered mail or courier service to the addresses provided below. Alterations to any address must be conveyed to the other Party in writing in order to become effective.

The Buyer

Lihir Gold Limited
Attn: Executive General Manager	Telephone: +675-321-7711
7th Floor Pacific Place	Telefax: +675-321-4705
Cnr. Champion Parade & Musgrave Street
P.O. Box 789
Port Moresby NCD 121
Papua New Guinea

The Supplier

Wärtsilä Finland Oy
Attn: Project Manager	Telephone: +358-10-7090000
Tarhaajantie 2	Telefax: +358-6-356 9133
P.O. Box 252
Fl-65101 Vaasa, Finland
IN WITNESS WHEREOF, the Parties hereto, the Buyer and the Supplier, have caused their duly authorised representatives to execute this Contract on the day and year first written above.

On Behalf of the Buyer	On Behalf of the Supplier

LIHIR GOLD LIMITED	WÄRTSILÄ FINLAND OY

/s/ Gary Moore	/s/ Raymond Vinton

Signature	Signature

Garry Moore	Raymond Vinton

Name (in full)	Name (in full)

Project Manager, — MOPU	General Manager

Title	Title

/s/ Daniel Otaegui	/s/ Goran Richardsson

Witness Signature	Witness Signature

Daniel Otaegui	Goran Richardsson

Witness Name (in full)	Witness Name (in full)

Senior Geothermal Eng.	Area Sales Manager

Witness Title	Witness Title

EXHIBIT A – TECHNICAL SPECIFICATIONS AND SCOPE OF SUPPLY
1.	Scope of supply

2.	Technical specification Q0900869 & fire protection specification DBAB103090

3.	Technical data sheets

4.	Main flow diagrams:
- DBAB070290 – Single line diagram
- DBAB070563 – Fuel oil system
- DBAB070884 – Lube oil system
- DBAB079390 – Compressed air system
- DBAB079391 – Cooling system
- DBAB079392 – Charge air & exhaust gas system
- DBAB079403 – Steam distribution system (inside engine hall)
- DBAB104506 – Steam distribution system (outside engine hall)
- DBAB105117 – Oily water system
- DBAB105118 – Fire fighting system
- DBAB105762 – Water supply system

5.	List of suppliers: WDAAA041238

6.	Lay out drawings - 1-193-09572 Plan engine hall - 1-193-09573 Section A-A - 1-193-09574 Plan roof level - 1-193-09575 Tank location plan - 1-193-09578 View from land - 1-193-09585 View from sea

EXHIBIT A: SCOPE OF SUPPLY

			Respons	Respons
			ibility of	ibility of
Section	Description	QTY	Supplier	Buyer
Total	TOTAL

A	POWER GENERATION

A1	GENERATING SET

A1.1	ENGINE
	Wärtsilä 20V32 engine	8	x
	Turbocharger cleaning device	8	x

A1.2	GENERATOR, 11 kV / 50 Hz
	Generator	8	x

A1.3	BASE FRAME
	Common base frame	8	x
	Fastening equipment (set)	8	x

A1.4	ELASTIC MOUNTING
	Steel springs (set)	8	x

A1.5	COUPLING
	Flexible coupling	8	x

A1.7	CONNECTIONS
	Flexible connections between engine and external piping	8	x
	- Flexible hoses and gaskets (set)	1
	- Cooling water bellows (set)	1
	- Exhaust gas bellows	2
	- Charge air bellows compensator	2

A1.8	PLATFORMS
	Engine maintenance platform prefabricated	8	x

A2	MECHANICAL AUXILIARY SYSTEMS

A2.0	AUXILIARY MODULES
	Engine auxiliary module with integrated compact booster	8	x
	- Fuel oil filter	1
	- Fuel booster pump	1
	- Return fuel pump	1
	- Fuel oil cooler	1
	- Return fuel tank	1
	- Pre heating unit	1
	- Thermostatic valve high temperature water system	1
	- Thermostatic valve low temperature water system	1
	- Pressure increasing pump	1
	- Steam heater	1
	- Piping and insulation	1
	- Valves and gauges	1
	- Module control panel	1
	Exhaust gas module	8	x
	- Low temperature expansion tank	1
	- Charge air silencer	2

EXHIBIT A: SCOPE OF SUPPLY

			Respons	Respons
			ibility of	ibility of
Section	Description	QTY	Supplier	Buyer
	- Exhaust gas branch pipe	1
	- Piping and insulation	1
	- Oil mist separator	1

A2.1	FUEL SYSTEM

A2.1.1	LIGHT FUEL OIL SYSTEM
	Light fuel oil transfer pump unit, on land	1		x
	Light fuel oil day tank, integrated in barge hull	1	x
	Light fuel oil day tank equipment	1	x
	Light fuel oil feeder unit	1	x
	Light fuel oil flow meter for total fuel consumption measurement	1	x
	Piping and valves light fuel oil system inside engine hall	1	x
	Piping and valves light fuel oil system outside engine hall	1	x
	Piping and valves light fuel oil system outside, on land	1		x

A2.1.3	HEAVY FUEL OIL SYSTEM (designed for a maximum fuel viscosity of 180 cSt)
	Heavy fuel oil storage tank, on land	1		x
	Heavy fuel oil transfer pump unit, on land	1		x
	Heavy fuel oil storage tank, integrated in barge hull	5	x
	Heavy fuel oil storage tank equipment	5	x
	Heavy fuel oil transfer pump unit, on power barge	1	x
	Heavy fuel oil storage tank suction heater	5	x
	Heavy fuel oil buffer tank, integrated in barge hull	1	x
	Heavy fuel oil buffer tank equipment	1	x
	Heavy fuel oil separator unit	2	x
	- Separator	1
	- Delivery pump	1
	- Strainer	1
	- Steam heater	1
	- Sludge tank	1
	- Sludge pump	1
	- Steel frame	1
	- Control panel	1
	- Interconnection pipes, flanges, seals and valves	1
	Heavy fuel oil day tank	1	x
	Heavy fuel oil day tank equipment	1	x
	Heavy fuel oil feeder unit	2	x
	Heavy fuel oil flow meter for total fuel consumption measurement	2	x
	Piping and valves heavy fuel oil system inside engine hall	1	x
	Heavy fuel oil trace heating material inside engine hall	1	x
	Heavy fuel oil pipe insulation inside engine hall	1	x
	Piping and valves heavy fuel oil system outside engine hall	1	x
	Piping and valves heavy fuel oil system, on land	1		x

A2.2	LUBRICATING OIL SYSTEM
	Lubricating oil separator unit	8	x
	Lubricating oil unloading pump unit: fresh oil.	1	x
	Lubricating oil storage tank: fresh oil. Integrated in barge hull	1	x
	Equipment for lubricating oil storage tank: fresh oil	1	x
	Lubricating oil service tank. Integrated in barge hull	1	x
	Lubricating oil service tank equipment	1	x
	Lubricating oil transfer pump unit (mobile)	1	x

Page: 2 of 10

EXHIBIT A: SCOPE OF SUPPLY

			Respons	Respons
			ibility of	ibility of
Section	Description	QTY	Supplier	Buyer
	Lubricating oil transfer pump unit (stationary)	1	x
	Lubricating oil storage tank: used oil. Integrated in barge hull	1	x
	Lubricating oil unloading pump unit: used oil	1	x
	Equipment for lubricating oil storage tank: used oil	1	x
	Piping and valves lubricating oil system inside engine hall	1	x
	Pumps, piping and valves lubricating oil system, on land – if required	1		x
	Automatic lubricating oil top up system inside Power Barge	1	x

A2.3	COMPRESSED AIR SYSTEM
	Starting air bottle	2	x
	Starting air compressor unit — double	1	x
	Instrument air compressor unit	2	x
	Instrument air bottle	2	x
	Piping and valves compressed air system (set)	1	x

A2.4	COOLING SYSTEM
	Cooling radiator (set)	8	x
	Cooling radiator legs (set)	8	x
	Epoxy coated fins & frames (coating for leg structure included in the building structure).	1	x
	Cooling radiator ladder and railings	8	x
	Maintenance water tank unit (fresh water). Integrated in barge hull	1	x
	Piping and valves maintenance water system (set)	1	x
	Piping and valves cooling system inside engine hall	1	x
	Piping and valves cooling system outside engine hall	1	x

A2.5	CHARGE AIR SYSTEM
	Charge air filter, frame epoxy coated	8	x
	Ducting charge air system (set)	16	x

A2.6	EXHAUST SYSTEM
	Exhaust gas silencer	8	x
	Bellows for exhaust gas silencer	16	x
	Ducting exhaust gas system (set)	8	x
	Bellows for exhaust gas ducting	8	x
	Insulation exhaust gas ducting (set)	8	x
	Exhaust gas stack pipe	8	x

A2.8	STATION SUPPORT SYSTEM

A2.8.1	OILY WATER SYSTEM
	Oily water transfer pump unit	3	x
	Oily water buffer tank. Integrated in barge hull	1	x
	Oily water feed pump unit	1	x
	Oily water treatment unit	1	x
	Sludge tank. Integrated in barge hull	1	x
	Sludge loading pump unit	1	x
	Piping and valves oily water treatment system (set)	1	x
	Sludge disposal (at Site)	1		x

A2.8.2	WATER TREATMENT SYSTEM
	Fresh water storage tank. Integrated in the barge hull	1	x
	Raw water storage tank. Integrated in the barge hull	1	x

Page: 3 of 10

EXHIBIT A: SCOPE OF SUPPLY

			Respons	Respons
			ibility of	ibility of
Section	Description	QTY	Supplier	Buyer
	Water treatment unit	1	x
	Treated water storage tank. Integrated in the barge hull	1	x
	Water booster unit	2	x
	Piping and valves treated water system (set)	1	x

A2.8.3	FIRE FIGHTING SYSTEM
	Fire fighting room pump equipment	1	x
	Foam systems for tanks	1	x
	Engine’s + Fuel treatment water mist systems	1	x
	Hydrants and hose cabinets inside	1	x
	MFU’s	3	x
	Hose reels and foam hose reels	1	x
	Switchgear room, CO2 extinguishing system	1	x
	Office, Canteen, Corridor sprinkler syst.	1	x
	Workshop sprinkler syst.	1	x
	Parts store sprinkler syst.	1	x
	Outside hydrants and hose equipment	1	x
	Detection (incl.tanks)	1	x
	Fire fighting main piping and valves	1	x
	Standpipe inside	1	x
	Foam piping	1	x
	All extinguishers (set)	1	x
	Fireman’s outfits and storage lockers	2	x
	UHF radios	1	x
	Fire water tank. Integrated in the barge hull	1	x

A3	ELECTRICAL SYSTEMS

A3.1	MAIN SWITCHGEAR
	Main busbar	2		x
	Generator cubicle	8		x
	Neutral point cubicle	8	x
	Bustie cubicle	2		x
	Outgoing feeder cubicle	6		x
	Station auxiliary transformer feeder cubicle	2		x
	Measuring cubicle	4		x
	Generator cubicle cable (set)	8	x
	Generator neutral point cable (set)	8	x
	Trailing cable support systems	1	x
	Outgoing feeder cubicle cable (set)	6		x
	Cable terminations and cable fittings, each for his own supply	1	x	x

A3.2	STATION SERVICE SYSTEM
	Station auxiliary transformer	2	x
	Blackstart unit	1	x
	- Diesel generating set	1
	- Light fuel oil tank	1
	- Radiator	1
	- Exhaust gas ducting and silencer	1
	- Interconnecting pipes, valves and flanges (set)	1
	- Electric panel	1
	- Steel frame	1
	- Container	1
	Low voltage switchboard	1		x

Page: 4 of 10

EXHIBIT A: SCOPE OF SUPPLY

			Respons	Respons
			ibility of	ibility of
Section	Description	QTY	Supplier	Buyer
	Full current isolator switches for electrical motors, if required (set)	1		x
	Frequency converter (for cooling radiator)	8	x
	Radiator panels	8	x
	Station auxiliary transformer medium voltage cables (set)	2	x
	Station auxiliary transformer low voltage cables (set)	2	x
	Low voltage cables (set)	1	x
	Cable terminations and cable fittings	1	x

A3.3	DC SYSTEM
	DC system power plant control	2	x

A3.5	OUTDOOR SWITCHYARD
	Power transformer	2		x
	Common equipment	1		x
	Transformer bay	2		x
	Transmission line bay	2		x
	Trailing cable (set)	6		x
	Remote terminal unit (RTU)	1		x
	Power line carrier (PLC)	1		x

A3.6	CONNECTION WITH UTILITY
	Overhead distribution line	1		x
	Physical connection with the grid	1		x
	Tariff metering system	1		x

A3.7	CONNECTION WITH LOCAL INDUSTRY
	Local electrical study	1		x
	Local interconnect study	1		x
	Distribution cable	1		x
	Physical connection with local industry	1		x

A4	AUTOMATION SYSTEM

A4.1	OPERATOR’S STATION
	WOIS workstation	3	x
	WISE workstation	1	x
	Uninterrupted power supply (UPS)	1	x

A4.2	CONTROL PANELS
	Central common control panel	1	x
	Central generating set control panel	8	x
	Differential protection relay	8	x
	Local generating set control panel	8	x
	Automation requirements, hull equipment	1	x

A4.5	CABLES AND ACCESSORIES
	Control and instrumentation cables	1	x

A5	HEAT RECOVERY SYSTEM

A5.1	STEAM GENERATION SYSTEM

A5.1.1	STEAM GENERATION SYSTEM FOR FUEL HEATING
	Exhaust gas boiler	3	x

Page: 5 of 10

EXHIBIT A: SCOPE OF SUPPLY

			Respons	Respons
			ibility of	ibility of
Section	Description	QTY	Supplier	Buyer
	- Inlet and outlet hoods with inspection doors	1
	- Modulating exhaust gas by-pass damper with actuator	1
	- Manual steam soot blowing equipment	1
	- Shut-off valves	1
	- Blow-down drain	1
	- Safety valve	1
	- Relief valve	1
	- Pressure switches	1
	- Level switches	1
	- Level control device	1
	- Insulation and cladding	1
	- Counter flanges, bots, nuts and gaskets	1
	- Mounting supports	1
	- Boiler service platform	1
	Bellows for exhaust gas boiler	6	x
	Heat recovery container	1	x
	- Feed water tank	1
	- Feed water pump	2
	- Chemical dosing unit	1
	- Blow-down tank	1
	- Local control panel	1
	- Light fuel oil fired boiler for steam generation	1
	- Oil detector	1
	Steam header	1	x
	Condensate tank. Integrated in barge hull	1	x
	Boiler washing water tank. Integrated in barge hull	1	x
	Boiler washing water pump	1	x
	Piping, valves and insulation for steam generation system for fuel heating (set)	1	x
A7	TOOLS
	Engine maintenance tools (set)	1	x
	Engine hand tools (set)	1	x
	Tools for turbocharger (set)	1	x
	HFO separator tools (set)	1	x
	Lubricating oil separator tools (set)	1	x

A8	SPARE PARTS
	Commission consumable parts for 8 engines	1	x

A9	CONSUMABLES Initial fillings of lubricating oil (in engines and other equipment), lot	1	x
	Initial fillings of lubricating oil tanks, lot	1		x
	Initial fillings of grease, chemicals, water etc for engines and other equipment, lot	1	x
	Initial fillings of water tanks, fire water tanks, fuel oil tanks and other tanks & storage tanks, lot	1		x
	Fuel oil for commissioning at site	1		x
B	CIVIL WORKS:HULL (B1) AND STRUCTURES ON CARGO DECK (B2)
B1	HULL
	Power barge	1	x
	Barge painting	1	x

Page: 6 of 10

EXHIBIT A: SCOPE OF SUPPLY

			Respons	Respons
			ibility of	ibility of
Section	Description	QTY	Supplier	Buyer
	Mooring equipment	1	x
	Platforms, stairs and ladders under deck	1	x
	Steels for mooring structure	1		x
	Transformer area (on shore)	1		x
	Structures under units	1	x
	Manholes	1	x
	Zinc anodes	1	x
	ICCP (cathodic protection)	1	x
	Staging	1	x
	Rubber and teflon for mooring	1	x
	Bollards (on barge)	1	x
	Water tight doors	1	x
	Electrification installation material	1	x
	Towing bracket and Bridle	1	x
	Emergency towing line	1	x
	Remote readouts, operator, control valves for tanks below deck	1	x
	Level Indicators and alarms for under deck tanks	1	x
	Navigation Lights, temporary for transportation	1	x
	Overflow tank. Integrated in the barge hull	2	x
	Sewage tank. Integrated in the barge hull	1	x

B2.1 –2.7	SUPERSTRUCTURES ON CARGO DECK
	Power house steel frame and supporting structures	1	x
	External walls	1	x
	Internal walls	1	x
	Intermediate floor	1	x
	Roof	1	x
	Doors	1	x
	Windows	1	x
	Finishing and furnishing	1	x
	Sanitary Installations (inside buildings)	1	x
	Process ventilation, Power plant buildings	1	x
	Comfort ventilation and Air conditioning	1	x
	Equipment (Cranes)	1	x
	Unheated Emergency Safety Shower with additional body spray and eye wash.	3	x

B2.8	AUXILIARY STRUCTURES
	Steel structures for charge air duct support (set)	1	x
	Steel structures for auxiliary equipment support (set)	1	x
	Railing outside building, Aux Platform and Shim Plates for engine installation (set)	1	x
	Steel structures outside the building (set)	1	x
	Superstructures, exhaust gas stack (set)	1	x
	Superstructures, boiler support (set)	1	x

B3	WORKSHOP & WAREHOUSE
	Complete workshop & warehouse on land, if required	1		x

B5	POWER TRANSMISSION AREAS

B5.3	SWITCHYARD AREAS
	Earthworks and substructures, switchyard	1		x

Page: 7 of 10

EXHIBIT A: SCOPE OF SUPPLY

			Respons	Respons
			ibility of	ibility of
Section	Description	QTY	Supplier	Buyer
	Switchyard surface covering	1		x
	Fence, around switchyard	1		x

B6	SITE WORKS
	Earthworks, soil stabilization (piles, soil reinforcement, etc.) (if required)	1		x
	Existing elements on plot (demolition, protection, cleaning, top soil removal, etc.) (if required)	1		x
	Earth excavation on plot (if required)	1		x
	Rock excavation on plot (if required)	1		x
	Filling on plot (if required)	1		x
	Remedial work for the ground and / or groundwater contamination (if required)	1		x
	Fuel pipes to Plant	1		x
	Water pipe to Plant	1		x
	Lubricating oil pipe to Plant	1		x
	Trailing cables, high voltage (11 kV) and low voltage to/from Plant	1		x
	Sewage pipe from Plant	1		x
	Telephone line to Plant	1		x
	Access bridges between land and Plant (set)	1		x

C	SERVICES

C1	ENGINEERING
	Environmental study / modelling	1		x
	Site investigation	1		x
	Preliminary soil investigation	1		x
	Preliminary engineering	1	x
	Basic engineering	1	x
	Detailed mechanical engineering for Supplier’s scope of supply	1	x
	Detailed mechanical engineering for Buyer’s scope of supply	1		x
	Detailed electrical engineering for Supplier’s scope of supply	1	x
	Detailed electrical engineering for Buyer’s scope of supply	1		x
	Detailed civil engineering for Supplier’s scope of supply	1	x
	Detailed civil engineering for Buyer’s scope of supply	1		x
	Detailed engineering of Barge Hull	1	x

C2	TECHNICAL ASSISTANCE

C2.1	TECHNICAL ASSISTANCE DURING INSTALLATION
	Advisors during construction phase in the shipyard, lot	1	x
	Travel, board and lodging, local transport and temporary office for Supplier’s personnel during the construction phase in the shipyard, lot	1	x
	Office space for two Buyers personnel, at the Shipyard	1	x
	Travel, board and lodging, local transport for Buyer’s personnel during the construction phase in the shipyard, lot	1		x

C3	INSTALLATION AND CONSTRUCTION SERVICES AT SHIPYARD
	Installation of mechanical equipment	1	x
	Installation of electrical equipment	1	x
	Installation of safety earthing system	1	x
	Installation of power barge superstructures	1	x
	Installation of, by Buyer, supplied electrical equipment for incorporation into the Plant	1	x

Page: 8 of 10

EXHIBIT A: SCOPE OF SUPPLY

			Respons	Respons
			ibility of	ibility of
Section	Description	QTY	Supplier	Buyer
C4	TESTING AND PRE-COMMISSIONING

C4.1	WORKSHOP TESTS
	Engine test according to standard program	8	x

C4.3	PRE-COMMISSIONING AT SHIPYARD
	No load tests	1	x
	Advisors for pre-commissioning, lot	1	x
	Travel, board and lodging, local transport and temporary office for Supplier’s personnel, lot	1	x
	Office space for two Buyers personnel, at the Shipyard	1	x
	Advisor(s) for pre-commissioning of, by Buyer, delivered electrical equipment, lot	1		x
	Travel, board and lodging, local transport for Buyer’s personnel, lot	1		x

C6	DOCUMENTS

C6.1	PRELIMINARY DESIGN
	General site layouts	3	x
	General power house layouts	3	x
	General flow diagram drafts	3	x
	General electrical single line diagram drafts	3	x

C6.2	BASIC DESIGN
	General site layouts	3	x
	General power house layouts	3	x
	Flow diagram drafts	3	x
	Electrical single line diagram drafts	3	x

C6.3	DETAILED DESIGN
	Drawings (set)	3	x
	Parts lists (set)	3	x
	P&ID’s	3	x

C6.4	FINAL DESIGN
	Drawings as built, only updates (set)	3	x
	Electronic copy of as built drawings, only updates (set)	1	x
C6.5	USER MANUALS
	Station manuals in English
	- As hard copy	3	x
	- On digital media	1	x
	- Installed into Wärtsilä Information System (WISE)	1	x

D	TAXES / DUTIES / PERMITS / INSURANCE
	As per contract
	Construction all risk insurance in shipyard	1	x
	Construction all risk insurance at Lihir Site	1		x

E	TRANSPORTATION

E1	TRANSPORTATION OF ITEMS SUPPLIED BY SUPPLIER

Page: 9 of 10

EXHIBIT A: SCOPE OF SUPPLY

			Respons	Respons
			ibility of	ibility of
Section	Description	QTY	Supplier	Buyer
	Transportation of equipment from and to sub suppliers	1	x
	Packing and marking of equipment	1	x
	Loading of equipment at place of manufacturing	1	x
	Transportation of equipment from place of manufacturing to port of shipment	1	x
	Loading of equipment on ship at port of shipment	1	x
	Ocean freight of equipment from port of shipment to port of destination (shipyard)	1	x
	Unloading of equipment at port of destination (shipyard)	1	x
	Transportation of Plant from shipyard to Luise Harbour, Lihir Island	1	x
	Transportation of Plant from DES Luise Harbour to mooring location	1		x
	Freight insurance from place of manufacturing to shipyard	1	x
	Freight insurance from shipyard to Luise Harbour, Lihir Island	1	x
	Freight Insurance from DES Luise Harbour to mooring location	1		x

Page: 10 of 10

TECHNICAL SPECIFICATION
Lihir Services Australia Pty Ltd
Project name: Power Supply Upgrade. LGL project
Project number: P0900329
Quotation number: Q0900869
Date: August 25, 2009
Power generation project
Product type: Power Barge
Engine configuration 8 x Wärtsilä 20V32
Wärtsilä Finland Oy
Tarhaajantie 2, FIN-65101 Vaasa, Finland
Enclosure to this technical specification:
“Lihir Power Barge Fire Protection”, doc. id.: DBAB103090
This information is confidential and proprietary to Wärtsilä. No distribution or duplication in any form of any material contained herein is permitted without the prior approval of Wärtsilä.

Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009

0	GENERAL	5
0.1	EXECUTIVE SUMMARY	5

0.2	TYPE OF PRODUCT	6

0.3	MAIN DATA AND CONDITIONS	6

0.4	OPERATION MEDIA	6

0.5	SPECIAL FEATURES	11

0.6	CODES AND STANDARDS	13

A	POWER GENERATION	15

A1	GENERATING SET	15

A1.1	ENGINE	15
A1.2	GENERATOR	19
A1.3	BASE FRAME	21
A1.4	ELASTIC MOUNTING	21
A1.5	COUPLING	21
A1.7	CONNECTIONS	21
A1.8	PLATFORMS	22

A2	MECHANICAL AUXILIARY SYSTEMS	22

A2.0	AUXILIARY MODULES	22
A2.1	FUEL SYSTEM	25
A2.1.1	LIGHT FUEL OIL SYSTEM	25
A2.1.3	HEAVY FUEL OIL SYSTEM (designed for a maximum fuel viscosity of 180 cSt)	25
A2.2	LUBRICATING OIL SYSTEM	27
A2.3	COMPRESSED AIR SYSTEM	29
A2.4	COOLING SYSTEM	31
A2.5	CHARGE AIR SYSTEM	32
A2.6	EXHAUST SYSTEM	33
A2.8	STATION SUPPORT SYSTEM	33
A2.8.1	OILY WATER SYSTEM	33
A2.8.2	WATER TREATMENT SYSTEM	35
A2.8.3	FIRE FIGHTING SYSTEM	36

A3	ELECTRICAL SYSTEMS	37

A3.1	MAIN SWITCHGEAR	37
A3.2	STATION SERVICE SYSTEM	38
A3.3	DC SYSTEM	40

A4	AUTOMATION SYSTEM	41

A4.1	OPERATOR’S STATION	41
A4.2	CONTROL PANELS	45
A4.5	CABLES AND ACCESSORIES	49

A5	HEAT RECOVERY SYSTEM	49

A5.1	STEAM GENERATION SYSTEM	49
A5.1.1	STEAM GENERATION SYSTEM FOR FUEL HEATING	49

This information is confidential and proprietary to Wärtsilä.	Page: 2 of 81

Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009

A7	TOOLS	52

A8	SPARE PARTS	52

B	CIVIL WORKS: HULL (B1) AND STRUCTURES ON CARGO DECK (B2)	53

B1	HULL	53

B1.0	CLASSIFICATION, REGISTRY AND REGULATIONS	54
B1.1	TANK CAPACITIES, SHORE CONNECTIONS	55
B1.2	HYDROSTATICS, STABILITY, PRELIMINARY	56
B1.3	HULL, LARGE HULL FITTINGS, PAINTING AND CORROSION PROTECTION	56
B1.3.1	CONSTRUCTION PRINCIPLES	57
B1.3.2	LARGE HULL FITTINGS	57
B1.3.3.	PAINTING AND GALVANIZING	57
B1.3.4.	CATHODIC PROTECTION	61
B1.3.5.	DRAUGHT MARKS, NAME, MARKING OF PAINTING LINES	61
B1.3.6.	TOWING, BOLLARDS AND MOORING EQUIPMENT — PRELIMINARY INFORMATION	61
B1.3.7	HULL AND DECK FITTINGS	62

B.2	SUPERSTRUCTURES ON CARGO DECK	63

B2.1	DESIGN DATA FOR ON DECK CARGO (POWER HOUSE, STRUCTURES etc.)	63

B2.1.1	Explanation to abbreviations	63
B2.1.2	Codes and standards for power barge deck cargo	63
B2.1.3	Loads	64
B2.1.4	Other design criteria	64
B2.1.5	Indoor environment	65
B2.2	POWER HOUSE — SUPPLY:	66
B2.2.1	POWER HOUSE STEEL FRAME AND SUPPORTING STRUCTURES	66
B2.2.2	EXTERNAL WALLS	67
B2.2.3	INTERNAL WALLS	68
B2.2.4	SEPARATION WALLS BETWEEN ENGINE 4 AND 5 (ADDITIONALLY PRICED)	68
B2.2.5	INTERMEDIATE FLOOR	69
B2.2.6	ROOF	69
B2.2.7	DOORS	70
B2.2.8	WINDOWS	70
B2.3	FINISHING AND FURNISHING	70
B2.3.1	EXTERNAL WALL FINISHING	70
B2.3.2	INTERNAL WALL FINISHING	70
B.2.3.3	FLOOR FINISHING	70
B2.3.5	TECHNICAL SPACES AND FURNISHING ON MAIN DECK	71
B2.4	SANITARY INSTALLATIONS AND SAFETY SHOWERS	72

B2.8	AUXILIARY STRUCTURES	76

B2.8.1	CHARGE AIR / EXHAUST GAS DUCTING AND BOILER SUPPORT STRUCTURES	76

B2.9	INTERNAL COMMUNICATION SYSTEM	77

C	SERVICES	78

C1	ENGINEERING	78

C2	TECHNICAL ASSISTANCE	78

This information is confidential and proprietary to Wärtsilä.	Page: 3 of 81

Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009

C2.1	TECHNICAL ASSISTANCE DURING INSTALLATION	78
C2.2	TECHNICAL ASSISTANCE DURING PRE-COMMISSIONING	79

C3	INSTALLATION AND CONSTRUCTION SERVICES	79

C4	TESTING AND COMMISSIONING	79

C4.1	WORKSHOP TESTS	79
C4.3	PRE-COMMISSIONING AT SHIPYARD	79

C6	DOCUMENTS	80

C6.1	PRELIMINARY DESIGN	80
C6.2	BASIC DESIGN	80
C6.3	DETAILED DESIGN	80
C6.4	FINAL DESIGN	80
C6.5	USER MANUALS	81

This information is confidential and proprietary to Wärtsilä.	Page: 4 of 81

Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009
0	GENERAL

0.1	EXECUTIVE SUMMARY

General

This technical specification provides the reader with the basic technical data and information required for evaluation of the plant’s technical features and performance, as well as Wärtsilä’s scope of supply.

The proposed power barge is designed, engineered and will be delivered by Wärtsilä Finland Oy in accordance with this technical specification.

The technical data stated in this document are for guidance and evaluation purpose only, any guaranteed performance data is separately stated in the supply contract.

Design and construction

The essence of the design is simplicity, safety and reliability.

The equipment is designed to prevent accidental contact with moving, hot or tensional parts and to minimise ingress of dust and dirt.

The structure and layout design of the Power Barge permits access to all parts for inspection, maintenance and repair.

Wärtsilä quality procedures and test and inspection procedures are applied to ensure product quality throughout the design and manufacturing process. Special attention is paid to engine and auxiliary unit testing, as well as inspection and testing of the final installation.

Wärtsilä’s quality and environmental management systems fulfil and are certified according to ISO 9001:2000 and ISO 14001:2004.

Main parts and devices like panels, valves, pumps, etc. are marked with engraved name plates indicating their item codes used in Wärtsilä documentation and manuals.

English is used in all documents, correspondence and nameplates.

The SI units of measurement are used in all technical documents.

The design and manufacture of Power Barge equipment supplied by Wärtsilä Finland Oy is subject to constant review, and due to improvements and optimisation of materials, design and tooling techniques, manufactured equipment may be improved from the specification given below.

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Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009
Deviations to assumptions made in this specification

If the purchasers requirements, local building codes, zoning requirements, Grid/Interconnection Study, Environmental Impact Assessment, Building Permit Application, Soil investigation, Topographical survey, Contamination evaluation or site Demolition requirements or other random conditions deviate from the assumptions made herein and have an impact on Wärtsilä’s scope of supply, the scope of work shall be reviewed and Wärtsilä shall issue change order request(s) as per the relevant contract clauses.

Project Management and Engineering

The delivery of the power barge will be managed by a dedicated Project Team, comprising a Project Manager who has the overall responsibility for the delivery, who is assisted by Project Engineers for the main technical disciplines.

The Project Team is the single point of contact with the purchaser’s organisation and has full authority to decide technical and commercial issues related to the project on behalf of Wärtsilä Finland Oy.

0.2	TYPE OF PRODUCT

The proposed power barge is designed for base load (cop) operation and is intended for power generation.

Waste heat from the prime movers is used to produce thermal energy in the form of steam for fuel heating.

The power barge is designed to use heavy fuel oil as the main fuel.

Light Fuel Oil is used as alternative fuel.

0.3	MAIN DATA AND CONDITIONS

Configuration

The Power barge is equipped with 8 engines of the Wärtsilä 20V32 type, as the prime mover.

0.4	OPERATION MEDIA

General

To maintain the components and equipment power barge in good operating condition and to minimize wear and tear, it is of outmost importance that all operating media used are of good quality and within the specification given by Wärtsilä.

Below are the main parameters for the major operating media of the power barge. The complete specification and requirements for all needed operating media are given in the Operation and Maintenance Manuals delivered for the power barge.

Fuels

Wärtsilä engines are designed and developed for continuous operation on fuels with a quality within the Recommended Limits described in the column “Engine” below. These values indicate

This information is confidential and proprietary to Wärtsilä.	Page: 6 of 81

Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009
the individual extreme limits for the engines only. Fuels having one or several values close to this limit might have a negative impact on the component lifetime.
Project requirements, actual fuel availability or Customers preferences may set other limits on the fuel quality, as stated in the column “Plant” below. The power barge will be designed according to the specified plant fuel quality.

This information is confidential and proprietary to Wärtsilä.	Page: 7 of 81

Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009
Light fuel oil (LFO)

Fuel quality limit
Parameter		Engine	Plant	Unit	Test Method reference

Viscosity	Minimum			CSt at 40°C	ISO 3104
Maximum
Injection viscosity	Minimum			Cst	ISO 3104
	Maximum			Cst	ISO 3104
Density	Maximum			kg/m3 at 15°C	ISO 3675 or 12185
Water	Maximum			% Vol.	ISO 3733
Sulphur	Maximum			% mass	ISO 8754or 14596
Ash	Maximum			% mass	ISO 6245
Vanadium	Maximum			mg/kg	ISO 14597 or IP 501 or 470
Sodium	Maximum			mg/kg	ISO 10478
Aluminium + silicon	Maximum			mg/kg	ISO 14597 or IP 501 or 470
Carbon Residue	Maximum				ISO 10370
Asphaltenes	Maximum			% mass	ASTMD 3279
Flash point (PMCC)	Minimum			°C	ISO 2719
Pour point	Maximum			°C	ISO 3016
Used lubricating oil[2]
- Calcium	Maximum			mg/kg	IP 501 or 470
- Zinc	Maximum			mg/kg	IP 501 or 470
- Phosphorus	Maximum			mg/kg	IP 501 or 500
The limits above are based on the demands of ISO 8217:2005(E) standard and covers the fuel categories ISO-F-DMX, DMA, DMB and DMC
The fuel should not include any added substance or chemical waste, which jeopardizes the safety of installations or adversely affects the performance of the engines or is harmful to personnel or contributes overall to additional air pollution.

[1]	Additional properties specified by the engine manufacturer

[2]	A fuel shall be considered to be free of used lubricating oil (ULO), if one or more of the elements calcium, zinc and phosphorus are below or at the specified limits. All three elements shall exceed the same limits before a fuel shall be deemed to contain ULO.

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Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009
Heavy fuel oil (HFO)

		Fuel quality limit			Test Method reference
Parameter		Engine	Plant	Unit	Eq* = equivalent

Viscosity	Maximum			CSt at 50°C	ISO 3104 Eq*: ASTM D- 445
Injection viscosity	Minimum			Cst	ISO 3104
	Maximum			Cst	ISO 3104
Density	Maximum			kg/m3 at 15°C	ISO 3675 or 12185 Eq*: ASTM D-1298
CCAI-number	Maximum				ISO 8217, Annex B
Water	Maximum			% Vol.	ISO 3733 Eq*: ASTM D-95
Sulphur	Maximum			% mass	ISO 8754 or 14596 Eq*: IP-336
Ash	Maximum			% mass	ISO 6245 Eq*: ASTM D- 482
Vanadium	Maximum			mg/kg	ISO 14597 or IP 501 or 470 Eq*: AAS
Sodium	Maximum			mg/kg	ISO 10478 Eq*: AAS
Aluminium + silicon	Maximum			mg/kg	ISO 14597 or IP 501 or 470
Carbon Residue	Maximum				ISO 10370 Eq*: ASTM D- 4530
Asphaltenes	Maximum			% mass	ASTMD 3279-90 Eq*: IP143/90
Flash point (PMCC)	Minimum			°C	ISO 2719 Eq*: ASTM D-93
Pour point	Maximum			°C	ISO 3016 Eq*: ASTM D-97
Total Sediment potential	Maximum			%	ISO 10307-2 Eq*: ASTM D- 4870
Used lubricating oil[3]
- Calcium	Maximum			mg/kg	IP 501 or 470
- Zinc	Maximum			mg/kg	IP 501 or 470
- Phosphorus	Maximum			mg/kg	IP 501 or 500
Compatibility between HFO and LFO, as well as with previous delivery according to 1/1 ASTM-D 4740 should be assured.
The limits above are based on the demands of:
- BS MA 100: 1996, RMH 55 and RMK 55
- CIMAC 2003, Grade K 700
- ISO 8217:2005(E), ISO-F-RMK 700
The fuel should not include any added substance or chemical waste, which jeopardizes the safety of installations or adversely affects the performance of the engines or is harmful to personnel or contributes overall to additional air pollution.

[3]	A fuel shall be considered to be free of used lubricating oil (ULO), if one or more of the elements calcium, zinc and phosphorus are below or at the specified limits. All three elements shall exceed the same limits before a fuel shall be deemed to contain ULO.

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Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009
Lubricating oil
Only lubricants that are approved by Wärtsilä are allowed to be used. The major lubricating oil suppliers have certain lubricating oils which are approved by Wärtsilä.
The properties of the fresh lubricating oil must meet the following requirements.

Viscosity class
Viscosity Index (VI)	minimum
Alkalinity (BN)[4], LFO operation		mg KOH/g
Alkalinity (BN)[4], HFO operation		mg KOH/g
Engine cooling water
Corrosion inhibiting additives must be used in the engine cooling water. Only additives of the brand and types approved by Wärtsilä are allowed to be used. The additive manufacturer’s dosage, pH, and testing recommendations shall be followed.
If a nitrite based corrosion inhibitor is used, the aim should be to keep a nitrite (NO2) content of approximately 1500 mg/l, calculated as nitrite. The pH shall be between 8.5 and 9.5.
Limits for engine cooling (primary circuit), turbine washing, and separator operating water:

pH at 25°C	—
Conductivity at 25°C (limit for turbine washing only)	mS/m
Total hardness Ca2+ + Mg2+	°dH
Silica as SiO2	mg/l
Chlorides Cl-	mg/l
Sulphates as SO42-	mg/l
The general appearance should be clear, colourless and free of undissolved materials.
Charge air
The highest allowed concentration of impurities at charge air inlet is:

Chlorides (Cl-)	mg/Nm3 5
mass-ppm
Hydrogen Sulphide (H2S)	µg/Nm3
vol.-ppm
Sulphur Dioxide (SO2)	mg/Nm3
vol.-ppm
Ammonia (NH3)	mg/Nm3
vol.-ppm
Minimum filtration class	EN 779:2002

[4]	Required alkalinity depends on the used fuel oil.

[5]	Nm3 given at 0 °C and 1013 mbar

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Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009
0.5 SPECIAL FEATURES
Vibration control
Transmission of vibration and structure borne noise is minimised by having the engine generator set flexibly mounted on the foundation. The engine generator set is isolated from the building, piping and steel structures.
Torsional vibration in the engine generator shaft system is minimised by means of a flexible coupling between the engine and generator.
Modular construction
Wärtsilä’s modular design concept enables the plant to be optimised for specific needs of the project, utilising well proven standard units and components. Prefabrication of auxiliary units allows for shop testing of equipment and reduces installation cost and time at the site.
Note for Lihir Power Barge: Cables inside Wärtsilä supplied units (modules, control panels, engine, generators) will be as per Wärtsilä standard. Instrument and control cables between generating sets and control room will also be as per Wärtsilä standard.
Figure 1 Example of a factory made and tested auxiliary module (starting air compressor unit)
Operation and Maintenance support
The Operation and Maintenance Manuals are tailor made for each project and cover all of the equipment included in the plant, thus enabling the correct operation and maintenance of the plant throughout its lifetime.

This information is confidential and proprietary to Wärtsilä.	Page: 11 of 81

Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009
Wärtsilä’s local service organisation will assist the customer in organising the plant day-to-day operations and will assist in setting up the plant reporting procedures and routines, thus laying the foundation for long term successful operation of the plant.

This information is confidential and proprietary to Wärtsilä.	Page: 12 of 81

Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009
0.6 CODES AND STANDARDS
The design complies with the following standards:
Mechanical systems
The mechanical systems are designed, manufactured, constructed and installed according to the appropriate extent of the following standards:

Description		Code
-	Engine test run	ISO 15550
-	Vibrations	ISO 8528 part 9
-	Design	EN 12100
-	Pipe design calculations	EN 13480 and DIN 2413
Note for Lihir Power Barge: piping on pre-fabricated units, modules, generating sets will be as per manufacturer’s standards.
Other external piping design standard will be made in accordance with ANSI standard system.
-	Welding	EN 1011
-	Stair and platforms	ISO
-	Dimensional standards for installation materials (pipes, beams, etcetera)	DIN, ISO, SFS and EN
-	Pressure equipment	PED 97/23/EC
-	Typical material standards	DIN and EN
Explanation to abbreviations

DIN:	German Standard (Deutsche Institute für Normung)
EN:	European Standard
ISO:	The International Organization for Standardization
Electrical systems
The electrical systems are designed, manufactured, constructed and installed to applicable parts according to the following standards:

Description		Code
-	Generator	IEC 60034
-	Transformer, oil type	IEC 60076
-	Transformer, dry type	IEC 60726
-	Enclosure protection	IEC 60529
-	WOIS workstation hardware	IEC 60950
-	WOIS workstation software	Applicable parts of VDE 3699
-	Earthing network	IEEE 80
-	Control panels	IEC 60439-1
-	PLC software	IEC 61131-3
-	Lighting installation	IEC 60589
-	Protection of structures against lightning	IEC 1024

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Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009
     Explanation to abbreviations

IEC:	International Electrotechnical Commission
IEEE:	Institute of Electrical and Electronics Engineers
EN:	European Standard
VDE:	The Association for Electrical, Electronic & Information Technologies

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Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009
A POWER GENERATION
A1 GENERATING SET
Figure 2 Example of a Wärtsilä 20V32 generating set arrangement
The Wärtsilä 20V32 engine and generator are mounted on a common base frame. The common base frame is flexibly mounted on a foundation by means of steel springs.
The Wärtsilä 20V32 generating set main dimensions are6:

Length
Width
Height
Weight
A1.1 ENGINE
8 Wärtsilä 20V32 engine
General Engine Description
The engine is of the four stroke, direct injected, trunk piston, turbocharged and intercooled design.
The engine is designed for continuous operation at any load between 30 — 100% and can be started and stopped on heavy fuel oil provided that the fuel is heated to operating temperature. The engine can be operated between 10 — 30 % load of rated power maximum 10 hours after which it has to be operated at minimum 70 % load for minimum one hour.
Engine main data

Configuration	V	engine form
Number of cylinders
Cylinder bore
Stroke

[6]	The dimensions and weight may vary depending on the generator make and type.

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Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009

Speed
Mean piston speed
Mean effective pressure
Swept volume per cylinder
Compression ratio
Number of inlet valves
Number of outlet valves
Direction of rotation faced towards flywheel
Length
Width
Height
Weight
Engine block
The engine block is made of nodular cast iron and is of stiff and durable design to absorb internal forces. The engine block carries the underslung crankshaft. The nodular cast iron main bearing caps are fixed from below by two hydraulically tensioned studs. The caps are fixed sideways by hydraulically tensioned horizontal side studs. Together they provide a rigid crankshaft bearing. The inlet air receiver and the cooling water and lubricating oil channels are integrated into the engine block. The engine is provided with an oil sump, mounted against the engine block and sealed by an o-ring gasket.
Crankshaft
The crankshaft is forged from one piece of high tensile steel. Counterweights are fitted on the crankshaft webs. The high degree of balancing results in an even and thick oil film for all bearings. The main bearings and the crankpin bearings have a steel backing and a soft running layer with excellent corrosion resistance.
Connecting rod
The connecting rod is of the drop forged, totally machined type. The connecting rod is of three-piece design with a horizontal split at the crankpin bearing and a flanged connection to the rod. The oil supply for the piston cooling, gudgeon pin bush and piston skirt lubrication takes place through a single drilling in the connecting rod.
Cylinder liner
The cylinder liner is centrifugally cast iron with special alloy elements to create wear resistance and high strength. The liner is of stiff bore cooled collar design and supported symmetrically at the top of the engine block. It is equipped with an anti-polishing ring at the top, preventing bore polishing.
Piston
The piston consists of an oil cooled steel crown bolted on to a nodular cast iron skirt. The piston crown has two compression rings and one oil scraper ring. The piston skirt and cylinder liner are lubricated by a patented pressurized lubricating system utilizing lubricating nozzles in the piston skirt. This system ensures excellent running behavior, and constant low lubrication oil consumption.

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Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009
Cylinder head
The cylinder head is made of nodular cast iron. Ample height and the stiff design allow only four hydraulically tightened studs to fix the cylinder head on to the cylinder block/liner. Each cylinder head has two inlet and two exhaust valves, all equipped with rotators. The exhaust valves are made of Nimonic and the exhaust valve seat rings are water cooled.
Camshaft and valve mechanism
The cams are integrated in the drop forged camshaft material. The bearing journals are made of separate pieces that are fitted to the camshaft sections by means of flanged connections. This design allows lateral dismantling of the camshaft sections. The camshaft bearings are located in integrated bores in the engine block casting. The camshaft is driven from the crankshaft through a fully integrated gear train.
Fuel Oil System
All the high pressure fuel injection equipment is located in a closed compartment with a removable cover (“hot box”), providing maximum reliability and safety for preheated heavy fuel.
The fuel system comprises the following equipment:
•	Low pressure pipes made of steel

•	High pressure pipes, double wall with common leak alarm

•	Injection pumps, individual for each cylinder

•	Pneumatic stop cylinder at each injection pump

•	Fuel injector in each cylinder

•	Fuel limiter to limit smoke at start up

•	Solenoid valve for fuel limiter at start up
Lubricating Oil System
The lubricating oil system lubricates the main moving parts of the engine and also cools the piston tops. The engine has a wet lubricating oil sump.
The lubricating oil system comprises the following equipment:
•	Pipes made of steel

•	Oil sump of wet type

•	Engine driven main lubricating oil pump with pressure regulating valve

•	Pre-lubricating pump with electrical motor

•	Lubricating oil cooler

•	Lubricating oil thermostatic valve

•	Lubricating oil automatic back-flushing fine filter, with integrated safety filter

•	Centrifugal filter to clean the back-flushing oil from the automatic filter

•	Start up/running in filters

•	Non-return valves in oil supply pipes

•	Crankcase ventilation pipe
Starting Air System
The Wärtsilä 32 engine is started by means of compressed air with a nominal pressure of 30 bar. The start is performed by direct injection of air into the cylinders through starting air valves in the cylinder heads.
The starting air system comprises the following equipment:

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Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009
•	Pipes made of steel

•	Starting air master valve, electrically and manually operated

•	Start blocking valve to prevent starting when turning gear is engaged

•	Starting air distributor

•	Starting air valves in A-bank cylinder heads

•	Air container for emergency stop system

•	Flame arrestors
Cooling Water System
The engine cooling system is divided into three circuits, the jacket cooling circuit, the 1st stage charge air cooler circuit and 2nd stage charge air cooler circuit.
The cooling water system comprises the following equipment:
•	Pipes made of steel

•	Engine driven pump for jacket cooling circuit

•	Engine driven pump for low temperature cooling circuit

•	Non-return valves after circulating pumps
Combustion air system
The compressor side of the turbocharger feeds air into the cylinders via the charge air cooler. The engine is equipped with one turbocharger per cylinder bank. The turbocharger is of the axial turbine type.
The combustion air system comprises the following equipment:
•	Compressor on the turbocharger

•	1st stage charge air cooler

•	2nd stage charge air cooler

•	Fresh water cleaning device for the compressor
Exhaust Gas System
The engine mounted exhaust gas pipes are made of cast iron, with separate sections for each cylinder. Stainless steel bellows are installed between the sections to absorb heat expansion. The pipes are fixed by brackets, but are free to move axially. The engine exhaust gas pipes are fully covered by an insulation box.
The exhaust gas system comprises the following equipment:
•	Single Pipe Exhaust System (SPEX) exhaust manifold with bellows

•	Flexibly mounted insulation box

•	Turbine on the turbocharger

•	Fresh water turbine washing system
Speed & Load Regulating System
Speed control of the engine is provided by using an electronic governor and a hydraulic actuator mounted on the engine. The electronic governor is provided with a starting fuel limiter and load ramp controller which assures that the air to fuel ratio is kept within acceptable limits at starting and when the load setting is changed, thus limiting smoke during start-up and loading. The engine has an overspeed protection system, working independently from the speed governing system.
The engine is provided with the following control and protection equipment.

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Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009
•	Pneumatic starting fuel limiter and load ramp controller

•	Electro-pneumatic overspeed trip device

•	Speed measuring system, with magnetic pick-ups for engine an turbocharger speed
Temperature measurements are fitted on the engine for reading following temperatures:
•	Fuel oil before the engine

•	Lubricating oil before lubricating oil cooler

•	Lubricating oil after lubricating oil cooler

•	Cooling water before engine

•	Cooling water after turbocharger

•	Cooling water after engine

•	Cooling water before the charge air cooler

•	Cooling water after charge air cooler

•	Cooling water after the lubricating oil cooler

•	Charge air in the air receiver

•	Exhaust gas after each cylinder
Sensors for Alarm and Monitoring
One set of sensors fitted on the engine to be connected to an alarm and monitoring unit in the control board specified in section A4, the sensors are wired to terminal box for electrical cables.
Other Included Items
•	Flywheel with fixing bolts

•	Electrical motor driven turning device

•	Counter flanges for pipe connection

•	Indicator valves in the cylinder heads

•	Safety valves in cylinder head

•	Terminal box for electric cables

•	The engine has one coat of priming paint and one coat of finishing paint
8 Turbocharger cleaning device
A1.2 GENERATOR
8 Generator
Generator type
The generator is of the synchronous, three-phase, brushless, salient pole type.
Generator main data

Generator apparent power
Rated power factor
Nominal voltage
Rated current (In)
Voltage adjustment range
Frequency
Speed
Overspeed
Continuous short circuit current

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Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009

Insulation class	F
Temperature rise	B
Cooling method	Air cooled
Enclosure	IP23
Standard	IEC60034
Generator construction
The generator is designed to operate together with reciprocating engines. The stator frame is constructed with a rigid welded steel structure. The stator core is build of thin electric steel sheet laminations. The rotor consists of a shaft and salient pole type main revolving field.
The generator achieves very high efficiency because of the exceptional thermal conductivity created by the tight fit between the coils and the stator core.
Terminals
The six stator winding ends are brought to the terminal boxes on the generator sides. Terminals for monitoring and auxiliary equipment have separate terminal boxes.
Damper winding
The generator is provided with a damper winding for parallel operation with other generators and with a separate power grid.
Shaft and bearing
The generator is horizontally mounted and provided with two sleeve bearings. The generator rotor is designed to minimise the effect of torsion rotor oscillations due to system disturbances and rapid load changes.
Excitation
The exciter is of the brushless type with a rotating armature/rectifier assembled on the same shaft as the main generator rotating armature. The exciter field is controlled by the automatic voltage regulator (AVR). The rectifiers are of the silicon diode type in a full wave bridge arrangement. The rotating armature and stationary field of the exciter are insulated with Class F materials.
Cooling (air cooled)
The generator is air cooled. A fan mounted on the generator shaft takes cooling air from the engine hall, through washable filters, and passes it through the generator.
Automatic voltage regulator
The voltage regulator is of a completely solid state type for control of generator voltage by means of controlling the exciter field. The regulator controls the generator exciter field as required to maintain a constant and stable generator output voltage. (The AVR is installed in the engine generator set control panel).

Voltage regulation accuracy
- within power range
- within speed range
Voltage setting range

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Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009
Accessories
The following accessories are included with the generator:
6	PT-100 elements in stator windings

2	PT-100 elements for bearings

1	Anti condensation heater

1	Voltage transformer for excitation power and measurement

1	Current transformer for measurement

3	Current transforms for protection
A1.3 BASE FRAME
     8 Common base frame
The engine and generator are rigidly mounted on a common base frame. The base frame is of a rigid welded steel box construction, which facilitates straightforward and fast installation and alignment of the engine and generator at site.
8 Fastening equipment (set)
Equipment for fastening the engine and generator to the common base frame, including: bolts nuts, washers and steel chocks.
A1.4 ELASTIC MOUNTING
The common base frame is mounted on elastic elements to reduce the transmission of dynamic forces to the foundation. The size of the foundation is thereby reduced compared with traditional rigid type generator set mounting to foundations. With this elastic mounting, the common base frame is completely isolated from the foundation and thus not affected by the difference in thermal expansion coefficient between the foundation and the common base frame. The structure borne noise level is also greatly reduced with an elastic mounting design.
8 Steel springs (set)
Steel spring type vibration isolation units are installed between the common base frame and the steel foundation. The number of steel spring units for each type of generator set is determined by the weight of the generating set and an analysis of the natural frequency of the rigid body. A fitting plate is installed between the common base frame and the steel spring packages to adjust to the level of the surface of the foundation.
A1.5 COUPLING
8 Flexible coupling
A flexible coupling between the engine flywheel and the generator transmits the torque from the engine to the generator. By using a flexible coupling the crankshaft is not loaded by any external bending forces. The elements in the coupling are made of rubber.
A1.7 CONNECTIONS

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Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009
8 Flexible connections between engine and external piping
Flexible hoses and bellows are provided for installation between the generating set and external piping systems, to minimise the transmission of engine vibrations to the plant piping systems.
Flexible connections are supplied for the following auxiliary systems:
•	Starting/control air

•	Cooling water

•	Lubricating oil

•	Exhaust gas

•	Fuel

•	Crankcase ventilation
The following is included:
1	Flexible hoses and gaskets (set)

1	Cooling water bellows (set)

2	Exhaust gas bellows

2	Charge air bellows compensator
A1.8 PLATFORMS
8 Engine maintenance platform prefabricated
Partly prefabricated maintenance platforms are provided for easy maintenance and access to the engine. To minimize vibrations, the platforms and stairs are freestanding on the floor and not connected to the engine. The engine platforms are designed for a distributed load of 4 kN/m2.
A2 MECHANICAL AUXILIARY SYSTEMS
The proper function of the power barge depends on the mechanical auxiliary systems. The proposed systems have been optimised for this particular application. The function of these systems is to provide the engine with fuel, lubricating oil, starting air, cooling water, and charge air, of the required quantity and quality, as well as to dispose of exhaust gases in a proper manner.
A2.0 AUXILIARY MODULES
To secure installation quality and reduce erection time, Wärtsilä has developed a prefabricated auxiliary module which is installed at the front end of the engine. This module contains several pieces of auxiliary equipment (listed below) which are completely installed and fitted at the shop, which saves significant pipefitting and installation time at site. The complete auxiliary module is pressure and function tested, and then flushed, painted, and corrosion protected prior to shipment. All external connection points are sealed and covered with steel plates.

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Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009
8 Engine auxiliary module with integrated compact booster
Figure 3 Illustration of a typical engine auxiliary module
The following is included:
1	Fuel oil filter

1	Fuel booster pump

1	Return fuel pump

1	Fuel oil cooler

1	Return fuel tank

1	Pre heating unit

1	Thermostatic valve high temperature water system

1	Thermostatic valve low temperature water system

1	Steam heater

1	Piping and insulation

1	Valves and gauges

1	Module control panel:

The module control panel includes breakers and controls for the electrical motors and heaters of the engine generator set as indicated below. It is also equipped with indicating lamps and alarms. The panel controls the following motors and heaters (if applicable):

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Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009
▪	Generator anti-condensation heaters

▪	Prelubricating oil pump

▪	Fuel booster pump

▪	Turning gear motor

▪	Preheating circulating pump

▪	High temperature cooling circuit preheaters

•	Air filters (if motorised)

▪	Outlet socket 16A
8 Exhaust gas module
To secure installation quality and reduce erection time, Wärtsilä has developed a prefabricated exhaust gas module. This module contains several pieces of exhaust gas equipment (listed below) which are completely installed and fitted at the shop. Some of the components will be separated from the module during transportation and installed again at site. This saves significant pipefitting and installation time at site. The complete exhaust gas module is function tested, and then flushed, painted, and corrosion protected prior to shipment.
Figure 4 Illustration of a typical exhaust gas module
The following is included:
2	Charge air silencer

1	Exhaust gas branch pipe

1	Piping and insulation

1	Oil mist separator

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Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009
A2.1 FUEL SYSTEM
The main function of the fuel system is to provide the engine with fuel of correct flow, pressure and degree of purity.
A2.1.1 LIGHT FUEL OIL SYSTEM
Light Fuel Oil System is used in case of operation disturbances and flushing of the system before maintenance work, before longer stoppages and during start up when the HFO system is not heated to operation temperature.
1 Light fuel oil feeder unit
1	Electric motor driven light fuel oil feeder pump

Capacity, each
Pressure
1	Single strainers on feeder pump suction side

2	Pressure regulating valve

1	Local control panel

1	Steel frame

1	Set of interconnection pipes, flanges, seals and valves
1 Light fuel oil flow meter for total fuel consumption measurement
The meters are of mass flow type with totalizing display.

Accuracy
1 Piping and valves light fuel oil system on Power Barge
This includes all necessary piping and valves for the light fuel oil system including flanges up to the interconnection point.
A2.1.3 HEAVY FUEL OIL SYSTEM (designed for a maximum fuel viscosity of 180 cSt)
Heavy Fuel Oil is the main fuel for the power barge. A preheated engine can be started directly on HFO provided that the fuel has been circulated through the fuel system and has achieved the correct temperature and pressure. The engine can also be stopped on HFO provided that the fuel circulation can be restarted after the outage or the external system has to stay in operation i.e. fuel must be circulated through the stopped engine continuously for heating purposes.
The Heavy Fuel System is designed for the agreed project fuel quality specified in Section A0.3.
2 Heavy fuel oil separator single units
Centrifugal separators are installed to remove water and solids from the fuel. The separator unit receives fuel from the buffer tank and sends clean fuel to the day tank.

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Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009
Figure 5 Picture of a typical factory made and tested separator unit
The following is included:
1	Separator
Separators of automatic discharge type.

Capacity
1	Delivery pump

1	Strainer
Single strainer on pump suction side.
1	Steam heater
Steam heaters for the heating of heavy fuel oil.
1	Sludge tank

1	Sludge pump

1	Steel frame

1	Control panel
Local control panel for manual and automatic operation.
1	Interconnection pipes, flanges, seals and valves

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Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009
2	Heavy fuel oil feeder unit
The fuel oil feeder unit supplies the correct fuel flow from the day tank to the booster unit. The following components are built on a steel frame, which forms a compact skid unit.

1	Electric motor driven heavy fuel oil feeder pump
	Capacity	m3/h
	Pressure	bar
1	Single strainers on feeder pump suction side
2	Pressure regulating valve
1	Local control panel
1	Steel frame
1	Set of interconnection pipes, flanges, seals and valves

The following is included:
1	Heavy fuel oil feeder pump

1	Automatic filter

1	Manual by-pass filter

1	Viscosity control system

2	Heavy fuel oil flow meter for total fuel consumption measurement
The meters are of mass flow type with totalizing display.
Accuracy
1	Piping and valves heavy fuel oil system on Power Barge
This includes pipes, valves, flanges and gaskets for the heavy fuel oil system up to the interconnection point.
1	Heavy fuel oil trace heating material on Power Barge
This includes trace heating piping and other necessary materials for the heavy fuel oil system up to the interconnection point.
A2.2	LUBRICATING OIL SYSTEM

The lubricating oil system provides required lubrication for all moving parts on the engine. It consists of the engine related lubricating oil system which handles the cooling and filtration of the lubrication oil and the plant related lubricating oil system, with storage of new and old lubrication oil.

The lubricating oil system consists of the following equipment:

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Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009
8	Lubricating oil separator unit
Centrifugal separators are installed to remove water and solids from the oil.
The following components are built on a steel frame, which forms a compact skid unit.

1	Separators of automatic discharge type
	Capacity	m3/h
1	Separator delivery pumps
Single strainers on pump suction side
1	Steam heater for the lubricating oil
1	Sludge tank
1	Sludge pump
1	Steel frame
1	Local control panel for manual and automatic operation
1	Set of interconnection pipes, flanges, seals and valves
1	Lubricating oil unloading pump unit: fresh oil
The function of the unloading pump unit is to pump new lubricating oil from tanker trucks to the lubricating oil storage tank. The unloading pumps and auxiliary equipment components are built on a steel frame, which forms a compact skid unit.

1	Electric motor driven unloading pumps
	Capacity, each	m3/h
1	Pressure Suction filters on pump suction side	bar
1	Pressure gauges at inlet and outlet pipe
1	Steel frame
1	Local control panel
1	Set of interconnection pipes, flanges, seals and valves
1	Lubricating oil transfer pump unit (mobile)
The function of the transfer pump unit is to pump lubricating oil to and from the engine when topping up or changing oil, or to transfer oil to and from drums as needed. The transfer pumps and auxiliary equipment are built on a wheeled dolly.

1	Electric motor driven transfer pump
	Capacity, each	m3/h
	Pressure	bar
1	Single strainers on pump suction side
1	Thermometer on pump suction side
1	Local control panel
1	Wheeled dolly
1	Set of interconnection pipes, flanges, seals and valves

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Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009
1	Lubricating oil transfer pump unit (stationary)
The function of the transfer pump unit is to pump lubricating oil from the storage tank to the engines when topping up or changing oil. The transfer pumps and auxiliary equipment are built on a steel frame, to form a compact skid unit.

2	Electric motor driven transfer pump
	Capacity, each	m3/h
	Pressure	bar
1	Single strainer on pump suction side
1	Local control panel
1	Steel frame
1	Set of interconnection pipes, flanges, seals and valves
1	Lubricating oil unloading pump unit: used oil
The function of the unloading pump unit is to pump used lubricating oil from lubricating oil storage tank to the tanker trucks. The unloading pumps and auxiliary equipment components are built on a steel frame, which forms a compact skid unit.

1	Electric motor driven unloading pumps
	Capacity, each	m3/h
	Pressure	bar
1	Suction filters on pump suction side
1	Pressure gauges at inlet and outlet pipe
1	Steel frame
1	Local control panel
1	Set of interconnection pipes, flanges, seals and valves
1	Piping and valves lubricating oil system inside Power Barge
This includes all necessary pipes, valves, flanges and gaskets for the plant lubricating oil system up to the interconnection point.
1	Automatic lubricating oil top up system inside Power Barge
This includes all necessary instrumentation, software, pipes, valves, flanges and gaskets for the automatic plant lubricating oil top up system for all eight engines.
A2.3	COMPRESSED AIR SYSTEM

Compressed air is used for starting the engines and for control and instrument air.

Starting air is produced by the starting air compressor unit. Compressed air from the starting air unit is stored in starting air bottles until it is used for starting the engine. The pressure equipment is designed, manufactured and tested according to the European Union directive 97/23/EC “Pressure Equipment Directive”.

The starting air system consists of the following main equipment:

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Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009
2	Starting air bottle
The total capacity of the starting air bottles is dimensioned to ensure a total of 17 engine starts. Each starting air bottle is equipped with necessary accessories. European pressure vessel inspection certificates are included.

Capacity	m3
Pressure	bar
1	Starting air compressor unit — double
Starting air compressor unit is used for refilling the starting air bottle(s). The following components are built on a steel frame, which forms a compact skid unit.

1	Electric motor driven air compressor
	Capacity, each	m3/h
	Pressure	bar
1	Electric motor driven air compressor
	Capacity, each	m3/h
	Pressure	bar
1	Pressure switch for starting and stopping the electrically driven air compressor (24/30 bar)
1	Alarm switch for too low starting air pressure to engine (18 bar)
1	Oil and water separator
1	Control centre for manual and automatic operation
1	Pressure reduction valve for control and working air (30/6 bar)
1	Steel frame
1	Set of interconnection pipes, flanges, seals and valves
Figure 6 Picture of a typical starting air compressor unit

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2	Instrument air compressor unit
The control and working air compressor unit produces control, instrument and working air. The compressed air is stored in the built-on air bottle until it is distributed to the different consumers.
The control and working air compressor and related equipment are built on a common frame to form a compact unit.

1	Electrically driven air compressor
	Capacity, each	m3/h
	Pressure	bar
1	Compressed air receiver
	Volume	m3
1	Refrigerated air dryer with control panel
	Dew point	°C
1	Filter for removal of oil, water and particles
1	Common control panel
1	Steel frame
1	Set of interconnection pipes, flanges, seals and valves
2	Instrument air bottle
The compressed air is stored in the control air bottle until it is distributed to the different consumers.

Capacity	m3
Pressure	bar
1	Piping and valves compressed air system (set)
This includes pipes, valves, flanges and gaskets for the compressed air system up to the interconnection point.

A2.4	COOLING SYSTEM

The main task of the cooling system is to provide adequate cooling of critical engine components such as cylinder jackets, cylinder heads and turbochargers as well as to cool the lubrication oil and charge air entering the cylinders after it has been compressed by the turbocharger.

The engine cooling water cools the low temperature charge air cooler, lubricating oil cooler, high temperature charge air cooler and engine jackets in a common single-circuit radiator.

The cooling system consists of the following main equipment:
8	Cooling radiator sets
The engines are cooled with remote mounted, horizontal type radiators with electrically driven induced draft fans. Each engine generator set has its own cooling radiator package comprising:

1	Radiator cooler circuit
Frame material
Tube material
Fin material

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Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009

Noise level	61 dB(A) at 40 m distance
1     Support for cooling radiators (set)
The supporting structure is used to ensure adequate cooling air flow through radiator fans. The supporting structure are fixed with bolts to the power house.
8     Cooling radiator ladder and railings
Radiators are supplied with railings and inspection ladder.
8     Low temperature expansion tanks
1     Piping and valves maintenance water system (set)
This includes pipes, valves, flanges and gaskets for the plant maintenance water system up to the interconnection point.
1     Piping and valves cooling system
This includes all necessary pipes, valves, flanges and gaskets for the engine cooling water system up to the interconnection point.
A2.5	CHARGE AIR SYSTEM
The charge air filter protects the engine against impurities in the inlet air and the charge air silencer reduces the air intake noise from the engine
8     Charge air filter, epoxy coated
The air inlet to the filter is equipped with a vertical weather louvre for removal of water droplets. The combined oil wetted and dry filter type filter have 2-stage filtration. The oil wetted contains filter panels that move vertically inside the filter housing. After a complete revolution the filter elements are soaked in oil where the dust particles settle in the oil basin. The next dry filter stage consists of several replaceable filter panels with pleated filter media for increased filtration efficiency. The filter elements are accessed through a maintenance opening.
Figure 7 Picture of an oil wetted filter and weather louvre

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16     Ducting charge air system (set)
This includes all necessary ducts, flanges, gaskets, bolts and nuts for the engine charge air system.
A2.6	EXHAUST SYSTEM
The exhaust gas of the engine is discharged at the required height through the exhaust gas silencer and stack pipe. The exhaust gas silencer reduces the exhaust noise from the engine
8     Exhaust gas silencer
The exhaust gas silencer reduces the noise emission from the engine exhaust outlet.

Noise attenuation
8     Set bellows for exhaust gas system
The expansion bellows isolate the exhaust ducting from vibrations and also allow for thermal expansion.
8     Ducting exhaust gas system (set)
This includes ducting for the exhaust gas system between the engine and the exhaust gas stack.
8     Insulation exhaust gas ducting (set)
This includes insulation material and cladding for the exhaust gas ducts inside the engine hall and in accessible places with a surface temperature over 60 °C up to the exhaust gas stack.
8     Exhaust gas stack pipe
The exhaust gas of the engine is discharged through the exhaust gas stack. The exhaust gas stack has the following characteristics:

Diameter
Material
Height above ground level
A2.8	STATION SUPPORT SYSTEM

A2.8.1	OILY WATER SYSTEM
The function of the oily water system is to collect the oily water produced in the Power Barge, and to separate it into treated water and sludge. The treated water can be mixed with other effluent flows before discharging from the Power Barge. The sludge is collected for further disposal.
3     Oily water transfer pump unit
The purpose of the oily water transfer pump unit is to transfer the oily water from oily water collecting sumps to an oily water buffer tank. The pump is designed for pumping oily water

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which may contain some particulate matter. The following components are built on a steel frame, which forms a compact skid unit.

1	Oily water pump (air driven)
	Capacity	m3/h
1	Local control panel for switch-over between manual and automatic operation
1	Set of interconnecting pipes and equipment
1	Steel frame
1	Oily water feed pump unit
The oily water feed pump is an eccentric screw pump. The unit is installed between the oily water buffer tank and oily water treatment unit. The control of this pump is integrated in the control panel of the oily water treatment unit.
1	Oily water treatment unit
The plant is equipped with a skid-mounted oily water treatment unit designed for continuous operation. The system is based on two stage dissolved air flotation system. The purpose of the first stage is to separate most of the free oil and heavier solids from water. The second stage is used for removing residual oil and impurities from the water. The oily sludge and solids removed from the water are pumped to the plant sludge tank.
Chemicals are added to the stage two to achieve better treatment result. The chemical dosing system contains dosing pumps for coagulant, flocculants and NaOH. The main components of the unit are: 1 flotation basin for removal of free oil (pre — treatment) 1 flotation basin after chemical addition

1	Set of interconnecting piping, valves and necessary gauges and sensors
1	Pump for transfer of oily sludge and separated bottom solids
1	Pump for transfer of pre-treated water to the stage two
1	Buffer tank or basin for separated oil with level controllers
1	Intermediate tank or basin for pre-treated water with level controllers
1	Discharge pump for treated water
1	Activated Carbon filter for final polishing of the effluent
1	Set of heating equipment
1	Set of pumps for chemical dosing
1	Local control panel
1	Sludge unloading pump unit
The purpose of the sludge loading pump is to transfer the sludge from the sludge tank to a tank truck. The pump is specially designed for pumping sludge. The main components of the unit are:

1	Oily water pump (pneumatic)
	Capacity	m3/h
1	Set of interconnecting pipes and equipment
1	Local control panel for Manual operation

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1	Piping and valves oily water treatment system (set)
This includes pipes, valves, flanges and gaskets for the oily water system up to the interconnection point.
A2.8.2	WATER TREATMENT SYSTEM
The water supply system provides the different plant systems with water of the correct amount, pressure and quality based on the raw water quality specified in section A0.
1     Water treatment unit
The water treatment unit is designed for treatment of brackish water, with low organic matter and suspended solids content i.e. for typical well water, according to the raw water specification in section A0.

	Capacity	m3/h
1	Sand filters 2 x 100% capacity
1	Softening unit with 2 x 100% capacity softeners (with NaCl tank)
1	Safety cartridge filter with 5 micron mesh size
1	Vertical multistage centrifugal high pressure feed pump
1	Reverse osmosis housings and membranes
1	Chemical cleaning tank and pump
1	Local control panel for the system
1	Set of interconnection pipes flanges and valves
The raw water should fulfil the requirements listed in section A0.4 of this document.
The target quality of treated water is:

pH at 21°C
Total dissolved solids
Total hardness Ca2+ + Mg2+
Silicate as SiO2
Iron Fe
Suspended solids
If the raw water quality is worse than specified, Wartsila reserves right to modify the treatment system. If additional costs due to modification(s), Wärtsilä shall issue change order request(s) as per the relevant contract clause.
2     Water booster unit
The water booster unit provides water to various water consumers in the plant. The following components are built on a steel frame, which forms a compact skid unit.

1	Pressure tank
	Capacity	l
	Pressure	bar(a)
2	Multi stage centrifugal pump
	Capacity	m3/h
	Pressure	bar(a)

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1	Local control panel with frequency converters for pumps
1	Steel frame
1	Set of interconnection pipes flanges and valves
1	Piping and valves treated water system (set)
This includes pipes, valves, flanges and gaskets for the water treatment system up to the interconnection point.
A2.8.3	FIRE FIGHTING SYSTEM
Fire system requirements depend on the applicable local codes and the requirements of the Owner’s insurance company. Wärtsilä’s standard plant is equipped with the following detection and protection devices. If local codes or the insurance company requirements mandate additional equipment or material, it can be offered at additional cost.
For a detailed description of the fire fighting system, see enclosure “Lihir Power Barge Fire Protection”, doc. id.: DBAB103090

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1	Fire fighting room pump equipment

1	Foam systems for tanks

1	Engine’s + Fuel treatment water mist systems

1	Hydrants and hose cabinets inside

3	MFU’s

1	Hose reels and foam hose reels

1	Switchgear room, CO2 extinguishing system

1	Office, Canteen, Corridor sprinkler syst.

1	Workshop sprinkler syst.

1	Parts store sprinkler syst.

1	Outside hydrants and hose equipment

1	Detection (incl.tanks)

1	Fire fighting main piping and valves

1	Standpipe inside

1	Foam piping

1	All extinguishers (sets)

2	Firemans outfits and storage lockers

1	UHF radios

1	Fire fighting tank, 300 m3

A3	ELECTRICAL SYSTEMS

A3.1	MAIN SWITCHGEAR
8	Neutral point cubicle
Consisting of:
1	Neutral grounding resistor 5A, 10s

1	Single pole disconnector switch

2	Current transformer (single phase) for earth fault

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8	Generator cubicle cable (set)
The cables are XLPE insulated medium voltage cables, unarmoured, between the generator and the generator cubicle.
8	Generator neutral point cable (set)
The cables are XLPE insulated medium voltage cables, unarmoured, between the generator and the generator neutral point cubicle.
1	Trailing cable support systems
Steel support for trailing cables on power barge
1	Cable terminations and cable fittings for Wärtsilä supplied cables

A3.2	STATION SERVICE SYSTEM
The station service system distributes low voltage electricity to electrical consumers included in Wärtsila scope of supply.
The station service system consists of the following equipment:
2	Station auxiliary transformer
The station auxiliary transformer is a three-phase, two-winding, naturally cooled distribution transformer.
The station auxiliary transformer is dimensioned with the following ratings:

Rated power	kVA
Rated incoming voltage +2x2.5%	V
Rated outgoing voltage	V
Standard
Cooling
The transformer has the following accessories:
•	Voltage bushings

•	Thermometer with two signal contacts

•	Off-load tap changer, 5 positions, on MV-side

•	Earthing terminal

•	Rollers

•	Lifting and towing lugs
1	Blackstart unit
The function of the black start unit is to enable a black-start of the Power Barge when there is no power supply from the grid.
The black start unit provides power for the auxiliaries (such as the starting air compressor, pre-lubricating pump and battery charger) which are needed to be able to make a black-start of the Power Barge.

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The Black start system will have a synchronizing facility in the LV Switchboard to enable load testing.
The black start unit is connected directly to the low voltage switchgear of the plant. The following components are built on a steel frame, which forms a compact skid unit. The following is included:
1	Diesel generating set

Capacity
Frequency
1	Light fuel oil tank

1	Radiator

1	Exhaust gas ducting and silencer

1	Interconnecting pipes, valves and flanges (set)

1	Electric panel
Electric panel consisting of:
•	Main breaker with short circuit and overload protection

•	Control system for automatic start/stop at grid failure/recovery

•	Alarm system with basic alarm functions

•	Monitoring system
1	Steel frame

1	Container
The acoustic enclosure will attenuate the noise to a level of 80 dB(A) at one meter distance from the container wall.
2	Frequency converter (for heavy fuel oil feeder pump)

1	Frequency converter (for light fuel oil feeder pump)

8	Frequency converter (for cooling radiator)
The frequency converter controls the rotation speed of the engine cooling radiator fans. The frequency converters minimize power consumption and noise level of the cooling radiators.
2	Station auxiliary transformer medium voltage cables (set)
The cables are XLPE insulated medium voltage cables, unarmoured, between the station transformer feeder cubicle and the station auxiliary transformer.
2	Station auxiliary transformer low voltage cables (set), (see low voltage cable section for details)
The cables are PVC insulated low voltage cables, between the station service transformer and the station low voltage switchboard. Maximum cable length 25 m.

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8	Radiator panels

1	Low voltage cables on power barge (set)
The low voltage cables are installed between the station low voltage switchboard and the various motor control centres and electrical consumers included in Wärtsilä scope of supply.
Colouring of wiring;

- phase L1	Red
- phase L2	White
- phase L3	Blue
- Neutral	Black (or light blue)
- Protect earthing, PE	Yellow/Green
In case of one phase power supply, phase wire is red and neutral is black.
Note that colouring of cables/wirng installed to DG-set (engine- generator set) follows Wärtsilä standard.
1	Cable terminations and cable fittings for Wärtsilä supplied cables
All necessary cable terminations, cable fittings and joints for the above mentioned cables.

A3.3	DC SYSTEM
The Power Barge is equipped with a DC system which feeds DC power to the control, automation, protection and alarm systems needed to ensure safe operation and shutdown of the plant in case of a failure in the AC based station service system.
2	DC system Power Barge control
The DC supply unit consists of:

1	Battery set
Type
	Capacity	Ah
	Voltage (DC)	V
2	Charger(s)
	Charging current each	A
1	Distribution switchboard containing:
Battery main switch
DC system monitoring unit
Miniature circuit breakers for DC feeders
1	DC cables on power barge (set),
The DC cables are installed between the Power Barge DC systems and the consumers included in Wärtsilä scope of supply.
Colouring of wiring;

- ´+´ (positive)	Grey
- ´ -´ (negative)	Brown
Note that colouring of cables/wirng installed to DG-set (engine- generator set) follows Wärtsilä standard

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A4	AUTOMATION SYSTEM
Control and Supervision Concept for Wärtsilä Power Barge
The control and supervision system is designed for safe, reliable, efficient and easy operation of the generating sets, their associated auxiliaries and electrical systems. A modular design allows easy extension of the system.
The Power Barge can be controlled from either the Wärtsilä Operator’s Interface System (WOIS workstations, CWA901), or from the central control panel/common and generating set sections (CFA 901 and CFC0_1).
The WOIS workstation, common and generating set control panels are located in the control room where all the main supervision of the plant takes place. The generating set control consists of two control panels, the central generating set control panel and the local generating set control panel, which is placed next to the generating set.
Control modes
The following control modes are available for the generating set control.
By increasing or decreasing the engine fuel supply, the active power can be controlled in:
•	MW mode — the generating set power is maintained at a preset value irrespective of system load or frequency. This is the typical operating mode for a base load Power Barge supplying an infinite grid.

•	Isochronous load sharing — the generating set shares the load with other generating sets at a constant frequency. This is the typical operating mode when running in isolation from the grid. This operating mode requires that all the generating sets have speed controllers suitable for isochronous load sharing.

•	Speed droop mode — the generating set shares the load with the grid or other generating sets according to a speed droop curve. This is the typical operating mode for smaller grids or in island operation.
By increasing or decreasing the generator voltage, the reactive power can be controlled in:
•	Constant Power Factor control — the generating sets power factor is maintained at a preset value and any changes are produced by the grid or other generating sets. This is the typical operating mode for a base load Power Barge supplying an infinite grid.

•	Voltage droop compensation control — The generating set will share the reactive load with the other generating sets based on digital communication lines between the AVR’s when running in island mode. This is the typical operating mode when running in isolation from the grid. This operating mode requires that all the generating sets have voltage controllers suitable for voltage droop compensation control.

•	Voltage droop mode — the generating set will share the reactive load with the grid and other generating sets equally in relation to the size of the units. This is the typical operating mode for smaller grids or in island operation.
The system will automatically switch the operating mode based on the “parallel with grid” signal. In Auto mode the setting values for active and reactive power will be according to operator input in WOIS workstation, while in Manual mode they are determined by the switches in the control panel.

A4.1	OPERATOR’S STATION

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3	WOIS workstation
The Power Barge is controlled and supervised from the Wärtsilä Operator Interface System (WOIS workstation). All actions necessary for the normal operation, such as start and stop of the generating sets, load increase and load reduction are activated and supervised via the WOIS workstation, using a mouse, keyboard and display. The operator can also supervise key data from the plant such as various temperatures and pressures as well as measurements of electrical variables such as generator power, voltage and frequency. The WOIS workstation also includes a hardcopy laser printer.

WOIS workstation includes the following functionality:
•	Process status displays, where the status and operation of the processes are displayed using various dynamic objects, such as images of pumps, valves and other components and units. The status of these objects is displayed graphically. By interacting with an object, the function and operational status can be displayed.

•	Process trends can be displayed as a free combination of six (6) measured values such as pressures, temperatures, speed, generating set load, etc. The operator may combine the values of interest in one graph to get a good view of the total process for further analysing. The trends are stored for up to 180 days, and the operator may call back a trend for any time interval within these limits.

•	An alarm banner in the uppermost part of the displays informs about the latest occurred alarm. The active alarm list informs the operator of possible problems in the process. An alarm will remain on the active alarm list until the process has returned to normal state and the alarm has been acknowledged. Historical alarm and event lists can be called up for further evaluation of events.

•	Any of the displays and the alarm list can be printed to the hard copy printer.

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Figure 8	The picture above is an example of a set of typical WOIS workstation displays; The Plant Overview display, a process displays, a sensor trend display, a historical trend display and the alarm event display
The WOIS workstation contains the following equipment:
1	Desktop PC computer, 1 GB RAM, min. 80 GB HDD, min 2 GHz processor

1	Display, TFT Flatscreen 24” with the resolution of 1920x1200

1	Keyboard and optical mouse

1	Operating system

1	Human-Machine-Interface (HMI) software
1	Laser printer for hardcopy and report printing

1	WISE workstation
The Wärtsilä Information System Environment (WISE workstation) handles the long term data storage and reporting functions of the Power Barge. The operator can view and print out the daily, monthly and yearly reports produced by the reporting program. WISE workstation keeps the engine and production reports available for later study and archiving. WOIS workstation is the provider of information to the WISE workstation.
WISE workstation includes the following functionality:

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•	Daily engine and plant reports of plant analogue measurement values. Daily minimum, maximum and average values are generated and stored for one year.

•	Long term engine and plant performance tracking throughout trend displays of the reported analogue measurements.

•	Daily production reports of generated active and reactive energy as well as hourly fuel consumption are generated and stored for one year.

•	Monthly production reports (on daily level) are stored for 5 years and yearly production reports are generated and stored for 10 years.

•	The production reports include minimum, maximum, average and total sum calculations for the period.

•	Electronic log book with search possibilities for recording of operation and maintenance activities.

Figure 9	The above picture shows a typical WISE workstation daily operation data, production report and Log book
The WISE workstation contains the following equipment:
1	Desktop PC, 1 GB RAM, min. 80 GB HDD, min 2 GHz processor

1	Display, TFT Flatscreen 24” with the resolution of 1920x1200

1	Keyboard and optical mouse

1	Operating system software

1	Reporting interface software

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1	Uninterrupted power supply (UPS)
Uninterrupted power supply is used for control room operator stations.

A4.2	CONTROL PANELS
1	Central common control panel
The central common control panel (CFA901) contains the operating switches, buttons and meters for synchronising and the mimic for the plant Medium Voltage system. It also contains the common PLC system.
Figure 10 The above illustration shows an example of the central common control panel
The central common control panel (CFA901), contains the following equipment:
1	Programmable Logic Controller (PLC) unit for plant control and supervision of the common systems of the plant. The high grade PLC integrates the control functions as required by the process and operation sequences.

The PLC include the following units and devices:
-	Power supply for CPU (110 VDC)

-	Central Processing Unit (CPU)

-	Communication card

-	Digital input and output cards

-	Analogue input cards

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1	P1 Double frequency meter (for synchronising)

1	P2 Double voltage meter (for synchronising)

1	P3 Synchronoscope (for synchronising)

1	M2 Manual syncronisation control interface unit with:
-	Synchronising mode selector switch (auto/manual)

-	Synchronising breaker selector switch for generator and for incoming breaker

-	Generating set voltage adjustment switch

-	Generating set frequency adjustment switch

-	Synchronising breaker close control pushbutton

-	Synchronising order pushbutton for automatic synchronising
1	Auto-synchroniser

1	Check synchroniser relay

1	Safety relay for emergency circuit

1	Mimic diagram for the electrical system

1	S20 Emergency stop pushbutton

1	S10 Safety relay reset pushbutton
8	Central generating set control panel
The central generating set control panel (CFC0_1) contains selectors for the generating set operating mode, control switches for manual control, the Power Monitoring Unit and the protection relays. In auto-mode the PLC system performs the starting sequence and stopping sequence automatically and sets the active load and the power factor references to the primary controls according to WOIS workstation set points. The PLC monitors the status of the engine constantly regardless of the running mode. The generating set Input/Output signals are mainly connected to PLC remote Input/Output modules which are located in the local generating set control panel (CFE0_1), which also contains the Automatic Voltage Regulator (AVR) and the hardwired engine shutdown and breaker trip circuits.

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Figure 11 The above illustration shows an example of the central generating set control panel
The central generating set control panel (CFC0_1), contains the following equipment:
1	Programmable Logic Controller (PLC) unit for control and supervision of the generating set. The high grade PLC integrates the control functions as required by the process and operation sequences. The PLC also handles the start/stop sequence, process measurements and alarms
-	Power supply unit for CPU (110 VDC)

-	Central Processing Unit (CPU)

-	Communication card

-	Analogue measurement Input — Output card

-	Digital Input — Output cards
1	Set of conventional panel mounted meters for:
-	P1-P3 Current meters, one per phase

-	P4 Frequency meter

-	P5 Voltage meter, with selector switch S21

-	P6 Engine and turbocharger speed (rpm), with selector switch S22

-	P7 Power factor meter

-	P8 Reactive power (MVAr) meter

-	P9 Active power (MW) meter

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1	S20 Generating set emergency stop push-button

1	P11 Power monitoring unit (PMU)

The PMU is a digital power monitoring unit where the generating sets electrical measurements can be monitored and supervised.

The PMU includes the following functions:
-	Measurement of phase currents, with stored min and max

-	Measurement of main and phase voltages, with stored min, max and average

-	Measurement of frequency

-	Calculation of Active, Reactive and Apparent power

-	Calculation of Active and reactive Energy, imported, exported and total

-	Calculation of harmonic distortions

-	Calculation of power factor

-	Measurement of engine running hours
1	K1 Generator protection relay

The digital programmable multi-function protection relay is connected to current and voltage transformers in the generator cubicle and in the generators main terminal box.

The protection relay has the following protection functions:
-	Over and under voltage protections

-	Over and under frequency protection

-	Reverse power protection

-	Over current and short circuit protection

-	Stator earth fault protection

-	Loss of excitation protection

-	Negative sequence (unbalance) over current protection
1	K2 Differential protection relay

1	M1 Manual control interface unit with:
-	Generator set control mode selector switch (Auto-Manual)

-	Active power control mode selector switch (Speed droop-kW/isoch control )

-	Reactive power control mode selector switch (Voltage droop — p.f. control)

-	Engine power control switch (decrease-increase)

-	Generator voltage control switch (decrease-increase)

-	Synchronising select and start of synchronisation control switch

-	Engine start pushbutton with engine running indication light

-	Engine stop pushbutton with engine stopped indication light

-	Breaker close pushbutton with breaker closed indication light

-	Breaker open pushbutton with breaker opened indication light

-	Engine shutdown indication light with reset pushbutton

-	Breaker trip indication light with reset pushbutton

-	Indication lamp testing pushbutton
8	Local generating set control panel
The local generating set control panel, CFE0_1, contains the following equipment:
1	Remote Input-Output unit for PLC
-	Power supply unit (24 VDC)

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-	Remote communication card

-	Digital Input — Output cards

-	Analogue Input — Output cards
1	Automatic voltage regulator (AVR) for the generator

1	S1 Emergency stop push-button

1	Safety relay for emergency circuit

A4.5	CABLES AND ACCESSORIES
1	Control and instrumentation cables (as per Wärtsilä standard)
Control and instrumentation cables for delivered equipment including necessary joints and fittings.

A5	HEAT RECOVERY SYSTEM

A5.1	STEAM GENERATION SYSTEM

A5.1.1	STEAM GENERATION SYSTEM FOR FUEL HEATING
The pressure equipment is designed, manufactured and tested according to the European Union directive 97/23/EC “Pressure Equipment Directive”.
The steam generation system generates steam to be used for fuel heating in the Power Barge. Steam is generated by recovered waste heat from the engine exhaust gas. A standby fuel fired boiler is supplied for backup use. The system is designed based on an “N+1 redundancy principle” including the fuel fired boiler.
Steam flows from the heat recovery boilers to a steam header for distribution to the steam consumers in the plant. A non-return valve on the steam outlet of the drum prevents backflow when the boiler is not in use. Condensate is collected in the feed water tank and returned to the boilers by the feed water pumps.
A fuel fired boiler is provided to generate steam when the engines are not running or when the exhaust gas boilers require maintenance.
3	Exhaust gas boiler
The exhaust gas boiler is a verticall smoke tube type.
Capacity at boiler outlet at Stated Ambient Conditions as specified in engine load and clean heat exchanger surfaces:

Steam generation	kg/h saturated steam
- at feed water temperature	°C
Working steam pressure	bar(a)
The following is included:
1	Inlet and outlet hoods with inspection doors

1	Modulating exhaust gas by-pass damper with actuator

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Document creation date:	August 25, 2009
1	Manual steam soot blowing equipment

1	Shut-off valves

1	Blow-down drain

1	Safety valve

1	Relief valve

1	Pressure switches

1	Level switches

1	Level control device

1	Insulation and cladding

1	Counter flanges, bots, nuts and gaskets

1	Mounting supports

1	Boiler service platform
1 Heat recovery container
Auxiliary equipment for the steam generation system is installed into a standard 40 foot container. All installation, piping, insulation, cabling, painting and testing of the equipment inside the container is done at the factory where the container is assembled, thus saving installation time at site.
The following is included:
1 Feed water tank
The feed water tank is of the “hot well type” working at atmospheric pressure. It receives condensate from the steam consumers and make-up water from the water treatment system. The feed water tank is insulated and located on top of the container.
2 Feed water pump
The feed water pump pumps feed water from the feed water tank to the boilers at the appropriate pressure.
1 Chemical dosing unit
The chemical dosing unit adds chemicals to the feed water in order to prevent corrosion and scaling in the boiler system.
1 Blow-down tank
Blow down water from the boilers is lead via the blow down tank to the drain. The blow down tank can be cooled by tap water when needed. Blow down is performed at regular intervals in order to prevent the accumulation of chemical compounds in the steam system.

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Project name: Project number: Quotation number: Created by: Document Id:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002
Document creation date:	August 25, 2009
1 Local control panel
The local control panel contains the components for controlling and operating the steam system as described above.
1 Light fuel oil fired boiler for steam generation
An independent oil fired boiler is supplied for use when the exhaust gas boilers are not in use, for example during the start-up of the Power Barge. It is also used for heating the heavy fuel system during outages.
The auxiliary boiler unit includes:
•	Evaporator section

•	LFO burner

•	LFO pump

•	Combustion air fan

•	Steam pressure gauge

•	Pressure switches

•	Temperature switches

•	Level control device

•	Main closing valve for steam

•	Non-return valve at steam outlet

•	Safety valves

•	Local control panel

•	Interconnection pipes, flanges and gaskets
Capacity at boiler outlet at Stated Ambient Conditions as specified in section A.0.2 and clean heat exchanger surfaces:

Steam generation	kg/h saturated steam
- at feed water temperature	°C
Working steam pressure	bar(a)
1 Oil detector
The oil detector detects if the condensate return coming to the feed water tank contains oil. If oil is detected condensate will be dumped into the drain system and an alarm will be given to the control system.
1 Steam header
Steam from all the boilers is collected to the steam header and forwarded onwards to the steam consumers. Shut-off valves are installed on each incoming and outgoing line from the steam header. The steam header also functions to separate possible water droplets in the steam and drain them to the condensate return system.
1 Boiler washing water pump
Boiler washing water pump transfers dirty water from the boiler washing water tank to the water treatment system.

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Project name: Project number: Quotation number: Created by: Document Id:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002
Document creation date:	August 25, 2009
1 Piping, valves and insulation for steam generation system for fuel heating (set)
Pipes, flanges, gaskets, bolts, nuts, expansion compensation, condensate traps and air vents together with insulation and metal sheet cladding needed for insulation of the steam pipes included in Wärtsilä’s scope of supply.
A7	TOOLS
1 Engine maintenance tools (set)
This includes the special tools needed for normal maintenance of the engine.
1 Engine hand tools (set)
This includes normal hand tools needed for normal maintenance of the engine.
1 Tools for turbocharger (set)
This includes the special tools needed for normal maintenance of the turbocharger.
1 HFO separator tools (set)
Set of special tools for maintenance.
1 Lubricating oil separator tools (set)
Set of special tools for maintenance.
A8	SPARE PARTS
1 Commission consumable parts for 8 engines
Wärtsilä will replace any part which is found defective or which is damaged by Wärtsilä personnel during start up of the plant.
The commissioning spare parts list includes parts which are susceptible for damage during installation and commissioning.
These parts are the property of Wärtsilä and unused parts will be removed from the plant after commissioning.

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Project name: Project number: Quotation number: Created by: Document Id:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002
Document creation date:	August 25, 2009
B	CIVIL WORKS: HULL (B1) AND STRUCTURES ON CARGO DECK (B2)

This Civil’s technical specification provides the reader with the basic technical data and information required for evaluation of the plant’s technical features and performance, as well as Wärtsilä’s Civil’s (Superstructure) scope of supply.

The proposed project is designed, engineered and will be delivered by Wärtsilä Finland Oy in accordance with this technical specification.

B1	HULL

General

The construction is made according to the requirements of Classification Society and considering the results of vibration and noise studies. The hull is designed for power generation. All structures, stiffening and reinforcements are designed to carry the actual loads of eight (8) W20V32 generating sets and related auxiliaries.

Materials

Mild steel, material grade A, is used for hull structures in general. All hull materials are approved by the Classification Society.

Standard materials, fittings and equipment are used as far as practicable, if not otherwise mentioned, in order to achieve easy maintenance and low replacement cost.

All materials, equipment, appurtenances and outfit which are supplied by the Wärtsilä are new, good quality, suitably selected for the purpose they are to serve and especially taking into account the service intended for the Barge and of well recognized make and of the latest type or model at the time of ordering within the limits of this specification.

Construction tests

Structural strength and watertightness of decks, bulkheads, hatchway covers, weather and splashtight doors, ventilator coamings, tanks and piping systems are tested to assure effective performance. tanks are tested using industrial fresh water.

Workmanship and welding

The hull is of fully welded construction corresponding to the requirements of the Classification Society.

Below main deck rooms and technical spaces:
•	Fuel treatment room

•	Sewage room

•	Bilge water central (preliminary);

Containing bilge pump and valves. All compartions in the hull is connected by pipes to the bilge water central. The bilge water is pumped to the oily water settling tank.The preliminary location of the bilge water central is under the fuel treatment room. The access is from the fuel treatment room.

•	Oily water treatment room

•	Water treatment room

•	Air-, sounding-, bilge-, (ballast if applicable) and draining pipes

•	Tanks

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Project name: Project number: Quotation number: Created by: Document Id:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002
Document creation date:	August 25, 2009
Maintenance
The structure and layout of the Barge and equipment designed and constructed permits ready access to all parts for inspection, maintenance and repair without disturbance of other structure or equipment.
Pumps, heaters, etc. have isolating valves to enable independent maintenance of the units.

Permanent stairs, ladders, doors, manholes, scuttles, bolted plates, etc. are provided for access. Ladders and stairs are bolted or otherwise easily removable in external and machinery spaces.

Battens and gratings in store rooms and other spaces and protective casings around pipes are made readily removable.
Special care is exercised in the location of manholes and access holes to tanks, bilges, drain wells, machinery or equipment foundations and other places difficult to access.
Restriction of access openings by pipes and valves is avoided and ladders and stairs are located in line with openings.
In places where the lodgment of oil or water may take place, adequate draining possibility is provided. Oil drip pans are provided under all oil using equipment.
All tanks and compartments as part of the hull structure are provided with venting and sounding means with striker plates, and manholes
Temporary navigation lights
Temporary navigation lights are during transportation installed on the Power Barge. Common practice has been that the haulage company is temporary installing the navigation lights. When the haulage is finnish they are taken off.
B1.0 CLASSIFICATIONAND REGULATIONS
Classification and flag state

The class mark is:
Germanischer Lloyd (GL) or the American Bureau of Shipping (ABS).
If required by the Buyer, the flag state can be the Republic of Panama. The Buyer will inform the Supplier no later than 4 months prior to Delivery (in accordance with clause 5.2(a) of the Contract).
Rules and Regulations
The hull complies with following conventions, regulations and requirements as in force at the delivery date:
•	International Convention on Load Lines 1966 (LL 1966) (701 81.01.E), Supplement relating to the LL 1966 (1971, 1975, 1979) (705 81.02.E)

•	International Convention on Tonnage Measurement of Ship, 1969 (TONNAGE 1969) (713 70.81.E)

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Project name: Project number: Quotation number: Created by: Document Id:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002
Document creation date:	August 25, 2009
•	International Tonnage convention Oslo 1965
B1.1	TANK CAPACITIES, SHORE CONNECTIONS

Filling volumes are (100%), total :

Heavy fuel oil buffer tanks (1)

Heavy fuel oil day tank (1+1)

Diesel oil day tank (1)

New lubricating oil storage tank (1)

Used lubricating oil tank (1)

Maintenance (service) lubricating oil tank (1)

Sludge tank (1)

Maintenance water tank (1)

Raw water tank (1)

Fresh water tank (1)

Treated water tank (for fresh water) (1)

Sewage tank (1)

Over flow tank (2)

Boiler washing tank (1)

Oily water tank (1)

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Project name: Project number: Quotation number: Created by: Document Id:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002
Document creation date:	August 25, 2009

Fire fighting tank (1)

Ballast water tanks	If required is depending of on final design
1 Level Indicators and alarms for under deck tanks (set)
1 Remote readouts, operator, control valves for tanks below deck
Miscellaneous loose tanks are arranged as needed. Fuel tanks will be constructed so as not to have the walls in contact with outher shell. Void space construction may be used for this.
Shore connections
Shore connections are arranged on both sides of the hull. The location will be optimised at final design. The barge will be delivered set up for connecting on only one side, but the design will allow connection on the other side of the hull if the barge is moved.
Following shore connections are located on bunker station:
Connection sizes below are preliminary, to be determined at final design

Used lubrication oil / sludge	DN65

Lubrication oil filling	DN50

Diesel oil filling	DN80

HFO filling	DN100

Fire water	DN80
Following shore connections are located on the sides of the Barge:

Sewage	DN65

Fresh water filling	DN50
All shore connections are arranged with international shore connection flange. Flexible hoses will be provided for all connections.
B1.2	HYDROSTATICS, STABILITY, PRELIMINARY

The possible ballasting is executed according to the stability and trim calculations. The calculation, design and need of ballast tanks are depending on final design.

B1.3	HULL, LARGE HULL FITTINGS, PAINTING AND CORROSION PROTECTION

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Project name: Project number: Quotation number: Created by: Document Id:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002
Document creation date:	August 25, 2009
B1.3.1	CONSTRUCTION PRINCIPLES

Strength and material thicknesses of the hull

Hull strength criteria is according to Classification Rules.

Plates exposed to compression stresses are provided with adequate buckling strength.

Preliminary hull thicknesses: side plate 10 mm, bottom plate 12 mm and deck plate 12 mm

B1.3.2	LARGE HULL FITTINGS

Engine foundations

Generator set foundations are integrated to steel structure

Machinery foundations

Foundations are fabricated of steel plates and rolled sections.

Girders or extra webs are fitted below heavy machinery and power house supporting pillars.

B1.3.3.	PAINTING AND GALVANIZING

General

All steel material with thickness of 4 mm and over is shot blasted to Sa2 1/2 according to International standard ISO 8501-1 and primed with 2-component zincrich prefabrication primer 12 — 20 my.

The detailed painting specification will be subject to the shipyard finally selected as the constructor and their used paint manufacturer. However, please find below preliminary specification. The detailed painting specification will be sent to the Owners for approval a reasonable time before painting work is started.

The specification states the accuracy for the treatment of surfaces, the type of paint, colour scheme, number of coats and coating thickness.

Data given by the paint manufacturer regarding the specified painting systems is followed. Where painting is not specified, it is done according to the Shipyard’s practice after Owners’ approval.

Preparation system according to International standards ISO 8501-1, ISO 8501-2

Dry film thickness (DFT) is the thickness of coating remaining on surface when coating is hardened. Nominal dry film thickness (NDFT) is specified for each coat or for the whole paint system to achieve the required durability.

Measurement of total dry film thickness is done according to ISO 12944-5 standard.

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Project name: Project number: Quotation number: Created by: Document Id:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002
Document creation date:	August 25, 2009
Inspection is carried out according to the list below by the Owner (O), Paint Manufacturer (P) and Builder (B).

Before top
	Preparation	coats	Final inspection
Exterior

Below WL	BPO	BPO	BPO

Above WL	BPO	BPO	BPO

Decks	BPO	BPO	BPO

Interior

Fresh water tanks	BPO	BPO	BPO

Water and dry tanks	BPO	B O	B O

Oil tanks	BPO	B O	BPO

Other spaces	B O		B O
The Owner and Paint Manufacturer make spot checks during the protection process.

The Builder and Paint Manufacturer make control of weather conditions.
Documentation of inspections and working conditions are given by the Yard to the Owners and Paint Manufacturer.
Damage to the painting caused by welding, burning etc. is prepared and repainted according to the specification excluding shop-primer. Instead of sandblasting only small areas are prepared by power brushing.
Pre-treatment
Explanation of pre-treatment code before painting of welds and damaged prefabrication primer and surfaces not treated with prefabrication primer.

ISO 8501-01	Light wire brushing Weld spatter not to be removed No chamfering

ISO 8501-1	Wire brushing to St 2 Loose spatter to be removed No chamfering

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Project name: Project number: Quotation number: Created by: Document Id:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002
Document creation date:	August 25, 2009

ISO 8501-1	Blasting to Sa 2 Loose spatter to be removed No chamfering

ISO 8501-1	Blasting to Sa 2.5 – 2 Loose spatter to be removed Light chamfering
The cleaning degree is according to agreed standards (above-mentioned or equal International standard).
Painting of shell below waterline
  From keel to light loadline

Cleaning grade	Sa 2.5 – 2

Painting (typical)	Jotamastic 87 Aluminium	1 × 150 µm

	Jotamastic 87 grey	1 × 150 µm

	total	300 µm
Painting of shell above water line

Cleaning grade	St 2

Painting (typical)	Jotamastic 87 grey	1 × 150 µm

Hardtop AS, polyurethane topcoat

1 × 50 µm

	total	200 µm
Painting of weatherdecks

Cleaning grade	St 2

Painting (typical)	Jotamastic 87 grey	1 × 125 µm

	Jotamastic 87	1 × 125 µm

	total	250 µm

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Project name: Project number: Quotation number: Created by: Document Id:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002
Document creation date:	August 25, 2009
Painting of HFO, LO and overflow tank

Cleaning grade	St 2

Painting (typical)	Balloxy HB Light	2 × 150 µm

	total	300 µm
Painting of fresh water tanks

Cleaning grade	St 2

Painting (typical)	Balloxy HB Light	2 × 150 µm

	total	300 µm
Painting of ballast water tanks (if applicable)

Cleaning grade	St 2

Painting (typical)	Balloxy HB Light	2 × 150 µm

	total	300 µm
Painting of dry tanks (voids)

Cleaning grade	St 2

Painting (typical)	Jotun alkyd primer	1 × 60 µm

	Total	60 µm
Oily water, sludge and sewage tanks

Cleaning grade	St 2

This information is confidential and proprietary to Wärtsilä.	Page: 60 of 81

Project name: Project number: Quotation number: Created by: Document Id:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002
Document creation date:	August 25, 2009

Painting (typical)	Balloxy HB Light	2 × 150 µm

	Total	300 µm
Painting of technical rooms

Cleaning grade	St 2

Painting (typical)	Jotun alkyd primer	1 × 50 µm

	Pilot II	1 × 50 µm

	total	100 µm
B1.3.4.	CATHODIC PROTECTION

Cathodic protection system

To avoid need for docking the hull is protected against corrosion by means of Impressed Current type Cathodic protection system (ICCP), Corrpro brand or equal internationally recognized brand. Using ICCP is an arrangement of hull mounted anode(s) (type and number at final design) and four reference cells (number at final design) connected to a control panel, the ICCP system produces a powerful impressed external current to suppress the natural electrochemical activity on the wetted surface of the hull.

B1.3.5.	DRAUGHT MARKS, NAME, MARKING OF PAINTING LINES

Draught marks

Draught marks fore, aft and midship, freeboard and loadline marks are made of steel plate continuously welded on the shell and painted. Draught marks are indicated in metric numbers.

Name

The name is fitted on each side of bow. Name and port of registry is fitted on aft transom centerline. Names are made of steel plate continuously welded on the shell and painted. The Seaboard name will be placed on both sides of the power plant building, made of steel plate, approximately 1 meter high letter size.

B1.3.6.	TOWING, BOLLARDS AND MOORING EQUIPMENT – PRELIMINARY INFORMATION

General

According to ABS or GL rules.

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Towing and brackets

• Two smith brackets are installed on the bow for towing the Power Barge

• One emergency towing line

Bollards

• 3 bollards are installed on each side of the hull for mooring

Mooring arrangement and equipment on Power Barge

The design of the mooring system to be based on actual conditions on the final location of the Barge.

• One set of rubber and teflon for mooring, if required

B1.3.7	HULL AND DECK FITTINGS

In general, fittings and connections on weather deck are protected by painting.

Exterior Steel Doors, part of hull

Doors are constructed and installed according to rules and standards. Watertight doors are equipped with rubber packing, two hinges and six latches, an eyelet for padlock and hand grip.

• clear width min.750 mm

• minimum height 1900 mm from the deck

• sill height in way of watertight doors according to rules

Manholes

Manhole and ladder are arranged for all tanks as required. Clear opening is minimum 400 * 600 mm. All manholes are clearly and permanently marked with a name and number of tank/space.

Access and Service Hatches, Inspection Openings

Clear opening is minimum 600 x 600 mm. Sill height minimum 400 mm if not otherwise required by the rules.

Stair, Ladders and Steps

Ladders or steps are provided in way of manholes or access opening where necessary, width 400 mm minimum. Short ladders may be arranged by hook steps welded to the hull. Stairs, ladders and steps are arranged according to general drawings.

Platforms

Platforms are arranged in technical spaces. Platforms are made of chequered steel plate or steel grating fastened with screws.

Railings

The height of rail or bulwark above the deck is about 1100 mm around the hull. Stanchions and wire ropes or chains are arranged in a way of bollards and where necessary but only in limited length.

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Drain Plugs

Drain plugs of stainless steel are provided to all tanks to the lowest point with clear markings.

Lifting Eyes

Lifting eyes are provided above all heavy equipment and elsewhere where necessary.

B.2	SUPERSTRUCTURES ON CARGO DECK

B2.1	DESIGN DATA FOR ON DECK CARGO (POWER HOUSE, STRUCTURES etc.)

B2.1.1	Explanation to abbreviations

	ASHRAE:	American Society of Heating, Refrigeration and Air-Conditioning Engineers
	EN:	European Standard
	ENV:	European Pre-standard
	FEM:	European Federation of Materials Handling and Storage Equipment
	ISO:	International Organization for Standardization
	SFS:	Finnish Standards Association
	AISI	American Iron and Steel Insitute
	UBC:	Uniform Building Code

B2.1.2	Codes and standards for power barge deck cargo

The Power House superstructures are designed, manufactured, constructed and installed to applicable parts according to the following standards:

	Description		Code	Note
	-	Wind load, seismic load	UBC 1997
	-	Steel structures	SFS-ENV 1993-1-1...4	Eurocode 3
	-	Self supporting double skin metal faced insulating panels-Factory made products- Specifications (wall panels)	EN 14509
	-	Installation of pre-manufactured buildings	European Norms and ISO standards
	-	Ventilation	ASHRAE 62.1-2004
	-	Air conditioning	ASHRAE 55-2004
	-	Crane classification and design	FEM
	-	Painting of steel structures	EN ISO 12944
		Galvanization	EN ISO 1461
	-	Stairs and platforms (standard)	EN ISO 14122	Fixed stairs and platforms
	-	Noise measurement	ISO 1996, Acoustics Description, measurements and assessment of environmental noise, Part 1-3

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B2.1.3	Loads

The civil works and structures are designed for the following loads:

Description		Value	Unit	Code	Note
Wind
-	Basic wind speed		mph	UBC1997	Measured as 3 sec. gust
-	Exposure
-	Importance factor
Earthquake				UBC1997
Note! Concerns only mooring
system. The Barge and Power
-	Seismic zone				House is not designed for earth
quake loads
-	Occupancy category
-	Soil profile
-	Importance factor
-	Seismic source, type
-	Min. distance to fault		km
Live load
-	Roof		kN/m2	UBC1997	Including snow load
-	Floor (Barge Deck)		kN/m2		Distributed load
			kN		Concentrated 200x200 mm2
-	Intermediate floor			UBC1997
	Store area		kN/m2		Distributed load
			kN		Concentrated 200x200 mm2
Control Room / office
	area		kN/m2		Distributed load
			kN		Concentrated 200x200 mm2
-	Working platforms		kN/m2	UBC1997
			kN		Distributed load
Concentrated 200x200 mm2
Dead load
-	Material				According to material weights
-	Equipment				According to Wärtsilä and other manufacturer specifications
Load combinations				UBC1997

Wärtsilä Power Barge design fulfil general international requirements for structural safety.

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B2.1.4	Other design criteria

Description		Value	Unit	Code	Note
Noise
-	Noise level		dB(A)	ISO 1996	At 100 m from wall
-	Noise level in Control		dB(A)	ISO 1996
Room and offices
Temperatures and relative humidity
-	Max. ambient air		°C		Design ambient 30 °C
temperature
-	Min. ambient air		°C
temperature
-	Dimensioning relative		%		At 30 °C ambient
humidity, RH
Rainfall
-	Maximum rainfall		mm/h
Other
-	Dust level

*	ISO 1996 Acoustics — Description, measurement and assessment of environmental noise, Parts 1-3

B2.1.5	Indoor environment

	Maximum
	noise	Min. / max.			Illumination
	level	temperature			level
Area	dB(A)	°C	AC	Ventilation	Lux
Engine Hall	—	Ambient /Ambient+10 (except for hot spots)	No	Mechanical	200
Engine hall, maintenance platform, Auxiliary equipment areas	—	Ambient /Ambient+10 (except for hot spots)	No	Mechanical	300
Fuel treatment room/pump rooms	—	Ambient /Ambient+10 (except for hot spots)	No	Mechanical	300
Switchgear room(s)	85	20-28	Yes	Mechanical	250
Control room	65	20-24	Yes	Mechanical	500
Offices (and corresponding)	65	20-24	Yes	Mechanical	500
Canteen (and correcponding)	65	20-24	Yes	Mechanical	150 – 200
Changing room(s), toilet(s), cleaning cupboard(s)	65	22-26	Yes	Mechanical	150 – 200
Battery room	65	18 °C/ Ambient+5	No	Mechanical	150 – 200
Workshop)s), Store room(s), Technical rooms	—	18 °C/ Ambient+10	No	Mechanical	150 – 200
Electrical Workshop	—	Ambient	Yes	Mechanical	150 – 200
Stairhall	85	22-26	Yes	Mechanical	150 – 200

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B2.2	POWER HOUSE — SUPPLY:

	1	Power house steel frame and supporting structures (set) — see B2.2.1 for more details

	1	External walls (set) — see B2.2.2 for more details

	1	Internal walls (set) — see B2.2.3 for more details

	1	Separation walls between engine 4 and 5 (set) — see B2.2.4 for more details

	1	Intermediate floor (set) — see B2.2.5 for more details

	1	Roof (set) — see B2.2.6 for more details

	1	Doors (set) — see B2.2.7 for more details

	1	Windows (set) — see B2.2.8 for more details

	1	Finishing and furnishing — see B2.3 for more details

	1	Heating and Sanitary Installations (inside buildings) (set) — see B2.4 for more details

	1	Process ventilation, Power plant buildings (set) — see B2.5 for more details

	1	Comfort ventilation and Air conditioning (set) — see B2.6 for more details

	1	Equipment (cranes etc) — see B2.7 for more details

B2.2.1	POWER HOUSE STEEL FRAME AND SUPPORTING STRUCTURES

Material for building steel frame and other steel structures

The material characteristics are:

Description		Grade	Code	Note
Steel profiles and fasteners
-	Steel plates > 3 mm		EN10025
-	I, H and U sections		EN10025
-	L sections		EN10025	Primary profiles
			EN10025	Secondary profiles
-	Welded hollow sections		EN10219
-	Bolts		EN ISO 4014	Hot-dip galvanized
-	Nuts		EN ISO 4032	Hot-dip galvanized
-	Washers		EN ISO 7091	Hot-dip galvanized

Surface treatment

Surface treatment is based on the quality document “Anti-corrosive treatment instructions for auxiliary equipment” for Wärtsilä Power Barge. Actual document is made based on ISO standards 8501 (Pre-treatment), 12944 (Corrosion protection of steel structures by protective paint system, 2808 (Determination of film thickness).

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The surface treatment for indoor structural steel frame components

The painting system for indoor steel structures, , fulfill corrosivity categories C2M, C3L. according to EN ISO 12944 (treatment EP120/2-FESa2,5 or equivalent). The preliminary treatment class is FeSa2,5 according to EN ISO 8501.

The surface treatment for outdoor structural steel frame components

The painting system for outdoor steel structures, fulfill corrosivity category C5-M according to EN ISO 12944: treatment EPZn(R)EPPUR240/4-FESa2,5 or equivalent – note: additionally priced. The preliminary treatment class is FeSa2,5 according to EN ISO 8501 The steel frame is made of shop painted shopfabricated steel profiles. Installation is done with bolted connections. The columns are welded to the deck.

STAIRS AND PLATFORMS

In the engine hall, on the gable wall, fixed to the steel frame, is a service platform for the overhead crane. Other platforms are ventilation unit / charge air platform and stack platform. Generally platforms are included where so required from maintenance point of view. The frame material and surface treatment of the platform frame and railing are similar to structural steel frame. The landings and platforms inside power house are covered with hot-dip galvanized gratings (Class A, approximately 80 microns – EN ISO 1461). The landings and platforms outside are painted.

B2.2.2	EXTERNAL WALLS

External walls of light weight sandwich panels

Material characteristics

The material characteristics for the wall sandwich panel materials are:

Description		Grade	Code	Note
-	Outer steel sheet face		EN10147	Galvanized and PVDF-HB coil coated and lacquer
-	Structural mineral wool			Load bearing capacity
-	Inner steel sheet face		EN10147	Galvanized PE coil coated

The technical information for the sandwich panels are:

Description, 100 mm panels		Value	Unit
-	Fire rating		60 minutes
-	Noise reduction, RW		dB
-	Thermal insulation l		W / m2K

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Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009

External walls of light weight sandwich panels

The external walls are made of shopfabricated mineral wool insulated lightweight sandwich type panels. The surface metal sheets are bonded to the structural mineral wool to form an integrated structural sandwich panel. The panel thickness is 100 mm

The panels are fixed with bolts or screws to the steel frame. The joints between the frame and panels are sealed with elastic rubber packing. The vertical joints between the panels are sealed up with mineral wool strips and covered with shaped steel flashings. The surface metal sheets of the panels and steel sheet flashings are galvanized and plastic coil coated at shop.

B2.2.3	INTERNAL WALLS

Walls of light weight sandwich panels

The material characteristics for the wall sandwich panel materials are:

Description		Grade	Code	Note
-	Structural mineral wool			Load bearing capacity
-	steel sheet faces (both sides)		EN10147	Galvanized PE coil coated

The technical information for the standard 100 mm thick sandwich panels are:

Description		Value	Unit
-	Fire rating		minutes
-	Noise reduction, RW		dB
-	Thermal insulation l		W / m2K

The internal walls are made of shopfabricated mineral wool insulated lightweight sandwich type panels, similar to the external walls. The panel thickness is 100 mm

The panels are fixed with bolts or screws to the steel frame. The joints between the frame and panels are sealed with elastic rubber packing. The vertical joints between the panels are sealed up with mineral wool strips and covered with shaped steel flashings. The surface metal sheets of the panels and steel sheet flashings are galvanized and plastic coil coated at shop.

Wall between engine hall and control room

In wall between the Engine Hall and the Control room and office area is fire rated 1 hour (EI 60).

Noise requirement 65 dB(A) in Control room/ office areas

The wall is a double light weight panel wall with 50 mm thick mineral wool in the airgap in between. The mineral wool boards are fastened to the Control room / office side wall.

B2.2.4	SEPARATION WALLS BETWEEN ENGINE 4 AND 5 (ADDITIONALLY PRICED)

The engine hall will be separated by installing two walls between engine #4 and #5. The central common access / lay-down area between the separation walls is enlarged (final width according to the plan layout). The lower part of the walls are made with light weight wall panels (same as

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Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009

other walls). The upper part is openable to allow overhead crane and load to traverse when required. The noise reduction is in the region of 25...30 dB(A).

B2.2.5	INTERMEDIATE FLOOR

The intermediate floor secondary structures are generally made with steel cassettes (steel sheets with stiffeners) on secondary steel frame The joints between the cassettes are welded.

The cassettes are used as such in the Store areas abobe the workshop. If necessary checkered plates may be used.

The intermediate floor for the Workshop as well as the whole Control room / Office / Canteen area is build “floating” as follows:

	-	Steel cassettes on secondary steel frame

	-	Hard mineral wool 30 mm (15 kPa)

	-	Plywood boards 21 mm, tongued and grooved, glued to each other

	-	Plastic carpet (see finishing part)

The material characteristics are:

Description		Grade	Code	Note
-	Steel plates, L- and U- sections		EN10025
-	Structural mineral wool			Load bearing capacity

The changing rooms, toilets and shower are are with a sloped concrete slab (40...70 mm) on top of the steel cassettes.

B2.2.6	ROOF

Roof structure, Engine Hall with radiators on the roof

The roof structure consists of load bearing steel profiles, perforated (15%) for noise attenuation. The structure is insulated with mineral wool 100 mm. The roofing is with welded plain metal sheets 5 mm, sandblasted and painted after installation, the painting system is the same as for outdoor steel structures (note: additional paint supply will be additionally priced)

Material characteristics

Description		Grade	Code		Note
-	Steel plates		EN10025
-	mineral wool
-	Load bearing steel sheet		EN10147	Galvanized

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Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009

Gutters and downpipes

The eave gutters and down spouts are, where used, made of coil coated metal sheets.

B2.2.7	DOORS

The doors are metal plated mineral wool insulated steel doors. Doors between Engine Hall and surrounding areas are fire rated. Other fire rated doors where required. The doors will be supplied with handles and hinges with bearings. Part of the doors are supplied with shutter and lock with serial keys. The material characteristics of the door frame and metal plates are similar to the structural steel frame.

Surface treatment is based on the quality document “Anti-corrosive treatment instructions for auxiliary equipment” for Wärtsilä Power Barge. Actual document is made based on ISO standards 8501 (Pre-treatment), 12944 (Corrosion protection of steel structures by protective paint system, 2808 (Determination of film thickness). The painting treatment for doors fulfill the same corrosity category as for the surrounding steel frame (Note: if treatment EPZn(R)EPPUR240/4-FESa2,5 or equivalent it will be additionally priced).

B2.2.8	WINDOWS

The windows are with shop painted aluminium profile frame and double glazing. Part of the windows are fixed, part with casement.

Windows between Engine Hall and surrounding areas are fire rated. If the wall between the engine hall and other areas is a double wall the windows are double with separate frames.

B2.3	FINISHING AND FURNISHING

B2.3.1	EXTERNAL WALL FINISHING

Light weight wall panels

Panels are coil coated at shop.

B2.3.2	INTERNAL WALL FINISHING

Light weight panels

Panels are coil coated at shop.

B.2.3.3	FLOOR FINISHING

Painted floors in buildings

Floors are painted 2 times with an epoxy paint.

Following rooms are with epoxy painting: Engine Hall, Workshops, Store rooms and areas of similar use.

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Project name: Project number: Quotation number: Created by: Document Id: Document creation date:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002 August 25, 2009

Floor with plastic carpet

The carpet used is a 2 mm thick homogenous plastic carpet with welded seams.

Following rooms are with plastic carpet Control room, office areas, canteen, corridor(s), Electrical Workshop, changing rooms and toilets.

Raised floor

The switchgear room(s) has a raised floor (access floor) with a steel structure supporting the floor and the electrical panels

The floor surface is a 2 mm thick antistatic plastic carpet with welded seams on plywood boards

B2.3.4	CEILING

Suspended ceiling

The acoustical panels are used in the suspended ceiling of the control room, office areas, canteen corridors, changing room and toilet areas. The panels are on mineral wool base.

The suspended ceiling in changing room and toilet areas are moisture resistive.

Other

Ceiling of other areas are unpainted.

B2.3.5	TECHNICAL SPACES AND FURNISHING ON MAIN DECK

	•	Switchgear room

	•	Locker room with toilets:

The changing rooms have lockers and benches

	•	Store for parts:

Light duty rack section (Kasten or equivalent), 8 pcs., estimated size: 715x715X900

		o	Robust design

		o	Easy to assemble

		o	7 shelf levels

	•	Mechanical workshop:

Heavy duty workbench with boxes, 4 pcs., estimated size: 1500x700

		o	Top of workbench covered with sheet metal

		o	Including heavy duty set of drawers.

Heavy duty closet with boxes, 2 pcs., estimated size: 715x715X900

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Project name: Project number: Quotation number: Created by: Document Id:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002
Document creation date:	August 25, 2009
o	Robust design

o	Including heavy duty set of drawers.

o	Equipped with wheels.
•	Electrical workshop:
Light duty rack section (Kasten or equivalent), 6 pcs., estimated size: 715x715X900
o	Robust design

o	Easy to assemble

o	7 shelf levels
•	Compressor air room

•	Office:
Two conference room tables with 12 chairs. Additionally, 4 shelves.
•	Toilets
The toilets have mirror with shelf, group of hangers and rack for toilet paper
•	Canteen
The canteen is supplied with cupboards stove, refrigerator and sink. Additionally, 4 tables with 4 chairs each.
•	Control room:
The control room is supplied with table for operators with 3 chairs. Additionally, a shelf for operation manuals.
•	Open storage area:
Heavy duty rack section (Kasten or equivalent), 8 pcs. Estimated size: 715x715X900
o	Robust design

o	7 shelf levels
For more details as location and area, see the layouts.
B2.4	SANITARY INSTALLATIONS AND SAFETY SHOWERS
Sanitary installations (plumbing)
The water pipes are copper. Toilets and wash basins are ceramic / plastic. Wash basins in engine hall and workshops are of stainless steel. Taps are made of chrome-plated steel or brass.

Emergency shower / eye washing station is installed in Engine Hall and Workshop.
The sanitary fascilities area is supplied with cold and hot water. Hot water for showers and other use is made with electrical water heater(s).
Sewage pipes are plastic. Pipe ring stiffness is in the range 4...8kN/m2, depending on assembly location. Floor gulleys are supplied with air traps. The sanitary wastewater system is totally

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Project name: Project number: Quotation number: Created by: Document Id:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002
Document creation date:	August 25, 2009
separated from rainwater and oily sewage drainage in order to minimize flow and pollutant loadings.
Oily water
The oily water from the engine foundation bloc and from the floor area is collected to the floor gulleys and led to oily water collecting tanks.
The oily water pipes from are of mild or galvanized steel
3	Emergency Safety Shower
Unheated Emergency Safety Shower with additional Body Spray and Eye Wash. Available in Galvanised or Stainless Steel. Two Emergency Safety Showers will be installed in the engine hall and one Emergency Safety Shower in the fuel treatment room.
B2.5	PROCESS VENTILATION, POWER BARGE BUILDINGS
ENGINE HALL
General
The total ventilation air flow is based on an average temperature rise of 10 °C above ambient air temperature in the normal working zones of the engine hall, with the exception of some hot spots. The ventilation system is based on a gravity inlet air system (without filtering) and forced exhaust ventilation.
Inlet ventilation, generator and auxiliary side
The air is entering the engine hall thru generator and auxiliary side wall louvers
The louvers consist of a framed weather louver, bird screen and a mosquito net. The louvers are equipped with sound baffles.
The framed weather louver, bird screen and mosquito net are made of acid proof stainless steel (AISI 316) — note: additionally priced. The sound baffle frame is epoxy painted galvanized steel — note: additionally priced.
Outlet ventilation
The exhaust fans are located on the roof, 1 pcs/engine. The fan unit includes the following equipment:
-	Electric motor (frequency converter controlled) driven axial fan Air flow per unit 30,0 m3/s Static pressure 150 Pa

-	Silencer, to achieve max 65dB(A) at 100m.

-	Damper

-	Hood
The exhaust fans are made of painted galvanized steel, silencer frame of stainless steel AISI 304.
The fans are frequency converter operated according to the outside ambient temperature. The system allows the outlet air fan to be operated both manually and automatically.

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Project name: Project number: Quotation number: Created by: Document Id:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002
Document creation date:	August 25, 2009
Short generator duct
All generators are supplied with a short duct on top of the outlet opening, directing the air flow towards the roof fans. The duct is bolted to the generator or assembled on a free-standing steel support. The duct is manufactured from galvanized steel sheets.
Pump rooms and other below deck ventilation
The total ventilation air flow is based on an average temperature rise of max. 10 °C above ambient air temperature in the normal working zones, with the exception of some hot spots. The ventilation system consists of inlet unit(s) and outlet fan(s) including needed ductwork. The inlet ventilation air unit(s) supply filtered air from outside, silencers are used where needed.
B2.6	COMFORT VENTILATION AND AIRCONDITIONING
WORKSHOP AND RELATED AREAS
The total ventilation air flow is based on an average temperature rise of max. 10 °C above ambient air temperature. The ventilation system consists of inlet unit(s) and outlet fan(s) including needed ductwork. The inlet ventilation air unit(s) supply filtered air from outside, silencers are used where needed.
ELECTRICAL ROOMS
Electrical Room (MV and LV switchgear room) and Cable Space is Cooled by Rooftop Package Units, with direct expansion Evaporator and air Cooled Condenser, circulating room air through mechanical filters. The inlet air is lead to the Electrical room, the circulation is from the Cable Space area below the raised floor. Air flow to Cable Space from Electrical Room is arranged through floor louvers.
Required overpressure in the Electrical Room shall be taken from outdoor environment through mechanical particle filters and fresh air intake dampers on the Rooftop Units.
Pressure shall if needed be released trough an overpressure damper in the outer wall construction.
The system consists of 2 Roof-top Units with one or several refrigerant circuits. If one circuit / unit is under maintenance the other unit / circuits shall have a capacity of (calculated based on the dimensioning criteria) Room temperature is controlled by air sensors built in the Rooftop unit control panel.
The cooling units will be installed in reserved roof area.
CONTROL ROOM AND OFFICE AREAS / OFFICE BUILDINGS
Control room and office areas are airconditioned using a centralized roof-top unit system.
Control Room, Office Rooms and related areas are air-conditioned (cooled and ventilated) by Rooftop Package Units, with direct expansion Evaporator and air cooled Condenser, which circulate room air and outdoor over pressurization air through mechanical filters.

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Project name: Project number: Quotation number: Created by: Document Id:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002
Document creation date:	August 25, 2009
The system is equipped with an exhaust system (toilets etc). Compensation air is taken from outdoor environment through mechanical particle filters and Fresh air intake dampers on the Rooftop Units.
Room / area temperature is controlled by a thermostat which is regulating a 2-stage motorized air flow damper.
Rooftop Units can be equipped with a hygrostat for control of humidity in the Rooms. Control of fresh air damper or a heating coil shall be used for dehumidifying the air.
The system consists of minimum 2 Roof-top Units with one or several refrigerant circuits. If one circuit / unit is under maintenance the other unit / circuits shall have a capacity of (calculated based on the dimensioning criteria)

The air-conditioning units shall be installed in a reserved roof area.

For avoiding pressure drop duct work shall be as short is possible. Ducts are of galvanized steel, all ducts are insulated. The duct fittings will be manufactured from material equal to the ducts The covering sheet of the ducts is air- and water-tight (moisture barried).
The system is equipped with balancing, shut off, control and fire dampers where needed.
CONTROL AND REGULATING EQUIPMENT
Every air handling unit will be controlled and regulated by a unit wise control equipment. Room / area temperature is controlled by a thermostat in every each room or alternative by zone regulation.
ALARM OPERATIONS
The alarms from the air handling units are collected to one common alarm and transmitted to the HVAC distribution panel or control room.
Following alarms shall be found in the common control unit:
-	Common alarms from each Rooftop Unit.

-	Common alarms from each overheat protection.

-	A common alarm from MCB’s if they trip.
All alarm contact is potential free and are ready made for external signalling to the PLC-system.
FIRE ALARM AND MAIN CONTACTOR
The distribution panel is provided with a Main Contactor and should be operated by the fire alarm. The purpose for the Main Contactor is in case of a fire alarm the main contactor should shut of power supply to all HVAC equipment in the specific area.
B2.7	EQUIPMENT (Cranes)
OVERHEAD CRANES
The common technical data for the overhead cranes (Note: small differences due to frequency, type of manufacturer and type of crane)

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Project name: Project number: Quotation number: Created by: Document Id:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002
Document creation date:	August 25, 2009

Description		Value	Unit	Note
Speed
-	Hoisting speed		m/min	2-speed
-	Traversing speed		m/min	2-speed+inverter control
-	Travelling speed		m/min	2-speed+inverter control
Classification
-	Crane group
-	Hoist machinery group
-	Bridge travel group

Overhead cranes are supplied as follows:

Engine hall (electrically, push button operated):

• Overhead crane, lifting capacity of 2,0 ton	1 pc

Workshop (electrically operated)

• Lifting rail with hoist, 1,0 t	1 pc

Fuel treatment / Pump room (manually operated traversing, electrically operated hoisting)

• Lifting rail with hoist 0,5 ton	1 pc
MANUALLY OPERATED CHAIN HOISTS
Engine Hall Auxiliary area
Engine hall auxiliary area has a manually operated monorail chain hoist, lifting capacity 500 kg
Other Areas
For maintenance of heavy equipment in other areas manually operated chain hoist(s) with a lifting capacity of 250-500 kg, is marked in the layouts.
B2.8	AUXILIARY STRUCTURES

B2.8.1	CHARGE AIR / EXHAUST GAS DUCTING AND BOILER SUPPORT STRUCTURES
1	Steel structures for charge air duct support (set)

1	Steel structures for auxiliary equipment support (set)

1	Railing outside building and auxiliary platform (set)

1	Steel structures outside the building (set)

7	The listed speeds may vary slightly depending on the local electrical grid system characteristics

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Project name: Project number: Quotation number: Created by: Document Id:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002
Document creation date:	August 25, 2009
1	Superstructures, exhaust gas stack (set)

1	Superstructures, boiler support (set)

1	Steel frame for fire wall and other supporting structures (set)
Material for other steel structures
The material characteristics are:

Description		Grade	Code	Note
Steel profiles and fasteners
-	Steel plates > 3 mm		EN10025
-	I, H and U sections		EN10025
-	L sections		EN10025	Primary profiles
	Welded hollow sections		EN10025	Secondary profiles
-			EN10219
-	Bolts		EN ISO 4014	Hot-dip galvanized
-	Nuts		EN ISO 4032	Hot-dip galvanized
-	Washers		EN ISO 7091	Hot-dip galvanized
Surface treatment
The surface treatment of structural steel used in the Power House is based on the quality document “Anti-corrosive treatment instructions for auxiliary equipment” for Wärtsilä Power Plants. This Wartsila quality document is based on ISO standards 8501 (Pre-treatment), ISO 12944 (Corrosion protection of steel structures by protective paint system, and ISO 2808 (Determination of film thickness).
The painting system for indoor steel structures fulfils corrosivity categories C2M, C3L according to EN ISO 12944 (treatment EP120/2-FESa2,5 or equivalent). The preliminary treatment class is FeSa2,5 according to EN ISO 8501.
The painting system for outdoor steel structures fulfills corrosivity category C5-M according to EN ISO 12944: treatment EPZn(R)EPPUR240/4-FESa2,5 or equivalent – note: additionally priced. The preliminary treatment class is FeSa2,5 according to EN ISO 8501.
The structural steel frame of the Power House is made of shop painted, shop fabricated steel profiles. Installation is done with bolted connections. The columns are welded to the barge deck.
B2.9	INTERNAL COMMUNICATION SYSTEM
Talk back system
An intercom system for communication from control room and several different places on the Barge is provided.

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Project name: Project number: Quotation number: Created by: Document Id:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002
Document creation date:	August 25, 2009
C	SERVICES C1 ENGINEERING

C1	ENGINEERING
The following engineering is performed in relation to the execution of the project:
1	Preliminary engineering of power barge
The following is included:
•	Draft power house layout

•	Draft engine generator set foundation drawing

•	Estimated total power demand

•	Estimated ventilation demand

•	Estimated dimensions and weights of main equipment
Based on this information it is possible to evaluate the site basics prior to start of the site activities.
1	Basic engineering of power barge
The following is included:
•	General engineering information

•	Flow diagrams

•	Power house layouts

•	Barge hull layouts

•	Main dimensions and weights for major equipment

•	Electrical system layouts
1	Detailed mechanical engineering for Wärtsilä scope of supply

1	Detailed electrical engineering for Wärtsilä scope of supply

1	Detailed civil engineering for Wärtsilä scope of supply

1	Engineering of Barge Hull
C2	TECHNICAL ASSISTANCE

C2.1	TECHNICAL ASSISTANCE DURING INSTALLATION
Wärtsilä will send technical advisory personnel to the shipyard to provide technical assistance during the installation. The technical advisory personnel will assist the installation personnel to identify drawings, documents and equipment and to give advice concerning the methods and procedures for the installation of the equipment.
The following personnel will be provided:
Advisors during construction phase in the shipyard
Travel, board and lodging, local transport and temporary office for Wärtsilä’s personnel during the construction phase in the shipyard

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Project name: Project number: Quotation number: Created by: Document Id:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002
Document creation date:	August 25, 2009
C2.2	C2.2 TECHNICAL ASSISTANCE DURING PRE-COMMISSIONING
Wärtsilä will send technical advisory personnel to provide technical assistance during the pre-commissioning at the shipyard. The technical advisory personnel will prepare the detailed testing program. Before start up of any equipment, the Wärtsilä personnel will inspect the correctness of the installation to ensure the safe start up of the equipment and that the installation work is done in such a manner that Wärtsilä’s warranty obligations stipulated in the contract will apply.
Advisors during pre-commissioning phase in the shipyard
Travel, board and lodging, local transport and temporary office for Wärtsilä’s personnel during pre-commissioning phase
C3	INSTALLATION AND CONSTRUCTION SERVICES
The following installation and construction services are performed in relation to the execution of the project:
1	Installation of mechanical equipment

1	Installation of electrical equipment

1	Installation of safety earthing system

1	Installation of power barge superstructures
C4	TESTING AND COMMISSIONING

C4.1	WORKSHOP TESTS
8	Engine test according to standard program
After the assembly is completed, the engine is tested in accordance with the following test programme:

	Duration	Load
Item	[min]	[%]	Notes
1.	15		Start test and heating up
2.	45	60	Site output, main fuel
3.	45	85	Site output, main fuel
4.	45	100	Site output, main fuel
5.	45	100	Site output, alternative fuel (if applicable)
6.	15		Test of overspeed devices
Test documentation is provided according to Wärtsilä’s Quality System.
C4.3	PRE-COMMISSIONING AT SHIPYARD
When the construction and installation works has been completed, the equipment and works included in Wärtsilä scope of supply will be inspected and tested to verify the quantity, quality and performance of the supply is in line with the Contract.

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Project name: Project number: Quotation number: Created by: Document Id:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002
Document creation date:	August 25, 2009
The inspection and test program will be agreed between Wärtsilä and the Customer before commencement of the tests, but will principally include:
1	No load test No
load tests:
•	Check of installation

•	Tests to prove correct operation of interlocks, alarm and tripping circuits.

•	Rotational tests on all motors

•	Check of overspeed trip devices.
All tests to be carried out according to Wärtsilä standard procedures.
C6	DOCUMENTS

C6.1	PRELIMINARY DESIGN
3	General site layouts

3	General power house layouts

3	General flow diagram drafts
C6.2	BASIC DESIGN
3	General site layouts

3	General power house layouts

3	Flow diagram drafts
C6.3	DETAILED DESIGN
3	Drawings (set)

3	Parts lists (set)

3	P&ID’s
C6.4	FINAL DESIGN
3	Drawings as built, only updates (set)

1	Electronic copy of as built drawings, only updates (set)

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Project name: Project number: Quotation number: Created by: Document Id:	Power Supply Upgrade. LGL P0900329 Q0900869 MNO002
Document creation date:	August 25, 2009
C6.5	USER MANUALS
1	Station manuals in English (set)
The user manuals prepared and provided with the plant delivery are compiled to a logical package – the “Station Manuals”.
The information provided is based on EN62079 and the manuals deal with normal and safe operation of the plant, further the instructions give information about indications and warnings to be recognized by the user.
The Station Manuals comprise the following information modules:
•	Operation

•	Maintenance

•	Spare parts

•	Quality records
The following is included:
3	As hard copy

1	On digital media

1	Installed into Wärtsilä Information System (WISE)
The Station Manuals are installed into Wärtsilä Information System Environment (WISE workstation) containing all necessary information supplied with the plant delivery. The WISE user interface provides an instant and easy access to the manuals.

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			Doc.	Classification: —
	Title:	Lihir Power Barge Fire Protection	Doc.ID:	DBAB103090
			Revision:	-
	Author:	Marko Ristimäki/ 04-Aug-2009	Status:	Finalised
	Finalised by:	Marko Ristimäki / 04-Aug-2009	Pages:	1(15)
- General	Project:	- Lihir
Power Plants	Description:	Power Supply Uppgrade, LGL 8 x W20V32
	Type:	Description
Lihir Power Barge Fire Protection

Doc. Classification: Internal DocID: DBAB103090 Revision: - 2(15)
GENERAL
This description is specifying extended protection compared to the basic protection provided by Wartsila.
The system is based mainly on NFPA principles like NFPA850, NFPA10, NFPA11, NFPA12, NFPA13 and NFPA14 but utilising european standards for equipment.
This shall not overrule the engine, module and civil design (power house building) used by Wartsila and the experience of Wartsila building similar power plants.
The engine room shall be provided with ring pipe with hydrant connections. Additionally, the mobile foam units are to be provided. For immediate action against small local fires the power house is equipped with many 6 kg and 12 kg dry powder extinguishers at strategic locations and 5 kg CO2 extinguishers for electrical fires. Additionally the engines are protected with fixed water mist system utilising high pressure water supply (approx 100 bar). The system shall be built mainly for the protection of engine frontal piping and turbochargers.
The fire main will be built aroung the barge deck providing main supply of fire water for different applications.
Recommendations
When recommended the fire fighting equipments have following aspects been noticed:
•	Skilled personnel attend the Power Plant 24 hours a day.

•	Experience on execution of similar Power Plants

•	Power Generation not to be interrupted due to false alarms and failures in an automatic system.

•	Regular training of personnel in correct operating procedures

•	Plant shall be well maintained and kept in good order

•	Maintenance work including welding and cutting shall be done with appropriate precautions and instructions

•	Installed fire protection equipment shall be maintained and perioidically tested

Doc. Classification: Internal DocID: DBAB103090 Revision: - 3(15)
Fire water pumps
In the Fire Fighting Water pump room, there are two fire pumps, one driven by diesel engine and the other by an electric motor. The pumps supply water from the Fire Fighting Water tank for the standpipe system and fire hydrants.
The pumps shall locate in a room separated with fire rated wall and protected with wet pipe sprinklers.
Either one of these centrifugal pumps must alone be able to deliver the required amount of water. At the rated flow, the pressure produced by the pumps must be at least 8 bar. The final pressure should be evaluated according to system requirements.
Electric jockey pump in the system automatically maintains system pressure in the pipeline. If the jockey pump can not keep the pressure, the pump control system, brings the fire pump or pumps into action automatically.
The selected capacity of one fire water pump is 150 m3/h (2500 l/min).
The offered pumps shall be hydraulically sized according to the NFPA20 standard (Not less than 150 % of rated capacity at not less than 65 % of total rated head). Otherwise the pumps will follow CEA4001 standard.
Both pumps shall have fire water suction strainers with pressure difference measurement. The fire pump test line with flow measurement device shall return the flow after the pumps to the fire water tanks for testing. During these perioidical tests the pressure loss over suction strainers shall be also checked and if necessary the strainers shall be cleaned and cause for blockage to be examined.

Doc. Classification: Internal DocID: DBAB103090 Revision: - 4(15)
Fire water tank capacity
The Fire Fighting Water tank supplies the hoses, mobile foam units with adequate amount of water. The water capacity of the Fire Fighting Water tank must be at least 300 m3. This provides 120 min protection of a 150 m3/h (2500 l/min) flow demand. Theis sizing is based on simultaneous operation of the engine water mist system up to group of four engines (approx 600 l/min) and hose stream allowance of 1900 l/min or in the otherhand foaming of the 600 m3 HFO day tank (approx 500 l/min) and hose stream allowance of 1900 l/min.
Engine hall
•	automatic fire alarm (optical smoke detectors)

•	standpipe with water hydrants and fire hose equipment
8 hydrant valve pairs inside (2 x 1 1/2”)
8 hose cabinets inside with 2 x 15m long 1 1/2” hose (38 mm) and from 12 to 16 mm nozzle
•	2 mobile foam unit (with 100 l foam concentrate, mixing ratio 3%, water flow 200 l/min)

•	27 portable 12 kg dry powder extinguishers in the hall (some of them at engine platforms)
The loop inside is fed from two directions from the main loop on deck.
The number and position of the hydrants are such that the spray from two direction may reach any part of engine hall.
The fuel feed of the engine may be automatically stopped in case of fire detected in the area discussed if so decided.

Doc. Classification: Internal DocID: DBAB103090 Revision: - 5(15)
Water mist systems for engines
Additionally the engines are protected with water mist system utilising high pressure water supply (approx 100 bar).
The system shall be built mainly for the protection of engine frontal piping and turbochargers.
This kind of system has very low water consumption. Transfer of fresh water to the break tank of the water mist system, shall be arranged (600 litres/min. pressure minimum 2.5 bar, max. 6 bar).
The system release can be done manually but remotely from the control room in case of fire to avoid accidental release.
Switchgear room
•	automatic smoke alarm

•	Gaseous extinguishing system (CO2 or equivalent) with manual remote release from control room after adequate evacuation time.

•	4 portable 5 kg CO2 extinguishers

•	1 trolley type 22 kg CO2 extinguisher
Staircase (downstairs)
•	automatic smoke alarm

•	1 hose reel with 1” hose (corridor downstairs)

•	1 portable 6 kg dry powder extinguishers
Locker rooms (downstairs)
•	automatic smoke alarm

•	1 portable 6 kg dry powder extinguisher
Control room
•	automatic smoke alarm

•	3 portable 5 kg CO2 extinguishers

Doc. Classification: Internal DocID: DBAB103090 Revision: - 6(15)
Office, Canteen and Corridor upstairs
•	Wet pipe sprinkler system

•	automatic smoke alarm system in each room

•	1 hose reel with 1” hose (corridor)

•	3 portable 6 kg dry powder extinguishers (located in office, corridor and canteen)
Air compressor room
•	automatic heat alarm

•	1 portable 12 kg dry powder extinguisher

•	Fire fighting equipment from engine room and from deck can be used.
Mechanical workshop
•	Wet pipe sprinkler system

•	automatic heat alarm

•	1 hose reel with 1” hose

•	2 portable 12 kg dry powder extinguishers
Store for parts
•	Wet pipe sprinkler system (in same loop with workshop)

•	automatic heat alarm

•	1 portable 12 kg dry powder extinguishers
Open storage area
•	automatic smoke alarm

•	1 hose reel with 1” hose

•	3 portable 12 kg dry powder extinguishers
Electrical workshop
•	automatic smoke alarm

•	1 portable 5 kg CO2 extinguishers

Doc. Classification: Internal DocID: DBAB103090 Revision: - 7(15)
Barge Deck
The main hydrants with 2 x 2 1/2” connections, are used on the deck area outside the powerhouse.
The total number of deck area hydrants is 7 pieces connected to the fire main loop on deck. These are mainly for the use of fire brigade or personell trained for operate heavy water streams.
The number of hose cabinets outside is 7 pieces with following equipment:
1 Set of hose wrenches
2 fire hoses with light alloy instantaneous couplings. 2 1/2” size and 20 m length.
1 Nozzle 19 mm
Four of the cabinets shall be equipped with foam mixing possibility to the hose stream.
Fuel and lube oil pumping area (below main deck)
•	automatic heat alarm

•	water mist system utilising same high pressure water supply as for the engines

•	4 portable 12 kg dry powder extinguishers

•	1 wheeled type 50 kg dry powder extinguisher

•	2 foam hose reels with 1” hose and 25 litre foam container
Water treatment area (below main deck)
•	automatic smoke alarm

•	2 portable 12 kg dry powder extinguishers
Fire fighting pump room
•	automatic heat alarm

•	wet pipe sprinkler system

•	1 portable 12 kg dry powder extinguishers

Doc. Classification: Internal DocID: DBAB103090 Revision: - 8(15)
General about the fuel storage protection
If the foam would be applied only for the biggest (600 m3) tank, the foam concentrate amount would be minimum 300 litres. The foam storage for this application shall be approx. 600 litres and same amount stored at site in containers for refilling. That amount should be capable for foaming the other HFO tanks (2 x 300 m3). The system can be bladder tank type working without foam concentrate pump.
Light Fuel Oil tank
•	automatic heat alarm

•	fixed low expansion foam application into the tanks with remote manual release from control room. Application rate 4,1 l/min/m2 .
Heavy Fuel Oil settling tank
•	automatic heat alarm

•	fixed low expansion foam application into the tanks with remote manual release from control room. Application rate 4,1 l/min/m2 .
Heavy Fuel Oil day tank 1
•	automatic heat alarm

•	fixed low expansion foam application into the tanks with remote manual release from control room. Application rate 4,1 l/min/m2 .
Heavy Fuel Oil day tank 2
•	automatic heat alarm

•	fixed low expansion foam application into the tanks with remote manual release from control room. Application rate 4,1 l/min/m2 .
Station transformers
The station transformers (2 pcs) are having less than 500 gallon of oil each, which means that the spatial separation or fire walls are not directly recommended by NFPA850 but when considering that those are critical for power generation the fire wall between the station transformers will be provided as referred in NFPA850.
•	1 portable 12 kg dry powder extinguisher per transformer at safe distance

•	1 portable 5 kg CO2 extinguisher per transformer at safe distance

•	water hydrant and fire hose equipment from deck may be used. The neighboring hose cabinet shall be equipped with foam mixing possibility to the hose stream.

Doc. Classification: Internal DocID: DBAB103090 Revision: - 9(15)
Steam container
•	automatic heat alarm

•	1 portable 12 kg dry powder extinguisher

•	water hydrant and fire hose equipment from deck may be used. The neighboring hose cabinet shall be equipped with foam mixing possibility to the hose stream.
Black start unit container
•	automatic heat alarm

•	1 portable 12 kg dry powder extinguisher

•	water hydrant and fire hose equipment from deck may be used. The neighboring hose cabinet shall be equipped with foam mixing possibility to the hose stream.
Fireman’s outfits
The fire man outfits to be provided
•	2 self contained breathing apparatus (min. 30 minutes capacity)

•	2 fire proof life lines

•	2 sets of protective clothing

•	2 sets of boots and gloves (electrically non conducting)

•	2 helmets

•	2 electric safety lamps (min. 3 hour capacity)

•	2 axes with high voltage insulation

•	UHF radio set (5 radios)

•	2 storage lockers (two distant locations) for the outfits in a safe area

Doc. Classification: Internal DocID: DBAB103090 Revision: - 10(15)
RECOMMENDATION FOR FIRE DETECTION SYSTEM
General
This specification describes the practises applied and recommended in the design of fire alarm system. It provides guidelines for dividing the plant into fire alarm zones (groups), for selecting fire alarm system, detectors and alarm devices, for locating the devices, and for arranging the fire detection and fire alarm signalling loops.
The detection shall be based on EN54 standard.
Systems may differ in product assortment and allowed configurations. A fire alarm system consists of the following main components (see Figure 1):
¥	a fire alarm center including a supervision unit, a display unit, input and output terminal units, a power supply unit, and a message transfer unit

¥	fire detectors and manual call points connected to the fire alarm center

¥	alarm devices (bells, sirens, flashing lights) connected to the fire alarm center
Figure 1. A principle figure about the components of a fire alarm system as it could appear in a power plant

Doc. Classification: Internal DocID: DBAB103090 Revision: - 11(15)
Figure 1 represents an addressable system. The detectors are arranged in closed loops with disconnecting devices (separate disconnectors or isolator bases) at appropriate intervals for isolation of faulty sections at line fault. The hazardous area (area containing inflammable gases, liquids or vapors) has detectors of conventional type, which are connected to the fire alarm center via an address unit.
When designing a fire alarm system, the following basic principles should be considered:
¥	The fire alarm center shall be placed in a continuously manned room. In a power plant this is the control room.

¥	The supervised rooms should be divided into alarm zones to ease locating the fire.

¥	Every room must be provided with a suitable amount and type of detectors.

¥	Alarm bells, sirens and flashing lights must be situated so that they can be heard or seen everywhere inside and where needed outside the buildings.

¥	An average ambient sound level greater than 105 dBA shall require the use of a visible notification appliances
Selecting fire alarm system
This specification gives no directives regarding supplier or type of fire alarm system. An addressable system is recommended.
Fire alarm zones
The purpose with fire alarm zones is to group the fire detectors and in that way ease the fire location at an alarm.
At least the following areas should be defined as separate fire alarm zones:
¥	Separate buildings

¥	Separate floors (except stairways which may encompass several floors)

¥	Rooms separated by fire walls

¥	Areas of different fire classes

¥	Rooms or areas of essentially different heights

¥	Rooms that cannot be accessed without passing through other zones

Doc. Classification: Internal DocID: DBAB103090 Revision: - 12(15)
Designing fire detection system
Selecting fire detectors
The basic principle is to install the type and amount of fire detectors that gives earliest possible fire detection without causing false alarms during normal operation conditions.
Optical smoke detectors are recommended, except in workshops and similar rooms where smoke may appear as a result of the normal use of the room. Use differential maximum heat detectors in rooms where smoke detectors cannot be used.
Smoke detectors are suitable for the engine room, the auxiliary hall, the switchgear rooms, offices, stores and control rooms.
The optical smoke detectors detect visible smoke particles, either based on their light reflectance or light absorption. Ion detectors are activated at an increased electrical ionization resistance and they are able to detect even invisible smoke.
Heat detectors are immune to exhaust gas and welding smoke and are therefore suitable for use in the workshop.
The maximal heat detectors operate in cases where a maximum temperature is exceeded. The differential detectors operate in cases where the temperature rises too fast. The differential maximal detectors operate in both cases.
Flame detectors may easily cause false alarms and are not recommended.
Locating manual call points
In a manual alarm device, the fire alarm is activated with a push button. Normally the button is protected with a cover that can be crushed.
Push buttons for activating fire alarms manually should be placed close to each exit and close to the fire alarm panel or alarm center. Each fire detection loop must have at least one push button.

Doc. Classification: Internal DocID: DBAB103090 Revision: - 13(15)
Arranging fire detection loops
General principles
The fire detectors and fire call buttons are located along one or more closed loops starting and ending in the fire alarm center. See Figure 2. In addressable systems, a fire alarm loop may extend over several alarm zones.
Rules for locating disconnecting devices
Each detection loop will be partitioned by a number of disconnecting devices. The disconnecting devices may be installed as separate devices or included in the detector bases as “isolator bases”. At a line break or short circuit on the loop, the faulty section is isolated at the two closest disconnecting devices. The other detectors on the loop will stay in contact with the fire center along either end of the loop.
Figure 2. The fire detection loops on the bottom floor of a power house (BLN901 = fire alarm center)
Cable recommendation for detection loops
The cable with copper wires (2x0.8 mm indoors and 4x0.8mm in outdoor circuitries) that fulfil the fire condition requirements of IEC 332-1 should be used.

Doc. Classification: Internal DocID: DBAB103090 Revision: - 14(15)
Alarm signaling system
The following types of alarm signaling devices will be used:
¥	Alarm bells (92 – 95 dB)

¥	Flashing lights (1 Hz, 1W)

¥	Alarm sirens (about 115 dB) where feasible
Flashing light signals (1 - 2 Hz) are obligatory in the engine hall and auxiliary hall.
Locating alarm devices
Principles for placing the alarm signal devices:

Engine room	Alarm devices (flashing lights) visible between every engine.

Control room	One audible alarm device (alarm bell).

Other rooms	Audible alarm devices should be placed so that they can be heard in all rooms where people stay more than temporarily. The sound level should be at least 15 dBA above the average sound level in the room or 5 dBA above the maximum sound having a duration of at least 60 seconds whichever is greater, measured 1.5 m above the floor.

Outdoors	One audible alarm device on each side of the power house.
Arranging fire alarm signaling loops
All alarm devices everywhere in the plant should be activated at a fire alarm.
The fire alarm loops should be arranged so that a fault message is obtained at cable break or short circuit.

Doc. Classification: Internal DocID: DBAB103090 Revision: - 15(15)
Figure 3. Example of fire alarm devices in a power house
Cable recommendations for alarm signaling loops
The cables with solid copper conductors (3x1.5 mm2 in the power house, and 2x2.5 mm2 between buildings) that fulfil the fire condition requirements of IEC 332-1 have been used.
Fire alarm centre
Arranging power supply
There will be at least two independent power supplies:
¥230 VAC taken from the LV switchgear (or public grid)

¥	One or more batteries (generally 24 VDC) with battery charger.
Each of them must be able to feed the power required when the system is in alarm state and the current for 0,5 hours in alarm state.
Connecting to other systems
Available potential free contacts should be arranged so as to open at a fire alarm or fault (normally closed). The contacts can be used for transferring alarm and fault signals to the plant control system.
Plant control system
Alarm and fault signals can be used for activating alarm and possible consequential actions in the plant control system. The programmed fire alarm procedures should be agreed upon with the plant owner.
Plant ventilation system
The plant ventilation system is controlled according to engine operation. In Auto-mode, fire alarms may be used for stopping the engines but the procedures should be agreed with the customer.

EXHIBIT A: TECHNICAL DATA SHEET	Page 1(11)
Information to Vendor

Item		Description	Supplier’s comments
Equipment title

LGL equipment number

SYSTEM

System Normal Voltage			Ok

System Highest Voltage

Frequency			Ok

Phases			Ok

System Earthing			Ok

Fault Level

Single Line Drawing Number		6647-SKETCH-02	See singel line diagram in Exhibit A

SERVICE CONDITIONS

Design Ambient Temperature Outdoor

Extreme Ambient Temperature	Max

Min

Altitude

Design Relative Humidity Outdoor

Other

GENERATORS

Quantity		(N Configuration)	Spinning reserve by existing plant

Plant Installed kW			See Contract Exhibit B “Performance Guarantees”

Individual Generator kW Rating (min/max)			See Contract Exhibit B “Performance

EXHIBIT A: TECHNICAL DATA SHEET	Page 2(11)
Information to Vendor

Item	Description	Supplier’s comments
Guarantees”

Frequency		Ok

Generator Voltage		Ok

Rated Power Factor at MCR		Ok

Auxiliaries Voltage		Ok

Control Circuit Voltage

FUEL SPECIFICATION	Refer Specification

EXHIBIT A: TECHNICAL DATA SHEET	Page 3(11)
Information from Vendor

Item	Description	Supplier’s comments
Equipment Title

LGL equipment number

SYSTEM

Manufacturer

Type

Number of Poles

Rated Voltage

Frequency

Rating of each Generating Set

Quantity of Generating Sets

GENERATORS SETS

Maximum Continuous Rating at Alternator Terminals (0.8pf, 40°C outdoors)

Generator Overload Capability (%/ duration)

Auxiliary Power Usage at MCR

EXHIBIT A: TECHNICAL DATA SHEET	Page 4(11)
Information from Vendor

Item	Description	Supplier’s comments
Fuel Consumption at 100% MCR

Fuel Consumption at 75% MCR

Fuel Consumption at 50% MCR

Fuel Type Required

Fuel Quality Required

Engine Make/Model

Engine Type/No. of Cylinders

Engine Speed

Alternator Make/Model

Voltage Regulator Make /Model

Alternator Reactance % at 11000V, 100%
-Subtransient, positive/negative/zero
-Transient, synchronous/zero sequence

EXHIBIT A: TECHNICAL DATA SHEET	Page 5(11)
Information from Vendor

Item	Description	Supplier’s comments
Alternator Reactance % at 11000V, 70%
-Subtransient, positive/negative/zero
-Transient, synchronous/zero sequence

Auxiliary Electric Motors Type/Quantity

Auxiliary Electric Motors Size

Generator Overall Mass (including fuel/oil/water)

Engine Running Hours at MCR between major overhauls

Accessories Provided

DIMENSIONS

Generator dimensions (mmLx mmWx mmH)

Generator Mass (kg)

Barge Qty
Barge Dimensions (length, beam, draft, height)

Barge Displacement (T each)

AUXILIARIES

Light fuel oil unloading pump unit — qty/capacity (m3/h)/Pressure (bar)	/ /

EXHIBIT A: TECHNICAL DATA SHEET	Page 6(11)
Information from Vendor

Item	Description	Supplier’s comments
Light fuel oil tank — qty/capacity (m3)	/

Light fuel oil transfer pump unit — qty/capacity (m3/h)/Pressure (bar)	/ /

Light fuel oil day tank, qty/capacity (m3)	/

Heavy fuel oil unloading pump unit — qty/capacity (m3/h)/Pressure (bar)	/ /

Heavy fuel oil storage tank — qty/capacity (m3)	/

Heavy fuel oil transfer pump unit — qty/capacity (m3/h)/Pressure (bar)	/

Heavy fuel oil buffer tank — qty/capacity (m3)	/

Heavy fuel oil separator unit, — separator — qty/capacity (m3/h)	/

Heavy fuel oil day tank — qty/capacity (m3)	/

Heavy fuel oil booster unit — qty/capacity (m3/h)/Pressure (bar)	/ /

EXHIBIT A: TECHNICAL DATA SHEET	Page 7(11)
Information from Vendor

Item	Description	Supplier’s comments
Heavy / light fuel oil feeder unit — qty/capacity (m3/h)/Pressure (bar)	/ /

Light fuel oil feeder pump — qty/capacity (m3/h)/Pressure (bar)	/ /

Heavy fuel oil fuel oil unit — qty/capacity (m3/h)/Pressure (bar)	/ /

Lubricating oil separator unit separator — qty/capacity (m3/h)	/

Lubricating oil unloading pump unit: fresh oil — qty/capacity (m3/h)/Pressure (bar)	/ /

Lubricating oil storage tank: fresh oil — Qty/Capacity m3	/

Lubricating oil service tank — Qty/Capacity m3	/

Lubricating oil transfer pump unit (mobile) — qty/capacity (m3/h)/Pressure (bar)	/ /

EXHIBIT A: TECHNICAL DATA SHEET	Page 8(11)
Information from Vendor

Item	Description	Supplier’s comments
Lubricating oil transfer pump unit (stationary) — qty/capacity (m3/h)/Pressure (bar)	/ /

Lubricating oil storage tank: used oil — Qty/Capacity m3	/

Lubricating oil unloading pump unit: used oil — qty/capacity (m3/h)/Pressure (bar)	/ /

Starting air bottle — qty/capacity (m3/h)/Pressure (bar)	/ /

Starting air compressor unit — double — qty/capacity (m3/h)/Pressure (bar)	/ /

Instrument air compressor unit — qty/capacity (m3/h)/Pressure (bar)	/ /

Compressed air receiver — qty/volume m3	/

Refrigerated air dryer with control panel — Qty/Dew Point °C	/

Radiator cooler circuit — Frame material /Tube material /Fin material /Noise level dB(A) at 40 m distance	/ /

Low temperature expansion tank — qty/vol m3	/

Jacket water expansion tank — qty/vol m3	/

EXHIBIT A: TECHNICAL DATA SHEET	Page 9(11)
Information from Vendor

Item	Description	Supplier’s comments
Maintenance water tank — qty/vol m3	/

Maintenance water tank discharge pump — qty/capacity (m3/h)/Pressure (bar)	/ /

Charge air silencer — qty/ Noise attenuation dB(A)	/

Exhaust gas silencer — qty/Noise attenuation dB(A)	/

Exhaust gas stack — qty/Diameter /Material/Height above ground level m	/ /

Exhaust gas boilers — qty/ Steam generation kg/h saturated steam/ Working steam pressure bar(a)	/ /

EXHIBIT A: TECHNICAL DATA SHEET	Page 10(11)
Information from Vendor

Item	Description	Supplier’s comments
Light fuel oil fired boiler for steam generation — qty/ Steam generation kg/h saturated steam/Working steam pressure bar(a)	/ /

Oily water pump (air driven) — qty/capacity m3/h	/

Oily water buffer tank — Qty/Capacity m3	/

Sludge tank — Qty/Capacity m3	/

Sludge loading pump unit — (air driven) — qty/capacity m3/h	/

Water treatment unit — qty/Capacity m3/h	/

Treated water storage tank — Qty/Capacity m3	/

Water booster units Pressure tank — qty/capacity (m3/h)/Pressure (bar)	/ /

EXHIBIT A: TECHNICAL DATA SHEET	Page 11(11)
Information from Vendor

Item	Description	Supplier’s comments
Water booster units Pump Unit — qty/capacity (m3/h)/Pressure (bar)	/ /

Black start unit — qty/kW rating	/

Doc. Classification: Confidential

	Title:	Supplier list	DocID: Revision:	WDAAA041238 y
	Author:	Marcus Hellman / 16-Oct-2008	Sheets:	1

Wärtsilä Finland Oy	Approved by:	Stig Prost / 29-Oct-2008	Status:	Approved

Power Plants	Project:	IN100 Power Plants
	Description:	Wärtsilä Power Plants preferred suppliers
	Type:	List
This document is based on the Wärtsilä Power Plants preferred suppliers list WDAAA182182. The latest revision of WDAAA041238 hard copy document can be submitted upon request.
As delivery of the equipment may be far in the future, Wärtsilä reserves the right to use other suppliers of same standard and Quality.

System	Section	Equipment	Supplier name	Supplier country
A1 EG-SET	A1.1 Genset / Engine	Engine related equipment		Finland
U.K.
	A1.2 Genset / Alternator	Alternator		Finland
United Kingdom
Germany
France
	A1.3 Genset / Base frame	Base frame		Finland
Finland
Finland
	A1.4 Genset / Elastic mounts	Elastic mounts		Netherlands
Sweden
	A1.5 Genset / Coupling, flywheel	Coupling		Germany
Germany
U.K.
Germany
Germany
		Flywheel cover		Finland
	A1.6 Genset / Flexible connections	Flexible connections		Denmark
Finland
	A1.7 Genset / Platform	Platforms		Finland
Poland

A2 AUXILIARY MODULES	A2 Auxiliary units and modules	Auxiliary units and modules		Finland / India
	A2.0.1 Auxiliary module / components	Auxiliary module control panels		Finland
Finland
Finland
		Centrifugal pumps		Finland
Finland
		Filters		Italy
Germany
Finland
		Heaters		Denmark
Italy
Finland
U.K.
		Other auxiliary module components		Germany
Norway
Finland
Finland
Finland
Finland
		Plate heat exchangers		Finland
Denmark
Germany
		Pre-heating units		Denmark
Germany
		Pumps		Finland
Sweden
Austria
Germany
Finland
		Thermostatic valves		U.K.
Germany
		Valves		Finland
Finland
Finland
Finland
Finland

A2.1 FUEL SYSTEM	A2.1.1/A2.1.2 Light/Heavy fuel oil system	Boosters		Finland/ China
Finland
Finland/ India
		Flow meters		Finland (Netherlands)
Finland (Switzerland)
Finland
		Tanks		Finland
Finland
	A2.1.2 Heavy fuel oil system	Separator modules		India
Finland
Germany

Document Classification:
Confidential	Page: 1/3

System	Section	Equipment	Supplier name	Supplier country
	A2.1.5 Gas system	Gas compressors		New Zeeland
Italy
Italy
		Gas flow measuring unit		Finland
Germany
Italy
		Gas regulating units		USA
Germany

A2.2 LUBE OIL SYSTEM	A2.2 Lube oil system	Oil mist coalescer		Finland
		Oil mist separator		Finland
		Separator modules		India
Finland
Germany
		Tanks		Finland

A2.3 COMPRESSED AIR SYSTEM	A2.3 Compressed air system	Control and working air comp. units		Germany
Finland
		Starting air pressure vessels		Germany
Finland
		Starting air units		Finland
Germany
Germany
Norway

A2.4 COOLING SYSTEM	A2.4 Cooling system	Centrifugal pumps		Spain
Spain
Denmark
Finland
		Cooling towers		Germany
France
Italy
Denmark
		Radiators		Italy
Finland
Sweden
Germany

A2.5 CHARGE AIR SYSTEM	A2.5 Charge air system	3-way damper		Denmark
		Charge air filters		France
U.K.
Finland
		Charge air silencers		Finland
A2.6 EXHAUST GAS SYSTEM	A2.6 Exhaust gas system	Exhaust gas silencers		Netherlands
Finland
Mexico (USA)
		Exhaust gas system equipment		Belgium
Finland
Finland

A2.8 STATION SUPPORT SYSTEM	A2.8.1 Oily water treatment system	Incinerators		Denmark
Norway
		Sludge treatment		Sweden
Sweden
		Tanks		Finland
	A2.8.2 Treated water system	Water treatment		Finland
Denmark
Finland
	A2.8.3 Fire fighting system	Fire fighting equipment		Finland
Finland
		Mechanical protection and fighting		Finland
England

A2.9 AUX. STEEL STRUCTURES, [ILLEGIBLE]	A2.9 Aux. Steel structure, piping, etc.	Pipe material		Finland
Finland
Finland
		Piping & building signs		Finland

A3 ELECTRICAL EQUIPMENT	A3.1 MV-Equipment	Earthing Transformer		Finland
France
		MV-cables		Belgium
Germany
France
Finland
Finland
		MV-switchgear		Czeck
Finland
USA
France
		Neutral point cabinet		Finland
France
France
USA
France
		Unit (block) transformer		Spain
Turkey
France
Bulgaria
France
	A3.2 Station service system	Black start unit		USA
Denmark
		Distribution Transformer		France
Turkey
		Frequency converter		Finland

Document Classification:
Confidential	Page: 2/3

System	Section	Equipment	Supplier name	Supplier country
		LV-cables		Finland
Finland
Finland
Belgium
France
France
Finland
		LV-Switchgear		Finland
USA
Finland
	A3.3 DC system	DC system		Finland
Finland
USA
	A3.5 Outdoor switchyard	HV-cables		France
Finland
		Outdoor switchyard		Finland
		Power transformers		Finland
Turkey
India
India
Bulgaria
Italy

A4 AUTOMATION EQUIPMENT	A4.2 Control panels	Control panel main components		Switzerland
Finland
Finland
France
Germany
Finland
Finland
		Control panels		Finland
Finland
	A4.3 Operators station	Computer peripherals, Firewalls, Modems etc.		Finland
Finland
Finland
		Operator panels		Finland
Norway

A5 HEAT RECOVERY SYSTEM	A5.1 Steam generation system	Steam equipment		Finland
Finland
		Steam turbines		Netherlands
U.K.
France
India
		Tanks		Finland
		Waste heat recovery system		Finland
Germany
Norway
India
Denmark
	A5.2 Hot water generation system	Exhaust gas heat recovery heat exchanger / Hot		Germany
Denmark

A6 EMISSION CONTROL SYSTEM	A6 Emission control system	Oxidation catalysts		Finland
Switzerland
		SCR (DeNOx)		Germany
Switzerland

B CIVIL WORKS & STRUCTURES	B Civil works & Structures	Doors		Finland
Finland
		Electrical installation material		Finland
Finland
Finland
		Furnitures		Finland
		HVAC and Piping material		Finland
		Insulation		Finland
		Miscellaneous civil material		Finland
Finland
Finland
Finland
Finland
Finland
		Overhead travelling cranes and workstation [ILLEGIBLE]		Finland
		Roofing sheets, wall panels, flashings		Finland
		Sewage piping and plumbing		Finland
		Steel structures		Finland
Poland
Finland
		Substructure material		Finland
Finland
		Surface treatment		Finland
Finland
		Ventilation		Finland
Finland
Finland
Finland
Finland
		Windows		Finland

C4 COMMISSIONING AND TESTING	C4 Commissioning and testing	Commissioning Engineers		Finland
Finland
C6 DOCUMENTS	C6 Documents	Design		Finland
Finland
Finland
Finland
Finland
		Design and O&M Manuals		Finland

Document Classification:
Confidential	Page: 3/3

EXHIBIT B — PERFORMANCE FIGURES / GUARANTEES
1. Performance Guarantees
2. Emission data sheet, doc id: DBAA992527

PERFORMANCE GUARANTEES
Page 1(2)
Guaranteed performance

The guaranteed performance in below article 1.2 is based on the Site conditions, article 1.3, and the heavy fuel given in article 1.4. If the conditions of 1.3 and/or 1.4 changes the power and heat rate adjustments may apply. These adjustment procedures are further defined in document WDAAA245063 “Electrical Power & Heat Rate Test — Diesel Engine”.

1.1	General Data

Engine Type		Wärtsilä 20V32

Engine speed	rpm

Compression Ratio	-

Genset Maximum Electrical Power at Site	kW

Cooling method	-

Cooling circuit	-
1.2	Performance Data

Electrical Power Guarantee	kW

Minimum Electrical Power Guarantee	kW

Electrical Power Guarantee Point		Generator terminals

Power factor	Cos fi

Heat Rate Guarantee	kJ/kWh

Specific fuel oil consumption (only as general information)	g/kWh

Maximum Heat Rate Guarantee	kJ/kWh

Heat Rate Guarantee Point		Generator terminals

Heat rate and electrical power tolerance	%

Measurement tolerance		Depends on measurement equipment. Calculated as per Performance test guideline

Lubricating Oil Consumption Guarantee	kg/h
1.3	Site ( Contract ) Conditions

Altitude / Total barometric pressure	m / kPa	101.3 kPa

Ambient air temperature	[o]C	32

LT charge air cooler water inlet temperature	[o]C	51.2

Relative Humidity	%	80

PERFORMANCE GUARANTEES
Page 2(2)
1.4	Heavy fuel oil

Lower Heating Value (LHV) , ( at 0 [o]C and 100 kPa)	MJ/kg
Fuel specification is according to Wärtsilä Technical Specification.
Viscocity	cSt, 50 ºC
2.	ISO 3046 — Standard and Manufacturers Substitute Reference Conditions (These are the reference conditions for calculating Electrical output and heatrate and Lube Oil consumption for Reciprocating internal combustion engines running in Diesel mode)

Standard reference conditions (Conditions from where Heat Rate is de-rated)

Ambient air temperature	[o]C	25

Charge Air coolant temperature	[o]C	25

Total Barometric pressure	kPa	100

Relative Humidity at Ambient air temperature	%	30

Substitute reference conditions (Conditions from where electrical output is de-rated)

Ambient air temp.	[o]C	35

Charge Air coolant temperature	[o]C	45
3.	Exhaust Gas Emissions

Reference is made to Emission data, document DBAA992527 attached to this Exhibit B. The measurement procedure are described in Exhibit C “Performance Test Guidelines”, documet DAAB195899 “Stack Emission Test”.

4.	Duration of Performance Test

The Performance test practical testing details are described in Exhibit C “Performance Test Guidelines”:
-	WDAAA245063 “Electrical Power & Heat Rate Test — Diesel Engine”, and

-	DAAB184367 “Lubricating oil consumption test”, and

-	DAAB195899 “Stack Emissions Test”

Duration of Electrical Power Test	hours	2

Duration of Heat Rate Test	hours	2

Duration of Emission Test	hours	Depends on the test requirements

Duration of Lube Oil Test	hours	48

Power Plants
Doc. Classification: Internal

Title:	Lihir, Papua New Guinea	Doc.ID:	DBAA992527
		Revision:	-
Author:		Status:	Finalised
Finalised by:	/ 16-Apr-2009	Pages:	1 (1)
Project:	-
Description:	Emission data
Type:	Emission data sheet

Engine:	Wärtsilä® 20V32 at 750 RPM (constant speed)

- max. total pressure drop in air intake and flue gas system 5 kPa
Site design conditions:

- intake air or ambient temperature	32	°C
- LT charge air coolant temperature (max.)	45	°C
- altitude above sea level	0	m
- minimum absolute humidity	6	gwater/kgdry air
Fuel specification:

- max. nitrogen content	(dry)
- max. density	(at 15 °C)
- max. kinematic viscosity	(at 50 °C)
- max. sulphur content	(dry)
- max. ash content	(dry)
- min. LHV
Lubrication oil: Maximum sulphated ash content in lubricating oil 6.0 wt-% (dry)
Flue gas emission data at normal full steady load at site conditions after Engine:
- NOx emissions (calc. as NO2) max. mg/Nm3 (dry, at 7 vol-% O2) Nm3 defined at 0 °C and 101.3 kPa (abs .)
Typical flue gas emission data at normal 50 % steady load at site conditions after Engine:
- NOx emissions (calc. as NO2) max. mg/Nm3 (dry, at 7 vol-% O2) Nm3 defined at 0 °C and 101.3 kPa (abs .)
Flue gas emission measurement methods:
Nitrogen oxides (NOX): EPA Method 7E (USA): Determination of nitrogen oxides from stationary sources
(instrumental analyzer method). Or principally similar other methods.
Oxygen (O2): EPA Method 3A (USA): Determination of oxygen and carbon dioxide emissions from stationary sources (instrumental analyzer method). Or principally similar other methods.
Measurement uncertainties and acceptance: The measurement tolerances (uncertainties) will be as specified by the measurement consultant. Assessment of the fulfillment of the guarantees shall be made according to Section 6.2 of the VDI 2048 guidelines “Uncertainties of measurement during acceptance tests on energy-conversion and power plants”.

EXHIBIT C — PERFORMANCE TEST GUIDELINES
1. Electrical power and heat rate tests, doc id; WDAAA245063
2. Lubricating oil consumption test, doc id: DAAB184367
3. Stack emissions test, doc id: DAAB195899

Power Plants
Doc. Classification:

Title:	2. Electrical Power & Heat Rate Test -	Doc.ID:	WDAAA245063
	Diesel Engine (Euro version)	Revision:	c.9
Author:	KEN004/ 20-Aug-2008	Status:	Draft
Draft by:	/ 17-Apr-2009	Pages:	1 (11)
Project:	-
Description:	Electrical power and Heat Rate Tests — Diesel, GD or DF Engine running in diesel mode
Type:	Contract/ Agreement

1 Objective	2
2 Symbols	2
3 Measurements	4
4 Electrical Power Test	5
4.1 General	5
4.2 Adjustment of electrical power for ambient conditions	5
4.3 Measurement tolerances in electrical power test	7
4.4 Electrical Power	7
5 Heat rate test	8
5.1 General	8
5.2 Recalculation of heat rate for ambient conditions	8
5.3 Measuring tolerances in Heat Rate test	10
5.4 Heat Rate	10
5.5 List of auxiliary equipment operational status during tests	11

Doc. Classification: DocID: WDAAA245063 Revision: c.9 2(11)
1	Objective
The Electrical power and heat rate can be tested to show compliance with the guarantees and is used for power and heat rate adjustment at site during performance test of the power plant. Calculations and symbols used in this document are according to ISO 15550, ISO3046-1 and ISO3046-3 standards.
2	Symbols

Symbol	Definition	Unit
b	Specific fuel consumption	kg/kWh
k	Ratio of indicated power	1
m	Exponent of the dry air pressure ratio or total barometric pressure ratio	1
n	Exponent of the ambient air thermodynamic temperature ratio	1
p	Total barometric pressure	kPa
P	Power	kW
s	Exponent of the charge air coolant thermodynamic temperature ratio	1
tc	Charge air coolant temperature at inlet to cooler	C
t	Ambient air temperature	C
Tc	Charge air coolant thermodynamic temperature	K
T	Ambient air thermodynamic temperature	K
a	Power adjustment factor	1
b	Fuel consumption recalculation factor	1
hm	Mechanical efficiency	1
Pg	Electrical power at generator terminals	kW
Po	Electrical power for own consumption	kW
Psu	High voltage transformer losses	kW
Phv	Electrical power at high voltage side of step up transformer	kW
Pmv	Electrical power at medium voltage side of step up transformer	kW
Ep	Electrical energy for power test	kWh
Ehr	Electrical energy for heat rate test	kWh
Eg	Electrical energy at generator terminals	kWh
Eo	Electrical energy for own consumption	kWh
Esu	High voltage transformer losses, energy	kWh
Ehv	Electrical energy at high voltage side of step up transformer	kWh
Emv	Electrical energy at medium voltage side of step up transformer	kWh
mfin	Mass of fuel in to engine	kg

Doc. Classification: DocID: WDAAA245063 Revision: c.9 3(11)

mfout	Mass of fuel out from engine	kg
mfmeasured	Mass of fuel, measured	kg
mfleak	Mass of leak fuel	kg
mf,net	Mass of net fuel consumed by engine	kg
Fnet	Net fuel energy consumed by engine	kJ
LHVtest	Lower heating value of fuel during test	MJ/kg
LHVguarantee	Lower heating value of fuel used in fuel consumption guarantee	MJ/kg
r	Heat rate	kJ/kWh
tt	Time	h
N	Number of periods in test	1
EMUtol	Tolerance of electrical energy measuring unit	%
LHVtol	Tolerance of lower heating value of fuel	%
mftol	Tolerance of fuel mass metering	%
Itransf,tol	Tolerance of measuring transformer, current	%
Utransf,tol	Tolerance of measuring transformer, voltage	%
Prefixes
Δ                           Difference, Tolerance
Subscripts

m	Mechanical
r	Standard reference conditions
ra	Substitute reference conditions
x	Contractual Reference Conditions (Site conditions)
y	Test day conditions
guaranteed	Guaranteed value
Min	Minimum
Max	Maximum
average	Average

Doc. Classification: DocID: WDAAA245063 Revision: c.9 4(11)
3	Measurements

				ISO	Wartsila
				Tolerance,	Tolerance,
Symbol	Definition	Measuring point	Unit	max	max 1)
py	Total barometric pressure	At engine air intake filter	kPa	± 0,5%	± 0,2%

ty	Ambient air thermodynamic temperature	At engine air intake filter	K	± 2 K	± 1 K

tcy	Chare air coolant thermodynamic temperature	At charge air cooler inlet	K	± 2 K	± 1 K

mfin	Mass of fuel in to engine	Engine/Plant specific mass flow meter	kg	± 3%	± 0,5%

mfout	Mass of fuel out from engine	Engine/Plant specific mass flow meter	kg		± 0,5%

mfleak	Mass of leak fuel		kg		± 1,0%

LHV	Lower heating value	at Engine/Plant specific mass flow meter	MJ/kg		± 0,5%

E	Electrical energy	PMU / EMU 2)	kWh		± 0,5%

tt	time		s		± 0,1%

1)	Wärtsilä recommends equipments with these accuracies, however actual tolerances of measuring equipment used during the test(s), shall be used for calculating Electrical Power and Heat rate as per section 4.4 and 5.4 respectively.

2)	This is the point of measurement as per agreement between the Contractor and Owner.

Doc. Classification: DocID: WDAAA245063 Revision: c.9 5(11)
4	Electrical Power Test
4.1	General
The Electrical Power Test is preferably done concurrently with the Heat Rate Test.

The engines involved in the test shall run for 2 (two) hours at full load prior to the start of the test in order to achieve stable conditions in all engine components and external systems.
Because there can be major variations in the ambient conditions during the full test period, it is important to split the full test period into shorter hourly test periods. These hourly test periods are then used to calculate the average of the full test. Please note that under no circumstances should an average of the ambient conditions prevailing over the full test period be used for the adjustment.
For accuracy of the test it is important that all measurement readings are taken simultaneously. This can be best achieved by a cordless communication system.
The required measurements are done on an hourly basis and the readings recorded on a form. The period can differ somewhat from one hour without affecting the accuracy of the test. The electrical power is calculated from the produced electrical energy during each test period. The actual electrical power and actual fuel consumed is naturally the sum of all hourly test periods.
The guaranteed electrical power and heat rate for each hourly test period is adjusted for the ambient conditions prevailing and measured at the start of each hourly test period.
The final guaranteed power and heat rate during the full test, is the average of the adjusted powers and the average of the recalculated heat rates, which are calculated separately for each hourly test period.
The point of measurement depends on the agreement between the Contractor and Owner.
Power factor during the test shall be equal to or above 0,8. No corrections will be made for power factors higher than 0,8.
Only equipment required for normal operation of the plant shall be running during the test. Any redundant equipment shall be shut down. A list detailing which consumers are connected during the test is included in section 6.
The substitute reference conditions are described in Exhibit B — Performance Guarantees / Figures.
4.2	Adjustment of electrical power for ambient conditions
A Diesel engine will react on the ambient conditions in a very complicated manner. The ISO 15550 and ISO 3046 standards give a uniformed way to adjust performance from one condition to another. The adjustment is always done via reference conditions that can be either the standard reference conditions as stipulated in ISO 15550:2002 clause 5 or the substitute reference conditions declared by the engine manufacturer.
The formulas below are according to ISO 3046.
Exponent values are from ISO 3046-1:2002 (E), Table 2 for
Engine type: Diesel engines and dual fuel compression-ignition engines operating on liquid fuel, Conditions: Turbocharged with charge air cooling, Low and medium speed four-stroke engines, Formula reference: D
Exponent values are: m = 0,7           n = 1,2           s = 1

Doc. Classification: DocID: WDAAA245063 Revision: c.9 6(11)
The Energy is measured using PMU (Power Monitoring Measuring Unit) or a separate EMU(Energy Measuring Unit) depending on the point of measurement. The Power is then calculated from the Energy for each test period. These are then used to calculate the average power for the Electrical Power Test and also for the Heat rate test, if being done concurrently.
P = Ep / tt

Doc. Classification: DocID: WDAAA245063 Revision: c.9 7(11)

Where Ep = Eg or Emv or Ehv dependent on the agreed point of measurement.
Emv = Eg — Eo and Ehv = Emv — Esu
4.3	Measurement tolerances in electrical power test
The measurement tolerances will cause a measurement uncertainty in the measured electrical power. The components involved are the measuring transformers and the power measuring unit, and in some special cases only the energy measuring unit. The typical tolerance will be in the range of ± 0,3 % to 1,0%.
Tolerance usage is according to ISO 3046-3:2002 (E), clause 4.4.4
4.4 Electrical Power
The electrical power is between
The test is successfully passed if Pmax > Pguaranteed
The contractor is entitled to a possible bonus if Pmin > Pguaranteed
If Pguaranteed is between Pmin and Pmax, neither penalty nor bonus will apply.

Doc. Classification: DocID: WDAAA245063 Revision: c.9 8(11)
5	Heat rate test
5.1	General
The Heat Rate Test is preferably done concurrently with the Electrical Power Test.
The engines involved in the test shall run for 2 (two) hours at full load prior to the start of the test in order to achieve stable conditions in all engine components and external systems.
Because there can be major variations in the ambient conditions during the full test period, it is important to split the full test period into shorter hourly test periods. These hourly test periods are then used to calculate the average of the full test. Please note that under no circumstances should an average of the ambient conditions prevailing over the full test period be used for the adjustment.
For accuracy of the test it is important that all measurement readings are taken simultaneously. This can be best achieved by a cordless communication system.
The required measurements are done on an hourly basis and the readings recorded on a form. The period can differ somewhat from one hour without affecting the accuracy of the test. The electrical power is calculated from the produced electrical energy during each test period.

The guaranteed electrical power and heat rate for each hourly test period is adjusted for the ambient conditions prevailing and measured at the start of each hourly test period.
The final guaranteed power and heat rate during the full test, is the average of the adjusted powers and the average of the recalculated heat rates, which are calculated separately for each hourly test period.
The point of measurement depends on the agreement between the Contractor and Owner.
Fuel samples are taken before and after the test. If samples are taken during the test, then the amount of samples and spillage is to be deducted from the measured fuel consumption. Two samples are taken at each sampling time. Both samples are sealed and signed, one is kept as a reference and the other is sent to an independent laboratory for analysis.
The analysis should cover all the items stipulated in the fuel specification in agreement between the contractor and owner. The laboratory report shall include LHV and the tolerance on the LHV. The average LHV of the samples is used in all calculations.
Power factor during the test shall be equal to or above 0,8. No corrections will be made for power factors higher than 0,8.
Only equipment required for normal operation of the plant shall be running during the test. Any redundant equipment shall be shut down. A list detailing which consumers are connected during the test is included in section 6.

The standard reference conditions are :
Ambient air barometric pressure	=	100 kPa
Ambient air temperature	=	25 C
LT Coolant temperature	=	25 C
5.2	Recalculation of heat rate for ambient conditions
A Diesel engine will react on the ambient conditions in a very complicated manner. The ISO 15550 and ISO 3046 standards give a uniformed way to adjust performance from one condition to another. The adjustment is always done via standard reference conditions as stipulated in ISO 15550:2002 clause 5.

Doc. Classification: DocID: WDAAA245063 Revision: c.9 9(11)
The formulas below are according to ISO 3046 and the exponent values are from ISO 3046-1:2002 (E), Table 2 for
Engine type: Diesel engines and dual fuel compression-ignition engines operating on liquid fuel, Conditions: Turbocharged with charge air cooling, Low and medium speed four-stroke engines, Formula reference: D
Exponent values are: m = 0, 7           n = 1, 2           s = 1

Test day conditions					
t_y		°C	T_y		°K
t_{cy}		°C	T_{cy}		°K
p_y		kPa	η_m		
b_y			r_y		kJ/kWh

$k = (p_y / p_r)^m * (T_r / T_y)^n * (T_{cr} / T_{cy})^s$ ISO 3046-1:2002(E), (5)

$\alpha = k - 0.7 * (1 - k) * (1/\eta_m - 1)$ ISO 3046-1:2002(E), (2)

$\beta = k / \alpha$ ISO 3046-1:2002(E), (8)

$b_r = b_y / \beta$ ISO 3046-1:2002(E), (7)

or

$r_r = r_y / \beta$ ISO 3046-1:2002(E), (7)

Standard reference conditions					
t_r	25	°C	T_r	298,15	°K
t_{cr}	25	°C	T_{cr}	298,15	°K
p_r	100	kPa	η_m		
b_r			r_r		kJ/kWh

$k = (p_x / p_r)^m * (T_r / T_x)^n * (T_{cr} / T_{cx})^s$ ISO 3046-1:2002(E), (5)

$\alpha = k - 0.7 * (1 - k) * (1/\eta_m - 1)$ ISO 3046-1:2002(E), (2)

$\beta = k / \alpha$ ISO 3046-1:2002(E), (8)

$b_x = \beta * b_r$ ISO 3046-1:2002(E), (7)

Or

$r_x = \beta * r_r$ ISO 3046-1:2002(E), (7)

Contractual Reference Conditions (Site conditions)					
t_x		°C	T_x		°K
t_{cx}		°C	T_{cx}		°K
p_x		kPa	η_m		
b_x			r_x		kJ/kWh

$mf_{measured} = mf_{in} - mf_{out}$ (Engine specific) Or $mf_{measured} = mf_{stop} - mf_{start}$ (Plant specific)

mf_{in} = fuel flow to engine measured for the test duration mf_{out} = fuel flow return from engine measured for the test duration mf_{start} = fuel flow meter reading at start of the test

Doc. Classification: DocID: WDAAA245063 Revision: c.9 10(11)
5.3	Measuring tolerances in Heat Rate test
Tolerance usage according to ( ISO 3046-3:1995(E), 4.4.4 )
5.4	Heat Rate
The heat rate is between
The test is successfully passed if rmin < rguaranteed.
The contractor is entitled to a possible bonus if rmax < rguaranteed.
If rguaranteed is between rmin and rmax , neither penalty nor bonus will apply.

Doc. Classification:

DocID: WDAAA245063	Revision: c.9	11(11)
5.5 List of auxiliary equipment operational status during tests
Auto Mode: Equipment is running continuously or intermittently, governed by the plant control system
Shut down: Equipment is not running
This list needs to be specified depending on scope of supply.

System	Equipment	Auto Mode	Shut down
Cooling System	Radiators	X
Cooling System	Pre-heater unit		X
Fuel System	Fuel unloading pump		X
Fuel System	HFO Transfer pump unit	X
Fuel System	HFO feeder pump unit	X
Fuel System	Booster unit	X
Fuel System	LFO Unloading pump unit		X
Fuel System	LFO feeder pump unit	X
Fuel System	HFO separator module	X
Lube oil System	Pre-lube pump unit		X
Lube oil System	Lube oil transfer pump unit		X
Lube oil System	Lube oil Separator	X
Air System	Starting air compressor		X
Air System	Working air compressor		X
Charge air System	Charge air filter	X
Plant	Control and Monitoring	X
Plant	Lighting	X
Plant	Ventilation	X
Plant	Workshop		X
Plant	Overhead crane		X
Plant	Laboratory		X
Steam system	Feed water pump unit		X
Steam system	Circulation pump		X
....	....
....	....

Power Plants
Doc. Classification: Confidential

Title:	3. Lubricating oil consumption test	Doc.ID:	DAAB184367
		Revision:	b.6
Author:	JNO005/ 20-Aug-2008	Status:	Draft
Draft by:	Kenneth Engblom / 24-Nov-2008	Pages:	1 (2)
Project:	-
Description:	Lubricating Oil Consumption Test
Type:	Guideline

1	Objective	1
2	Symbols	1
3	Definitions	1
4	Duration	2
5	Lube Oil Consumption Measurements	2
1	Objective

The objective of this performance test is to measure the lube oil consumption of the engines.

2	Symbols

SYMBOL	DESCRIPTION	UNIT
tt	Duration of test	h
V	Volume of lube oil	m3
clo	Lube oil consumption	kg/h
mlo	Mass of lube oil	kg
r	Density of lube oil	kg/m3
b	Expansion co-efficient	—
3	Definitions

Density of lubricating oil changes as a function of temperature. This must be taken into account when measuring lubricating oil consumption. Lubricating oil density is normally given at 15 [o]C temperature and the product specific value can be found from the Product Data Sheet of the lubricating oil in question. Following formula is used when calculating lubricating oil density at different temperature.

Doc. Classification: Confidential

DocID: DAAB184367	Revision: b.6	2(2)

4	Duration

The lube oil consumption test will be run during a minimum 48 h period.

5	Lube Oil Consumption Measurements

If possible its recommended to run other tests before this test to have the engine running hours as high as possible. 100 running hours or more will give more reliable lube oil consumption figures.

The engines should be run at a minimum of 85 % of maximum site power during the test.

The lube oil separator should not run during the Lube Oil consumption test, because the Lube Oil consumption guarantee is based on the Engine consumption only, otherwise the oil discharged by the separator would be included in the engine oil consumption. However the maximum recommended time for running without Separator and new Lube Oil is 48 Hours on Heavy Fuel Oil. If longer Lube Oil test intervals is required, the Lube Oil test must be done running on LFO, to prevent that the oil quality deteriorates below limits.

The temperature of the oil and the amount of air bubbles in the oil will affect the readings. In order to improve the accuracy of the measurements the conditions at the beginning and end of the test should be kept similar. The engine should run for a minimum of two hours at minimum 85 % load before the first reading is taken. The reading is taken 20 min after the engine has been stopped according to the normal shut down procedure. The final reading is similarly taken 20 min after the engine has stopped after the test. All pumps and separators in the lube oil system will be stopped at the same time as the engine.

The level of oil will be recorded before and after the test with the dipstick in the engine oil sump. The Lube Oil consumption is calculated based on the differences on the oil level. The consumed oil amount is a function of the dipstick level difference and can be found as a reference document to the project specific test procedures.

Power Plants
Doc. Classification: Confidential

Title:	4. Stack Emissions Test	Doc.ID:	DAAB195899
		Revision:	b.10
Author:	A Suominen / K Reunamo/ 20-elo-2008	Status:	Draft
Draft by:	Kenneth Engblom / 27-Mar-2009	Pages:	1 (4)
Project:	-
Description:	Stack Emission Test
Type:	Guideline

1	Objective	1
2	Testing Procedures and Conditions	1
3	Measurement Methods	2
4	Calibration	3
5	Uncertainty Assessment and Acceptance	4
1 Objective
The objective of the Stack Emission Test is to verify compliance with the Stack Emissions Guarantee set forth in the Agreement.
2 Testing Procedures and Conditions
The emission performance figures provided in the Stack Emission Guarantee are valid for the emission measurement methods and standards specified in the emission guarantee document. This document specifies testing procedures and additional requirements to be followed during the tests in order for the stack emission guarantees to be valid.
Some measurement methods and standards allow different variations of how the measurements are performed for example depending on application. If the Stack Emission Guarantees or this document specifies the use of a specific variation to the method, this recommendation needs to be strictly adhered to. Any other variations of the method or use of an alternative method must be agreed mutually between both parties.
Compliance with the Stack Emission Guarantee will be demonstrated as far as practicable concurrently with the other performance tests of the Plant. Similar engines running on same conditions have same emission performance. In plants having multiple engines appropriate amount of engines will be tested and plant average stack emission will be calculated based on these measurements. This calculated plant average emission will be seen sufficient for demonstrating the fulfilment of Stack Emissions Guarantee. An accredited, preferably third party, measurement consultant will be assigned to carry out the measurements and to issue a Stack Emission Test report.
The flue gas stack emission measurements will be performed at 100% engine power at stable running of the Engine if not otherwise mutually agreed. Prior to start of the flue gas emission (stack) measurements, the Engine shall be operated for a minimum of two hours at 100% load in order to obtain steady state conditions. Contractor shall have the right to inspect the Engines to be tested prior to the test and conduct corrective adjustments, repairs, etc., if needed.

Doc. Classification: Confidential

DocID: DAAB195899	Revision: b.10	2(4)
In the flue gas (stack) emission measurements, sufficiently long sampling periods and a sufficient number of samples shall be taken in order to get statistically representative results. Based on Wärtsilä experience, the following minimum requirements apply:
o	Gaseous components (analyser procedures): Emissions are calculated based on a minimum averaging time of 60 minutes. The period can differ somewhat from one hour without affecting the accuracy of the test.

o	Gaseous components (discrete sampling): The emissions are calculated based on the average of minimum three samples. A minimum sampling time of 30 minutes per sample is recommended. Note that some methods may necessitate shorter sampling times. In such cases, the sampling times shall be checked case by case.

o	Particle emissions: The particle emissions are calculated based on the average of minimum three samples. For heavy fuel oil a minimum sampling time per sample of 30 minutes is recommended. For light fuel oil 60 minutes is recommended, while for gas fired engines a minimum sampling time of 90 minutes is recommended.
Longer sampling times might be needed, if required by the measurement method or if variations in the measured concentrations are expected. Longer sampling times are also recommended if the verification of the Guarantee requires accurate determination of very low concentrations.
The analysers typically report the emissions at actual conditions, such as for example ppm-v, at actual oxygen, wet. The measurement results have to be corrected to the same reference conditions (e.g. mg/Nm3. at 15 % O2, dry) where the Stack Emission Guarantees are specified before evaluation of compliance with the Guarantees can be made. These calculations are performed by the independent consultant. The measurement report shall include both the corrected emission and the uncorrected emission data including help variables such as oxygen and humidity used for correcting to reference conditions. At request the consultant will prepare a preliminary report / standard recording form at site.
Other data which is to be recorded during emission tests include fuel data, ambient conditions (temperature, humidity) and engine data (at minimum engine load during the test). Taking of the fuel samples is usually coordinated with other performance tests. This data is shall be appended to the measurement report
3 Measurement Methods
The measurement methods and standards to be used are specified in combination with the stack emission guarantees. In this chapter basic measurement principles for most typical emission species are provided, as well as additional requirements that need to be followed in order for the stack emission guarantees to be valid and in order to have reliable measurement results. In case the measurement methods have not been specified in the stack emission guarantees, verification of the emission guarantees shall be performed according to the below recommendations.

Doc. Classification: Confidential

DocID: DAAB195899	Revision: b.10	3(4)
The chemiluminescence analyser as described in the US EPA Method 7E and in other principally similar methods and standards will be used for nitrogen oxides (NOx) analyses.
Calculation method as described for example in the ISO CD 8178-1: 1996 (E) standard (chapter 7.4.3.7) will be used to determine of SO2 emissions. Determination of SO2 emissions from fuel composition using a combustion balance will provide more accurate data compared to direct measurements. Fuel samples (minimum 1 litre each) will be taken during the test period and analysed in an accredited laboratory. Direct measurements are only recommended in cases where the SO2 emissions are controlled using “secondary technology”.
Note that the SO2 emissions from gaseous fuels are typically so low that determination of SO2 emissions is not relevant. If determination is required, e.g. for legislative reasons, it is recommended to use a theoretical calculation based on a combustion balance also for gas engines.
The concentration of particulate matter (as dry dust) will be determined by a manual gravimetric method as described in the ISO 9096:2003(E) and in other principally similar standards. Many measurement methods and standards for particles provide procedures for both in-stack and out-stack sampling of particles. It is important to note that the two variations will provide different results as a result of the temperature dependence of particle emissions. Therefore, the emissions guarantees are valid only for the procedure specified in the Stack Emission Guarantees. Unless specified differently in the Guarantees, the following apply:
o	If the flue gas temperature exceeds 160 °C in the point of PM sampling, an in-stack filter shall be used for collecting the PM samples.

o	In case the flue gas temperature is equal to or less than 160 °C at the point of PM sampling, a heated out-stack filter shall be applied.
For PM measurement of the flue gas from engines burning sulphur containing fuels, the filter material to be used for sampling must be inert enough. Quartz fibre is a recommended filter material. Glass fibre filters must not be used.
The particle emissions in the exhaust gas after a gas engine are generally on a low level and are therefore typically not verified.
Note that the weighing of the PM samples typically will take place at a laboratory outside the job site and hence no PM measurement results are available at the completion of the Stack Emission Test.
4 Calibration
Analyzers for measuring gaseous components shall be calibrated to ensure accurate measurements. The calibration of the analysers shall be carried out using certified calibration gas.
As a minimum, one span gas (high-range gas) having a concentration near the measured concentration shall be used for each component. The zero gas can be purified ambient air or N2. The impurity concentration shall be less than 0.25 % of the span in the zero gas. The O2 analyser

Doc. Classification: Confidential

DocID: DAAB195899	Revision: b.10	4(4)
will be calibrated using a calibration gas, such as N2 and ambient air. N2 is needed in setting the zero point and ambient air for setting the span.
The analysers for the gaseous components will be calibrated daily at the Job Site. Analysers shall be calibrated prior to commencing the measurements as well as after the measurements. The setting of the zero and span points shall be performed according to the emission measurement methods and standards. Unless otherwise specified by the measurement method or standards, the following recommendations shall apply:
o	Instrument calibration drift of 2-5 % of calibration gas concentration: the results shall be corrected using the determined drift figures.

o	If instrument calibration drift of more than 5 % of calibration gas concentration is determined, the reason for the drift shall be determined and the tests shall be re-performed.
Pitot tubes, thermal elements and manometers shall be calibrated before the shipment to the Job Site. The traceable calibration certificates for this equipment as well as for the calibration gases will be made available. The analytical balance, which is used in the laboratory for weighing the PM samples, shall be traceably calibrated. The relevant calibration certificates and calibration gas certificates shall be appended to the measurement report.
5 Uncertainty Assessment and Acceptance
Emission measurements involve significant measurement uncertainties. Therefore, the uncertainties need to be quantified and accounted for in a predefined way.
Uncertainties originate from the whole measurement chain including sampling point, sampling line, analyser tolerance, fuel heating value, density and fuel flow measurement. The document published by the WECC (Western European Calibration Co-operation) DOC.19 — 1990 “Guidelines for the Expression of the Uncertainty of Measurements in Calibration” gives detailed guidelines on calculating and assessing uncertainties. Measurement uncertainties shall be evaluated and reported by the measurement consultant carrying out the measurements.
Assessment of the fulfilment of Flue Gas Emission Guarantee shall be made according to Section 6.2 of the VDI 2048 document “Uncertainties of measurement during acceptance tests on energy-conversion and power plants”. If the measured value minus the uncertainty is equal to or lower than the guaranteed value, as set forth in the Agreement, the Stack Emissions Guarantee shall be deemed as demonstrated and fulfilled.

EXHIBIT D — MODEL ADVANCE PAYMENT GUARANTEE
[Letterhead of the Guarantor (a Financial Institution i.e. bank or insurance company) nominated by the Supplier and acceptable to the Buyer
Please note that all text within < > are intended to be replaced with the information indicated within those brackets in the final version of the Guarantee.
ADVANCE PAYMENT GUARANTEE
To: <Name and address of Beneficiary/Buyer>
1.	We refer to the supply contract No. < > dated < > (hereinafter referred to as “the Contract”) signed between your corporation <Company name and address> (hereinafter referred to as “the Buyer”) and <Name and address of Wärtsilä Company> (hereinafter referred to as “the “the Supplier”) for supply and delivery of equipment for power plant, as more specifically determined in the Contract (hereinafter referred to as “the Goods”) for the total contract price of EUR <Price in figures> (say < > only) (hereinafter referred to as “the Contract Price”).

2.	In consideration of your agreeing to pay in advance an amount of EUR <Amount in figures> (say < > only) (hereinafter referred to as “the Advance Payment”) representing < > % (< > percent) of the Contract Price to the Supplier, and in consideration of you having agreed to accept this Guarantee covering Supplier’s fulfilment of its contractual obligations towards you, we <the bank>, being the Guarantor under this Guarantee, hereby irrevocably and unconditionally undertake to pay you, without any notice, reference or recourse to the Supplier or to any other person or entity, on receipt of your first written demand (hereinafter referred to as “the Demand”), any sum or sums up to an aggregate maximum amount up to but not exceeding EUR <Guarantee Amount> (say < > only); provided that any such Demand shall be accompanied by your duly signed statement stating:
i)	that the Supplier is in breach of its obligation(s) under the underlying Contract; and

ii)	the respect in which the Supplier is in breach and that the claimed amount for the described breach is due and payable by the Supplier in terms of the Contract, and, that you have given a notice of the breach to the Supplier according to the Contract and still the Supplier has not performed its obligations in accordance with the Contract.
For the purpose of identification and authentication, the Buyer’s claim and the accompanied document(s) shall have to be presented to the Guarantor through the intermediary of Buyer’s Banker confirming that the signatures thereon are those of the authorised signatories of the Buyer.

3.	We further agree that notwithstanding any claims, demands or objections by Supplier, any amount(s) claimed in the aggregate within <insert Guarantee Amount> notified by you as due and payable by Supplier in accordance with the terms of the Contract shall be accepted by us as conclusive evidence of the

[Letterhead of the Guarantor (a Financial Institution i.e. bank or insurance company) nominated by the Supplier and acceptable to the Buyer claimed amount being due and payable by us under this Guarantee without you needing otherwise to prove or show ground or reason for your demand of the sum specified therein.

4.	We shall be entitled and obliged to rely and shall rely upon your demand presented hereunder and shall be under no duty to nor shall we inquire into any circumstances relating to any demand. We hereby waive any right we may have of first requiring the Buyer to pursue its legal remedies against Supplier.

5.	It is a condition for payment of any claim under this Guarantee that the Advance Payment of Euro <Amount in figures> (say < >) has been received by the Supplier to its account number <account number> with <Supplier’s Designated Bank>, in <City, Country> (Swift Code/BIC: <Swift Code/BIC of Supplier’s Designated Bank>).

7.	Upon our receipt from the Supplier of copies of invoices and delivery documents, indicating the value of delivered goods, the present guarantee shall be reduced, against receipt of such documents as conclusive evidence, by < advance payment in percent of equipment price> % of the gross invoice value for each set of these documents.

8.	This Guarantee shall remain in full force until:
i)	our (Guarantor’s) receipt of, from the Supplier, executed copy of the Substantial Completion Certificate,; or

ii)	<dd.mm.yyyy>[1];or

iii)	this advance payment guarantee is returned to the Guarantor by the Buyer; or

iv)	payment by the Guarantor to the Buyer of the whole of the sum.
whichever is the earlier (the “Expiry Date”).

Consequently any claim thereof should be made and received by the above Expiry Date at the latest. Should we receive no claim from you by that date our liability will cease “ipso facto” and the present letter of Guarantee, whether returned to us or not, will definitely become null and void.

9.	Multiple drawings and claims may be made by you under this Guarantee.

10.	We hereby agree that any part of the Contract may be amended, renewed, extended, modified, compromised, released or discharged by mutual agreement between you and the Supplierwithout in any way impairing or affecting our liabilities hereunder without notice to us and without the necessity for any additional endorsement, consent or guarantee by us, provided, however that the sum guaranteed shall not be decreased or increased.

11.	Any reference in this Guarantee to any contract, agreement, document or any other instrument is for ease of reference only.

12.	This guarantee is personal to you and not assignable. The beneficiary may not assign / transfer any benefit of this guarantee without our written consent which we will not unreasonably withhold or delay

[1]	The expiration date expressed in form of a calendar date shall be set to the date 60 days after, in the contract stipulated, delivery date.

[Letterhead of the Guarantor (a Financial Institution i.e. bank or insurance company) nominated by the Supplier and acceptable to the Buyer
13.	Except insofar as otherwise expressly stated, this Guarantee is subject to the Uniform Rules for Demand Guarantees, published as number 458 by the International Chamber of Commerce, and as to matters not covered by URDG458 shall be governed and construed in accordance with the laws of <the domicile country of the Guarantor> and all disputes arising hereunder shall be finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce.
<the Guarantor>

EXHIBIT E – MODEL PERFORMANCE GUARANTEE
Letterhead of Guarantor (a Financial Institution i.e. a bank or insurance company) nominated by the Supplier and acceptable to the Buyer
Please note that all text within <  > are intended to be replaced with the information indicated within those brackets in the final version of the Guarantee
PERFORMANCE GUARANTEE
To: <Name and address of Beneficiary/Buyer>
1.	We refer to the supply contract No. [ ] dated [ ](hereinafter referred to as “the Contract”) signed between your corporation [_Company name and address] (hereinafter referred to as “The Buyer”) and <Name and address of Wärtsilä Company> (hereinafter referred to as “the Supplier”) for supply and delivery of equipment for power plant, as more specifically determined in the Contract (hereinafter referred to as “the Goods”) for the total contract price of EUR[<Price in figures>] (say only) (hereinafter referred to as “the Contract Price”).

2.	We <the Guarantor> hereby issue in your favour our performance security being irrevocable guarantee for an amount up to but not exceeding <currency and amount> (say <currency and amount in words>) (hereinafter referred to as “Guarantee”) representing <______>% (<___> percent) of the Contract value, covering Supplier’s fulfilment of its obligations under the Contract. Any claims up to the above said aggregate shall be payable by us to you on receipt of your first written demand and your written statement stating:
(i)	that the Supplier is in breach of its obligation(s) under the underlying Contract;

(ii)	the respect in which the Supplier is in breach and that the claimed amount for the described breach is due and payable by the Supplier in terms of the Contract, and, that you have given a notice of the breach to the Supplier according to the Contract and still the Supplier has not performed its obligations in accordance with the Contract; and
For the purpose of identification and authentication, the Buyer’s claim and the accompanied document(s) shall have to be presented to the Guarantor through the intermediary of Buyer’s Banker confirming that the signatures thereon are those of the authorised signatories of the Buyer

3.	We further agree that notwithstanding any claims, demands or objections by Supplier, any amount(s) claimed in the aggregate within [insert Guarantee Amount] notified by you as due and payable by Supplier in accordance with the terms of the Contract shall be accepted by us as conclusive evidence of the claimed amount being due and payable by us under this Guarantee without you needing otherwise to prove or show ground or reason for your demand of the sum specified therein.

4.	We shall be entitled and obliged to rely and shall rely upon your demand presented hereunder and shall be under no duty to nor shall we inquire into any circumstances relating to any demand. We hereby waive any right we may have of first requiring the Buyer to pursue its legal remedies against Supplier and waive presentment, demand, protest or notice of any kind whatsoever.

Page 2 / 2
Letterhead of Guarantor (a Financial Institution i.e. a bank or insurance company) nominated by the Supplier and acceptable to the Buyer
5.	The maximum amount of this guarantee shall be adjusted, automatically, following our receipt from the Supplier of a copy of the Buyer’s approved Performance Test Completion Certificate purportedly signed by its authorized officer(s), in value so that the outstanding value of the Guarantee equals Euro <insert % of contract price> (say:Euros ___) (the “Adjusted Guaranteed Amount”).]
6.	Not in use
7.	This Guarantee will expire on the earlier of (the “Expiry Date”):
(i)	30 days after the end of primary warranty period lapsing under the Contract [twelve (12)] months from the issue of Performance Test Completion Certificate or 15 months from the Delivery in accordance with clause 5.2(a), whichever first occur; or

(ii)	<dd.mm.yyyy> in Helsinki, Finland.[1]; or

iii)	this advance payment guarantee is returned to the Guarantor by the Buyer; or

iv)	payment by the Guarantor to the Buyer of the whole of the sum.
Consequently any claim thereof should be made to us by the above Expiry Date at the latest. Should we receive no claim from you by the Expiry Date our liability will cease “ipso facto” and the present Guarantee will whether returned to us or not definitely become null and void.

8.	This Guarantee is personal to you and not assignable. The beneficiary may not assign / transfer any benefit of this guarantee without our written consent which we will not unreasonably withhold or delay

9.	Multiple drawings and claims may be made by you under this Guarantee.

10.	We hereby agree that any part of the Contract may be amended, renewed, extended, modified, compromised, released or discharged by mutual agreement between you and the Supplier without in any way impairing or affecting our liabilities hereunder without notice to us and without the necessity for any additional endorsement, consent or guarantee by us, provided, however that the sum guaranteed shall not be decreased or increased.

11.	Except insofar as otherwise expressly stated, this Guarantee is subject to Uniform Rules for Demand Guarantees, published as number 458 by the International Chamber of Commerce, and as to matters not covered by URDG458 shall be governed and construed in accordance with the laws of [<the domicile country of the Guarantor>] and all disputes arising hereunder shall be finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce.
<the Guarantor>

[1]	To be expressed as a calendar date, being 60 days after the projected date of end of Warranty period 12 months from the date of the scheduled performance tests in accordance with project time schedule

EXHIBIT F – Model Payment Guarantee
1. Model Payment Guarantee

Bank Guarantee

G

To	FAVOUREE (‘Favouree’) Security for obligations of CLIENT (Customer)
The Customer is required to provide security to the Favouree for the performance of obligations under a contract for:

<<INSERT DETAILS E.G. PAYMENT OF RENT FOR PREMISES AT XXXX/SATISFACTORY COMPLETION OF BUILDING WORK AT XXXX/SATISFACTORY CONNECTION OF WATER/ELECTRICITY SUPPLY AT XXXX>>
Commonwealth Bank of Australia ABN 48 123 123 124 (‘Bank’) has agreed to provide this guarantee which the Favouree has agreed to accept as the security.
The Bank unconditionally undertakes to pay on written demand any sum which may from time to time be demanded by the Favouree to a maximum aggregate sum of
Guaranteed Amount (in words and figures)

<<INSERT AMOUNT IN WORDS>>	$0.00
This guarantee is to continue until one of the following events occur:
•	the Bank receives written notification from the Favouree that this guarantee is no longer required;

•	the return of this guarantee to the Bank;

•	payment to the Favouree by the Bank of the whole of the Guaranteed Amount or such lesser sum as may be required by the Favouree;

•	the arrival of the Expiry Date namely #########, and no demand may be made on the Bank unless made and delivered to the Bank prior to the Expiry Date.
Should the Favouree notify the Bank in writing that it requires payment to be made to it of the whole or any part or parts of the Guaranteed Amount, it is unconditionally agreed that such payment will be made to the Favouree forthwith without further reference to the Customer and notwithstanding any notice given by the Customer to the Bank not to pay same. The Bank reserves the right to require proof of identity of any person acting on behalf of the Favouree and to confirm the authenticity of the written notification of the Favouree before making payment to the Favouree.
Provided always that the Bank may at any time without being required to do so pay to the Favouree the Guaranteed Amount less any amount it may have already paid hereunder and thereupon the Bank’s liability under this guarantee shall immediately cease .
The Benefit of this guarantee is personal and not capable of assignment but claims by the Favouree may be paid at the Favouree’s direction to other persons.

Dated at	<<INSERT PLACE OF ISSUE>>		<<DAY>>
day of	<<INSERT MONTH>>	<<YEAR>>
For the
Commonwealth Bank of Australia
Premium Business Services
Institutional Lending Support
Level 5, 48 Martin Place Sydney NSW 2000
On Behalf Of
Manager, Bank Guarantees
Institutional Lending Support
Manager

EXHIBIT G – DRAFT QUALITY ASSURANCE PLAN
1. Quality plan / ITP, doc id; DBAB082233-7
2. Engine test protocol form
3. Alternator test report form

- General Power Plants

	Doc. Classification:		Confidential

Title:	Quality plan / ITP for Power Supply Uppgrade, LGL	DocID:	DBAB082233
	(extended scope)	Revision:	-.7

Author:	Robert Witting / 09-Jul-2009	Sheets:	1

Draft by:	Robert Witting / 14-Aug-2009	Status:	Draft
Benny Krohn / 25-Aug-2009

Project:	P0900329 Lihir Power Barge

Description:	Quality Assurance

Type:	Quality Plan / ITP

PROJECT
The Quality Plan is defining all major Quality assurance activities and responsibilities for the scope of supply related to the power plant project with the aim of achieving customer confidence in the provided power plant delivery.
The Quality Plan is based on the Quality assurance system of Wärtsilä, and it is defined in the Quality Manual of Wärtsilä Power Plants.
Document Classification:
Confidential

Page 1/8

PROCEDURES FOR QUALITY ASSURANCE AND H&SE OF WÄRTSILÄ POWER PLANT SUPPLY
1. MANAGEMENT SYSTEM OF WÄRTSILÄ
Wärtsilä Finland Oy follows a Quality management system that has been assessed to conform to the ISO 9001 standard and an Environmental management system that has been assessed to conform to the ISO 14001 standard. Wärtsilä have also implement Occupational Health and Safety management system OHSAS 18001, this will be certified during August 2009 . The management system is assessed continuously by an external body, re-auditing the system twice a year.
2. WÄRTSILÄ POLICY FOR QUALITY, HEALTH & SAFETY AND THE ENVIRONMENT
Policy statement:
Our Power solutions and services meet or exceed the customers’ and other stakeholders’ expectations being:
- Reliable and safe
- Efficient and environmentally sound
- Compliant with the applicable legal requirements and regulations.
We continually improve our performance and reduce adverse environmental impact, through objectives set by management, to satisfy our customers and other stakeholders. Our business premises provide a safe and healthy working environment for our employees and partners.
Our skilled organization acts as a responsible global citizen.
2. QUALITY ASSURANCE OF ENGINES
In accordance with ISO 9001 the Quality assurance is implemented into working methods ensuring that the engine will reach the specified Quality demands in every aspect.
As an instrument for the Quality follow-up, an engine specific Quality plan is made. This plan includes Quality demands and inspections to be made at different stages during the manufacturing process. This is the standard procedure used by Wärtsilä in order to ensure the Quality level of the products.
3. INSPECTION OF ENGINE MAIN COMPONENTS
The Quality assurance program includes factory certificate practise for main parts of Wärtsilä engines. During the performance test these measurement reports, material certificates and pressure test reports can be made available for customer’s review. All main components have their own serial numbers, and thus the corresponding certificate and measurement report can be traced.
4. TEST RUN OF ENGINES
The Quality assurance program includes all preparations before test run; running-in, test run procedures and checking/ calibration of the loading device. The delivery test run will be performed according to the standard testing procedure if not otherwise stated in the contract.
5. QUALIFIED SUPPLIERS OF WÄRTSILÄ
Wärtsilä utilizes well Qualified vendors as engine part and auxiliary equipment manufacturers. Supply contracts are made with most of the suppliers. Because of long term supplier co-operation, well proven equipment is delivered.
Most of the suppliers delivering equipment and components to Wärtsilä Power Plants and Wärtsilä Manufacturing have Quality management systems in accordance with the standard ISO 9001.
6. SUPPLIER ASSESSMENT PROCEDURES FOR WÄRTSILÄ POWER PLANTS
Quality integration file
The Quality integration file is the main tool used for guiding suppliers into the Wärtsilä Power Plants way of working.
Feedback about findings are forwarded to the supplier using the following tools:
Claim vs. supplier
To systematically improve the Quality of the products and services of Wärtsilä Power Plants suppliers, whenever motivated a claim vs. supplier is issued.
A claim vs. supplier can be issued based upon a customer complaint, on the initiative of the project team, or as a result of a delivery inspection, made by Wärtsilä representative, at the suppliers’ workshop.
Delivery inspection
When the product is ready for delivery a Wärtsilä representative will be given an opportunity to check the conformance with the order specification at the supplier’s work shop.
Supplier audit
Based on the result of the supplier evaluation, claims, inspection result statistics, etc, audits of suppliers of main equipment are carried out.
The supplier audits are prepared in advance. As a result supplier audit reports are made which are distributed to the supplier and to concerned parties within Wärtsilä.
Supplier evaluation
The information from the mentioned tools is used when evaluating the suppliers’ performance.
Document Classification:
Confidential

Page 2/8

The information from the mentioned tools is used when evaluating the suppliers’ performance.
6. QUALITY ASSURANCE OF AUXILIARY UNITS
For units and equipment manufactured at the suppliers workshop, Wärtsilä Quality instructions and guidelines are implemented. The documentation is stating the Quality level for the units in question. For main auxiliary units a specific Quality plan / ITP is made. This plan includes the Quality requirements to be met and inspections to be made.
7. TEST RUN OF AUXILIARY UNITS
Wärtsilä and the supplier develop unit specific delivery factory acceptance test and/or dispatch inspection procedures. During the manufacturing random checks can be made by Wärtsilä. These checks are performed based on the purchase orders, drawings and specifications.
Before the delivery, the supplier always performs the factory acceptance tests and/or dispatch inspections, either on his own or together with a Wärtsilä representative.
This test run results in a factory test report, an inspection report or a certificate. These documents will be delivered to the customer as a part of the final documentation for the plant.
8. FACTORY ACCEPTANCE TESTS
For serial manufactured equipment Wärtsilä accept vendors authorized factory acceptance test procedures. Where the contract between Wärtsilä and the customer has specific requirements for factory acceptance tests, these shall be agreed before the test program is finalized.
9. POWER PLANT ERECTION AND COMMISSIONING
The installation of the equipment is made in accordance with the drawings and installation instructions given for the specific project in the installation file. Comprehensive commissioning tests are carried out when the installation is completed. Prior to these tests, all pipe systems, auxiliary units, electrical systems, equipment and EG-sets are adjusted and calibrated for proper function. The commissioning is made to ensure the functionality and performance of each individual equipment and the whole plant. These tests result in a commissioning file and the issuing of a handing over certificate. Handing over documents are prepared as specified in the contract and signed by both the client and Wärtsilä. Any open items will be listed in a punch list and a schedule for the correction is made.
10. QUALITY ASSURANCE AND CONTROL BEFORE START UP
The Quality of the work at site is followed up by the site manager and his supervisors. Quality instructions, installation instructions and contract requirements are followed at site. Before starting the installation work necessary documents are given to the client and to the subcontractors at site. All equipment will be tested according to Wärtsilä standard procedures.
11. QUALITY ASSURANCE AND CONTROL AFTER HANDING OVER
During the warranty period a person from the Wärtsilä Customer Assitance Centre is named as a contact person for the customer. When the warranty period has expired, a contact person from the Wärtsilä network company is named to serve the customer.
The contact person is regularly in touch with the customer making visits to the power plant and discussing with the customer about preventive actions to maintain the Quality of the equipment. If there occur any problems with the Quality of the equipment, the contact person ensures that the supplier is involved to rectify the problem (according to Wärtsilä’s claim handling procedures). The contact person encourages the customer by support to maintain the Quality of the equipment by himself.
Document Classification:
Confidential

Page 3/8

INSPECTION AND TEST PLAN

Customer name:	Lihir Gold Mine	Project name:	Power Supply Uppgrade. LGL
Project location:	Papua New Guinea	Project reference:	P0900329

Inspection code
		Reference document/	Test Method/		Customer+	Record/	Remarks/
Item	Equipment	Acceptance criteria	Checking criteria	Wärtsilä	Wärtsilä	Format	Notes

A	POWER GENERATION

A1	GENERATING SET

A1.1	ENGINE
	Factory acceptance test	IOS, specifications and Wärtsilä FAT procedure Manufacturers procedures	According to ISO 3046-1 standard	H	W	Test run protocol	sample attached
	Final inspection and protection		Manufacturers procedures	R		Inspection records

A1.2	GENERATOR
	Routine test	Drawings, specifications, IEC and Manufacturers routine test procedure	Routine test according to IEC and Visual inspection	W		Manufacturers routine test record	sample attached

A2	MECHANICAL AUXILIARY SYSTEMS

A2.0	AUXILIARY MODULES
	Engine auxiliary module	Drawings, specifications and Manufacturers procedures	Pressure test and Visual inspection	W		Manufacturers Work shop certificate
	Fuel oil filter	Drawings, specifications and Manufacturers procedures	Pressure test and Visual inspection	W		Manufacturers Test record
	Fuel booster pump	Drawings, specifications and Manufacturers procedures	Functional test and Visual inspection	W		Manufacturers Test record
	Return fuel pump	Drawings, specifications and Manufacturers procedures	Functional test and Visual inspection	W		Manufacturers Test record
	Return fuel tank	Drawings, specifications and Manufacturers procedures	Leakage test and Visual inspection	W		Manufacturers Test record
	Pre heating unit	Drawings, specifications and Manufacturers procedures	Pressure test and Visual inspection	W		Manufacturers Test record
	Thermostatic valves	Drawings, specifications and Manufacturers procedures	Visual inspection	W		Manufacturers Test record
	Pressure increasing pump	Drawings, specifications and Manufacturers procedures	Functional test and Visual inspection	W		Manufacturers Test record
	Steam heater	Drawings, specifications and Manufacturers procedures	Pressure test and Visual inspection	W		Manufacturers Test record
	Module control panel	Drawings, specifications, IEC and Manufacturers FAT procedures	Factory test according to IEC and Visual inspection	W		Manufacturers Factory test record
	Exhaust gas module	Drawings, specifications and Manufacturers procedures	Pressure test and Visual inspection	W		Manufacturers Work shop certificate
	Low temperature expansion tank	Drawings, specifications and Manufacturers procedures	Leakage test and Visual inspection	W		Manufacturers Work shop certificate
	Charge air silencer	Drawings, specifications and Manufacturers procedures	Visual inspection	W		Manufacturers Work shop report
	Oil mist separator	Drawings, specifications and Manufacturers procedures	Pressure test, Functional test and Visual inspection	W		Manufacturers Work shop certificate
Document Classification:
Confidential

Page 4/8

INSPECTION AND TEST PLAN

Customer name:	Lihir Gold Mine	Project name:	Power Supply Uppgrade. LGL
Project location:	Papua New Guinea	Project reference:	P0900329

Inspection code
		Reference document/	Test Method/		Customer+	Record/	Remarks/
Item	Equipment	Acceptance criteria	Checking criteria	Wärtsilä	Wärtsilä	Format	Notes

A2.1	FUEL SYSTEM

A2.1.2	HEAVY FUEL OIL SYSTEM
	Heavy fuel oil separator unit	Drawings, specifications and Manufacturers procedures	Pressure test, Functional test and Visual inspection	W		Manufacturers Factory test record
	Heavy / light fuel oil feeder unit	Drawings, specifications and Manufacturers procedures	Pressure test, Functional test and Visual inspection	W		Manufacturers Work shop certificate

A2.2	LUBRICATING OIL SYSTEM
	Lubricating oil separator unit	Drawings, specifications and Manufacturers procedures	Pressure test, Functional test and Visual inspection	W		Manufacturers Work shop certificate
	Lubricating oil transfer pump unit (mobile)	Drawings, specifications and Manufacturers procedures	Pressure test and Visual inspection	W		Manufacturers Work shop certificate
	Lubricating oil transfer pump unit (stationary)	Drawings, specifications and Manufacturers procedures	Pressure test and Visual inspection	W		Manufacturers Work shop certificate

A2.3	COMPRESSED AIR SYSTEM
	Starting air bottle	Drawings, specifications and Manufacturers procedures	Pressure test and Visual inspection	W		Manufacturers Test record
	Starting air compressor unit	Drawings, specifications and Manufacturers procedures	Pressure test, Functional test and Visual inspection	W		Manufacturers Test record
	Instrument air compressor unit	Drawings, specifications and Manufacturers procedures	Pressure test, Functional test and Visual inspection	W		Manufacturers Test record

A2.4	COOLING SYSTEM
	Cooling radiator	Drawings, specifications and Manufacturers procedures	Pressure test, Functional test and Visual inspection	W		Manufacturers Test record

A2.5	CHARGE AIR SYSTEM
	Charge air filter	Drawings, specifications and Manufacturers procedures	Tightness check and Visual inspection	W		Manufacturers Work shop report

A2.6	EXHAUST SYSTEM
	Exhaust gas silencer	Drawings, specifications and Manufacturers procedures	Visual inspection	W		Manufacturers Work shop report

A2.8	STATION SUPPORT SYSTEM

A2.8.1	OILY WATER TREATMENT SYSTEM
	Oily water transfer pump unit	Drawings, specifications and Manufacturers procedures	Pressure test and Visual inspection	W		Manufacturers Work shop certificate
	Oily water feed pump unit	Drawings, specifications and Manufacturers procedures	Pressure test and Visual inspection	W		Manufacturers Work shop certificate
Document Classification:
Confidential

Page 5/8

INSPECTION AND TEST PLAN

Customer name:	Lihir Gold Mine	Project name:	Power Supply Uppgrade. LGL
Project location:	Papua New Guinea	Project reference:	P0900329

Inspection code
		Reference document/	Test Method/		Customer+	Record/	Remarks/
Item	Equipment	Acceptance criteria	Checking criteria	Wärtsilä	Wärtsilä	Format	Notes

	Oily water treatment unit	Drawings, specifications and Manufacturers procedures	Pressure test and Visual inspection	W		Manufacturers Work shop certificate
	Sludge loading pump unit	Drawings, specifications and Manufacturers procedures	Pressure test and Visual inspection	W		Manufacturers Work shop certificate

A2.8.2	WATER TREATMENT SYSTEM
	Water treatment unit	Drawings, specifications and Manufacturers procedures	Pressure test and Visual inspection	W		Manufacturers Work shop certificate
	Water booster unit	Drawings, specifications and Manufacturers procedures	Pressure test and Visual inspection	W		Manufacturers Work shop certificate

A3	ELECTRICAL SYSTEM

A3.2	STATION SUPPORT SYSTEM
	Station auxiliary transformer	Drawings, specifications, IEC and Manufacturers FAT procedures	Factory test according to IEC and Visual inspection	W		Manufacturers Factory test record
	Black start unit	Drawings, specifications, IEC and Manufacturers FAT procedures	Factory test according to IEC and Visual inspection	W		Manufacturers Factory test record
	Low voltage switchboard	Drawings, specifications, IEC and Manufacturers FAT procedures	Factory test according to IEC and Visual inspection	W		Manufacturers Factory test record
	Frequency converter (for radiator)	Drawings, specifications, IEC and Manufacturers FAT procedures	Factory test according to IEC and Visual inspection	W		Manufacturers Factory test record
	Engine auxiliary panel	Drawings, specifications, IEC and Manufacturers FAT procedures	Factory test according to IEC and Visual inspection	W		Manufacturers Factory test record

A3.3	DC-SYSTEM
	DC-system power plant control	Drawings, specifications, IEC and Manufacturers FAT procedures	Factory test according to IEC and Visual inspection	W		Manufacturers Factory test record

A4	AUTOMATION SYSTEM

A4.2	CONTROL PANELS
	Central common control panel	Drawings, specifications, IEC and Manufacturers FAT procedures	Factory test according to IEC and Visual inspection	W		Manufacturers Factory test record
	Central generating set control panel	Drawings, specifications, IEC and Manufacturers FAT procedures	Factory test according to IEC and Visual inspection	W		Manufacturers Factory test record
	Local generating set control panel	Drawings, specifications, IEC and Manufacturers FAT procedures	Factory test according to IEC and Visual inspection	W		Manufacturers Factory test record

A5	HEAT RECOVERY SYSTEM

A5.1	STEAM GENERATION SYSTEM

A5.1.1	STEAM GENERATION SYSTEM FOR FUEL HEATING
Document Classification:
Confidential

Page 6/8

INSPECTION AND TEST PLAN

Customer name:	Lihir Gold Mine	Project name:	Power Supply Uppgrade. LGL
Project location:	Papua New Guinea	Project reference:	P0900329

Inspection code
		Reference document/	Test Method/		Customer+	Record/	Remarks/
Item	Equipment	Acceptance criteria	Checking criteria	Wärtsilä	Wärtsilä	Format	Notes

	Exhaust gas boiler	Drawings, specifications and Manufacturers procedures	Pressure test and Visual inspection	W		Manufacturers Work shop certificate
	Heat recovery container	Drawings, specifications and Manufacturers procedures	Pressure test, Factory test and Visual Inspection	W		Manufacturers Factory test record
	Steam header	Drawings, specifications and Manufacturers procedures	Pressure test and Visual inspection	W		Manufacturers Work shop certificate

B1	HULL
		TBA	TBA	TBA		TBA	The hull construction is made according to the requirements of

Classification society, minor modifications of the layout

of the hull can be advised by Buyer, and if the Supplier accepts, and the modifications are not in conflict with the requirements from the Classification society, these modifications will implemented.

B2	CIVIL WORKS AND STRUCTURES
	Material for substructures	Specifications and Manufacturers procedures	Visual inspection	W		Manufacturers certificate of compliance
	Superstructures pre-fabrication	Drawings, specifications and Manufacturers Procedures	Visual inspection	W		Manufacturers Work shop certificate
	Ventilation units	Drawings, specifications and Manufacturers Procedures	Visual inspection	W		Manufacturers certificate of compliance
	Material for plumbing and sanitary installations	Specifications and Manufacturers procedures	Visual inspection	W		Manufacturers certificate of compliance
	Material for electrification	Specifications, IEC and Manufacturers procedures	Visual inspection	W		Manufacturers certificate of compliance
	Material for gas detection	Specifications and Manufacturers procedures	Visual inspection	W		Manufacturers certificate of compliance
	Material for fire detection	Specifications and Manufacturers procedures	Visual inspection	W		Manufacturers certificate of compliance
	Material for fire fighting system	Specifications and Manufacturers procedures	Visual inspection	W		Manufacturers certificate of compliance
	Cranes and hoists	Specifications and Manufacturers procedures	Factory test and Visual inspection	W		Manufacturers Factory test record
	Air conditioning units	Drawings, specifications and Manufacturers procedures	Visual inspection	W		Manufacturers certificate of compliance
	Oily water collection sump	Drawings, specifications and Manufacturers procedures	Leakage test and Visual inspection	W		Manufacturers Test record
	Material for site works	Specifications and Manufacturers procedures	Visual inspection	W		Manufacturers certificate of compliance
Document Classification:
Confidential

Page 7/8

INSPECTION AND TEST PLAN

Customer name:	Lihir Gold Mine	Project name:	Power Supply Uppgrade. LGL
Project location:	Papua New Guinea	Project reference:	P0900329

Inspection code
		Reference document/	Test Method/		Customer+	Record/	Remarks/
Item	Equipment	Acceptance criteria	Checking criteria	Wärtsilä	Wärtsilä	Format	Notes

C	ENGINEERING
	Tank diagram			W		Tank diagram
	Lightweight survey			W		Lightweight survey
	Stability booklet			W		Stability booklet
Inspection code definitions:
W = Witness point
The vendor has to inform Wärtsiläs project manager prior to the inspection/ test of the first unit in the serie. If the first unit in the serie is approved, the witness point requirement is waived for the rest of the units in the series. Work may proceed after the inspection date advised, whether the witnessing authority attends or not. The witness points are to be defined project specifically and are subject to the project manager’s decision.
R= Review of quality record
H = Hold point
The vendor has to inform Wärtsiläs project manager prior to the test/ inspection of the first unit in the serie. Work may proceed after the witnessing authority has either undertaken the specified inspection, first of series, or has informed the supplier that the requirement is waived. If the first unit in the serie is approved, the hold point requirement is waived for the rest of the units in the series. The hold points are to be defined project specifically and are subject to the project manager’s decision.
Additional notes:
- The project manager has the right to sharpen or change the requirements this document witholds. The project managers decision is valid wether this document is revised or not.
Attachments:
- Quality system Certificate of Wärtsilä Finland Oy
Document Classification:
Confidential

Page 8/8

TEST PROTOCOL

Project:

Engine No.:

Engine Type:	W20V32

Date(s):

Third Party Inspection:

Test protocol no Report Version: 3.0.0.2 Printed
Delivery Centre Vaasa
Installation Data

ENGINE DATA
Customer:
Type:		W20V32
Manufacturing number:
Cylinder bore [mm]:
Piston stroke [mm]:
Rated power [kW]:
Nominal power [kW]:
Nominal speed [rpm]:
Direction of rotation:

INSTALLATION
Type:
Name:
Number
LOADING /AVR	☐	Alternator, in house
	☐	Alternator, project (see specification below)
	☐	Water brake (see specification below)
	☐	AVR, in house
	☐	AVR, project

Manufacturer:
Type:
Number:

ENGINE COMPONENTS
Turbocharger:
Serial no.(s):
Air cooler:
Number(s):
Governor type:
Designation no:
Serial no.:
FUEL

	Density at	Temp	Viscosity at	Temp	Lower Heating Value
Quality	[kg / l]	[C°]	[mm2 / s]	[C°]	[MJ/kg]
HFO		15		50
LFO		15		40

LUBRICATING OIL
Quality: Shell Argina T 40

Test protocol no Report Version: 3.0.0.2 Printed
Delivery Centre Vaasa
Test Program for

Order number:

Engine number:

Engine type:	W20V32

Test run date(s):

						Engine		Load
Time:		Dur:	Speed	Shaft load		power		power		Oper.
Start	Stop	[min]	[rpm]	[%]		[kW]	h	[kW]	Fuel	data	Notice
13:35	13:40	5	750	0					LFO		Verification of lube oil pressure shutdown.
13:40	13:55	15	750	0	25				LFO
13:55	14:10	15	750	25					LFO
14:10	14:15	5	750	0					LFO
14:15	14:30	15	750	0	50				LFO
14:30	14:50	20	750	50					LFO
14:50	14:55	5	750	0					LFO
14:55	15:10	15	750	0	75				LFO
15:10	15:30	20	750	75					LFO
15:30	15:35	5	750	0					LFO
15:35	16:20	45	750	60					HFO	X
16:20	17:05	45	750	85					HFO	X
18:35	19:20	45	750	100					HFO	X
19:20	20:05	45	750	100					LFO	X
Check of overspeed devices.

Test Protocol No. Report Version: 3.0.0.3 Printed
Delivery Centre Vaasa
  Operation Data

Test run date(s):	07.01.2009

Mode
Loadpoint: Power/ Torque			60	85	100	100
Time
Fuel			HFO	HFO	HFO	LFO
Ambient Data
Total barometric pressure	APT210	hPa
Temperature of intake air	ATE210	C
Relative humidity of intake air	AHR210%
Alternator data
Alternator efficiency
Alternator power		kW
Alternator voltage, nominal		V
Alternator current, nominal		A
Engine Data
General Data
Power		kW
Speed		rpm
Load indicator position	GT178
Fuel rack position, A-bank	GT165	mm
Fuel rack position, B-bank	GT165-2	mm
Charge air system
Turbocharger speed, A-bank	SE518	rpm
Turbocharger speed, B-bank	SE528	rpm
Charge air pressure	PT601	bar
Charge air temp, in air receiver	TE601	°C
Exhaust gas system
Exh. gas temp, cylinder A1	TE5011A
Exh. gas temp, cylinder A2	TE5021A	°C
Exh. gas temp, cylinder A3	TE5031A	°C
Exh. gas temp, cylinder A4	TE5041A	°C
Exh. gas temp, cylinder A5	TE5051A	°C
Exh. gas temp, cylinder A6	TE5061A	°C
Exh. gas temp, cylinder A7	TE5071A	°C
Exh. gas temp, cylinder A8	TE5081A	°C
Exh. gas temp, cylinder A9	TE5091A	°C
Exh. gas temp, cylinder A10	TE5101A	°C
Mean value		°C
Exh. gas temp, cylinder B1	TE5011B	°C
Exh. gas temp, cylinder B2	TE5021B	°C
Exh. gas temp, cylinder B3	TE5031B	°C
Exh. gas temp, cylinder B4	TE5041B	°C
Exh. gas temp, cylinder B5	TE5051B	°C
Exh. gas temp, cylinder B6	TE5061B	°C
Exh. gas temp, cylinder B7	TE5071B	°C
Exh. gas temp, cylinder B8	TE5081B	°C
Exh. gas temp, cylinder B9	TE5091B	°C
Exh. gas temp, cylinder B10	TE5101B	°C
Mean value		°C
Exh. gas temp. bef. TC, A-bank	TE511	°C
Exh. gas temp. bef. TC, B-bank	TE521	°C

Cylinder pressure
Firing pressure, cylinder A1		bar
Firing pressure, cylinder A2		bar
Firing pressure, cylinder A3		bar
Firing pressure, cylinder A4		bar
Firing pressure, cylinder A5		bar
Firing pressure, cylinder A6		bar
Firing pressure, cylinder A7		bar
Firing pressure, cylinder A8		bar
Firing pressure, cylinder A9		bar
Firing pressure, cylinder A10		bar
Mean value		bar
Firing pressure, cylinder B1		bar
Firing pressure, cylinder B2		bar
Firing pressure, cylinder B3		bar

Test Protocol No. Report Version: 3.0.0.3 Printed	PAAE138971 RA_058.QRP 09.01.2009
Delivery Centre Vaasa
Operation Data

Test run date(s):	07.01.2009

Mode
Loadpoint: Power/ Torque			60	85	100	100
Time
Fuel			HFO	HFO	HFO	LFO
Firing pressure, cylinder B4		bar
Firing pressure, cylinder B5		bar
Firing pressure, cylinder B6		bar
Firing pressure, cylinder B7		bar
Firing pressure, cylinder B8		bar
Firing pressure, cylinder B9		bar
Firing pressure, cylinder B10		bar
Mean value		bar
Installation data
HT-water pressure	PT401	bar
LT-water pressure	PT471	bar
Lub. oil pressure	PT201	bar
Fuel oil pressure	PT101	bar
HT-water temp, bef. engine	TE401	°C
HT-water temp. aft. engine	TE402	°C
LT-water temp. bef. CAC	TE471	°C
LT-water temp. aft. LOG	TE482	°C
Lub. oil temp. bef. LOG	TE231	°C
Lub. oil temp. aft. LOC	TE232	°C
Fuel oil temperature	TE101	°C
Main bearings
Main bearing temp, bearing 0	TE700	°C
Main bearing temp, bearing 1	TE701	°C
Main bearing temp, bearing 2	TE702	°C
Main bearing temp, bearing 3	TE703	°C
Main bearing temp, bearing 4	TE704	°C
Main bearing temp, bearing 5	TE705	°C
Main bearing temp, bearing 6	TE706	°C
Main bearing temp, bearing 7	TE707	°C
Main bearing temp, bearing 8	TE708	°C
Main bearing temp, bearing 9	TE709	°C
Main bearing temp, bearing 10	TE710	°C
Main bearing temp, bearing 11	TE711	°C
Mean value		°C

Extra Measurements

Test protocol no Report Version: 3.0.0.2 Printed	PAAE138971 RA_0591.QRP 09.01.2009
Delivery Centre Vaasa

ADJUSTMENT OF STOP SWITCHES:	Meas.
Alarm for low prelubrication oil pressure (bar)
Stop for low lubrication oil pressure (bar)
Engine overspeed device 1 (rpm)
Engine overspeed device 2 (rpm)

Meas.
ADJUSTMENT OF FUEL PUMPS:	Work value for the fuel rack (mm)
Safety device released, the fuel rack (mm)
Stop value for the fuel rack (mm)
No load value for the fuel rack (mm)
No load value for governor
average

	A	1	2	3	4	5	6	7	8	9	10
Del. comm. before TDC

	B	1	2	3	4	5	6	7	8	9	10
Del. comm. before TDC

PRESENT AT THE TEST RUN
WÄRTSILÄ Finland Oy	Customer(s)

Wärtsilä Finland Oy
Vaasa Factory W 32

Test Run Manager, Delivery Centre Vaasa
Third Party Inspection

Test protocol no Report Version: 3.0.0.2 Printed	PAAE138971 RA_060.QRP 09.01.2009
Delivery Centre Vaasa
Crankshaft Measurements
HOT ENGINE
Room temperature when values were measured [°C]:
Initials:
Engine running continuosly before indicating [h]:
The time between stop and indicating [min]:
Temperature of lubricating oil [°C]:
Temperature of cooling water before engine [°C]:

Cylinder
Gauge
Position	1	2	3	4	5	6	7	8	9	10
Rear side top Takasivu ylhäällä
Rear side Takasivulla
Bottom Alhaalla
Operating side KäyttösivulIa
Operating side top Käyttösivu ylhäällä

Deviations 1/100 mm
COLD ENGINE
Measurements of crankshaft alignment made in main assembly
Room temperature when values were measured [°C]: 21 °C
Initials:                                                                               PK

Cylinder
Guage
Position	1	2	3	4	5	6	7	8	9	10
Rear side top Takasivu ylhäällä
Rear side Takasivulla
Bottom Alhaalla
Operating side Käyöttdsivulla
Operating side top Käyttösivu ylhäällä

Deviations 1/100 mm

Test protocol no	PAAE138971
Report	RA_061.QRP
Version: 3.0.0.2
Printed	09.01.2009
Delivery Centre Vaasa
Inspection of the Wärtsilä Engine
Project:
Order number:
Engine type:
Engine number:
Classification society:
Test run date(s)
Inspection date:
It has been agreed that the following openings and inspections are to be carried out at the delivery test run attended by the buyer and / or the representative of the classification society.

Inspections:		Results:
Big end bearing No.	B4	OK
Main bearing No.	7	OK
Thrust bearing	Yes	OK
Opening of covers	Yes	OK
Additional information:
The following corrections should be made before delivery:

WÄRTSILÄ Finland Oy	Customer(s)
Wärtsilä Finland Oy
Vaasa Factory W 32

[ILLEGIBLE] Test Run Manager, Delivery Centre Vaasa
Third Party Inspection
[ILLEGIBLE]

Test protocol no	PAAE138971
Report	RA_062.QRP
Version: 3.0.0.3
Printed	09.01.2009
Delivery Centre Vaasa
Fuel Oil Consumption According to ISO 15550

Engine number:
Project:
Order number:
Engine type:	W20V32
Output/100% [kW]:
Speed [rpm]:
Test run date(s):

K	=	ratio of indicated power	s	=	1 exponent

a	=	power adjustment factor	Mek	=	mechanical efficiency

Px	=	barometric pressure during test [hPa]	Qtest	=	lower heating value of the fuel oil during test [MJ/kg]

Pra	=	standard reference barometric pressure [1000 hPa]	Qiso	=	lower heating value of the fuel oil (ISO) [MJ / kg]

m	=	0,7 exponent	Be	=	fuel oil consumption on test bed [g / kWh]

Tra	=	reference air temperature [298 K]	BISO	=	fuel oil consumption according to ISO [g / kWh]

Tx	=	air temperature during test [K]	M	=	measured fuel quantity [g]

n	=	1,2 exponent	MLS	=	flow of clean leak fuel [g / s]

Tcr	=	reference charge air coolant temperature [298 K]	P	=	output [kW]

Tcx	=	charge air coolant temperature during test [K]	S	=	time [s]

			EDP	=	engine driven pumps [g / kWh] (calculated with or without EDP according to the contract)

					Air	Air	Coolant	Meas.fuel		Meas. con-	Clean	Eng.drlven
Test	Load			Power	press.	temp	temp	amount	Mean	sumption	leak fuel	pumps	Be	Biso
no	%	Speed	Fuel	kW	hPa	°c	°C	kg	times	kg / h	kg / h	g / kWh	g / kWh	g / kWh
1	100
Lower heating value during test [MJ/kg]:
Lower heating value (ISO) [MJ/kg]:
Mechanical efficiency:

TEST REPORT
Test report for synchronous machines
Customer
Order reference
Project
Machine
Work nr:
Serial nr
Date

Approved on the behalf of manufacturer	ABB Oy
Machines
Final Testing
ABB Oy, Machines

Visiting Address	Postal Address	Telefax(Group)
Strömbergintie 1 B	P.O.Box 186	+358 10 22 22330
00380 HELSINKI	FI-00381 Helsinki	Telefax(Test floor)
	FINLAND	+358 10 22 23692

TEST REPORT

Customer	Machine		Page
2
Order reference	Work nr:	Serial nr	Revision
A
Project	Approved		Report rev:
A
RATINGS

Standards	Classification society
Insulation class	Mounting
Temperature class	Protection class
Ambient temp. max	Duty

Usage	Conn	Sn/Pn[kVA]	Un [V]	In [A]	p.f.	f [Hz]	Um [V]	Im [A]	Direction	n [rpm]
Table of contents / Test Program
1)	Visual inspection

2)	Air gap measurement and bearing clearance

3)	Insulation resistances before tests

4)	Resistance measurement of windings and elements

5)	First running

6)	Direction of rotation, checking of phase sequence

7)	No-load point

8)	Short-circuit point

9)	No-load and short circuit curve, U1 = f(Im) and I1 = f(Im)

10)	Tests with regulator

11)	Overspeed test

12)	Vibration measurement after overspeed

13)	High voltage test

14)	Insulation resistances with Polarization index
Appendices: 1) Tests with regulator_Basic settings

TEST REPORT

Customer	Machine		Page
3
Order reference	Work nr:	Serial nr	Revision
A
Project	Approved		Report rev:
A
1)	Visual inspection

Version	Notes
A
2)	Air gap measurement and bearing clearance

	Airgap		Bearing clearance
	Min [mm]	Max [mm]	[mm]
Machine			D
Exciter			N.D
3)	Insulation resistances before tests
T =

Winding	R [Mohm]	U [V]	t1 [s]
Stator		1000	60
Rotor		1000	60
Exciter		1000
Auxiliaries

Space heater		500
Temperature detectors
Stator		500
Bearing		500
4)	Resistance measurement of windings and elements

Resistances of windings
T = 20 °C

Armature windings	Ruv [ohm]	Ruw [ohm]	Rvw [ohm]

Stator
Rotor
Exciter
Stator
Rotor:

TEST REPORT

Customer	Machine		Page
4
Order reference	Work nr:	Serial nr	Revision
A
Project	Approved		Report rev:
A

Resistances of detectors and space heaters
T =

Terminal box	Terminals	Position	R [ohm]	Detector
B3A	1HE1 — 1HE2	Space heater
B3A	2HE1 — 2HE2	Space heater
B3A	1R1 — 1R2	Stator winding U		Pt-100
B3A	2R1 — 2R2	Stator winding V		Pt-100
B3A	3R1 — 3R2	Stator winding W		Pt-100
B3A	4R1 — 4R2	Stator winding U (spare)		Pt-100
B3A	5R1 — 5R2	Stator winding V (spare)		Pt-100
B3A	6R1 — 6R2	Stator winding W (spare)		Pt-100
B3A	30R1 — 30R2	Bearing D-end		Pt-100
B3A	40R1 — 40R2	Bearing N.D-end		Pt-100
5)	First running
Notes
6)	Direction of rotation, checking of phase sequence
Result
7)	No-load point

n [rpm]	T [°C]	U1 [V]	Im [A]

Voltage balances
Stator	Uuv [V]	Uuw [V]	Uvw [V]
1
8)	Short-circuit point

n [rpm]	T [°C]	I1 [A]	Im [A]

Current balances
Stator	Iu [A]	Iv [A]	Iw [A]
1

TEST REPORT

Customer	Machine		Page
5
Order reference	Work nr:	Serial nr	Revision
A
Project	Approved		Report rev:
A
9)	No-load and short circuit curve, U1 = f(Im) and I1 = f(Im)
Ratings U1 = I1 = n = No-load curve T = n = Im [A] U1 [p.u.] Short-circuit curve T = n = Im [A] I1 [p.u.]

TEST REPORT

Customer	Machine		Page
6
Order reference	Work nr:	Serial nr	Revision
A
Project	Approved		Report rev:
A
10)	Tests with regulator

Version

Position
Manufacturer
Type
Serial nr
Drawing nr

Sustained short-circuit test
I1, max =
Im, max =
n, min =
ECL-10(Pos nr) =	Terminals
	4 – 5	5 – 6	6 – 7	7 – 8	9 – 10	10 – 11	11 – 12	12 – 13

Other settings
Remanence voltage, U =
Voltage transformer
Auxliary voltage, Uaux =
Pulse Width of UM
Direction of Permanent Magnet
Voltage build-up and regulation at no-load

TEST REPORT

Customer	Machine		Page
7
Order reference	Work nr:	Serial nr	Revision
A
Project	Approved		Report rev:
A
11)	Overspeed test
n =                          t =
12)	Vibration measurement after overspeed

Bearing position	U [V]	I [A]	n [rpm]	Horizontal	Vertical	Axial	Unit

TEST REPORT

Customer	Machine		Page
8
Order reference	Work nr:	Serial nr	Revision
A
Project	Approved		Report rev:
A
13)	High voltage test

Winding	U [V]	t [s]	f [Hz]
Stator
Rotor
Exciter
Auxiliaries

Space heater
Temperature detectors
Stator
Bearing
14)	Insulation resistances with Polarization index

T =
Winding	R [Mohm]	U [V]	t [s]	R2 [Mohm]	t2 [s]	R/R2

Rotor
Exciter
Auxiliaries

Space
heater
Temperature detectors
Stator
Bearing

TEST REPORT

Customer	Machine		Page
A1/1
Order reference	Work nr:	Serial nr	Revision
A
Project	Approved		Report rev:
A
1)	Tests with regulator_Basic settings

TEST REPORT

Customer	Machine		Page
A1/2
Order reference	Work nr:	Serial nr	Revision
A
Project	Approved		Report rev:
A

TEST REPORT

Customer	Machine		Page
A1/3
Order reference	Work nr:	Serial nr	Revision
A
Project	Approved		Report rev:
A

TEST REPORT

Customer	Machine		Page
A1/4
Order reference	Work nr:	Serial nr	Revision
A
Project	Approved		Report rev:
A

TEST REPORT

Customer	Machine		Page
A1/5
Order reference	Work nr:	Serial nr	Revision
A
Project	Approved		Report rev:
A

TEST REPORT

Customer	Machine		Page
A1/6
Order reference	Work nr:	Serial nr	Revision
A
Project	Approved		Report rev:
A

TEST REPORT

Customer	Machine		Page
15
Order reference	Work nr:	Serial nr	Revision
A
Project	Approved		Report rev:
A
End of report

Test bay
Author
Printed: 16.7.2009
Number of pages 15
2.1/18

EXHIBIT H – DRAFT DELIVERY SCHEDULE AND MILESTONE CERTIFICATE
1. Draft delivery schedule
2. Milestone Certificate

MILESTONE CERTIFICATE
With reference to the Supply Contract dated • [date] between Wärtsilä Finland Oy. (“Supplier”) and                     . (“Buyer”) for the power project in                     , Supplier hereby certifies to Buyer that it has achieved the following milestone event in accordance with the terms of the Contract and is therefore entitled to the assocaited milestone payment as provided in clause 4.3 c) of the Contract:
     Milestone no       and Milestone event
          IN WITNESS WHEREOF, Supplier has executed and delivered this Milestone Certificate through its duly authorised representative this       day of                     ,
WÄRTSILÄ FINLAND OY
By:
Title:
     Shipyard or installation contractor hereby certifies that the above referred to milestone has been achieved
     IN WITNESS WHEREOF, shipyard or installation contractor executed and delivered this certification that the milestone has been achieved through its duly authorised representative this       day of                     ,
LEGAL NAME OF SHIPYARD or INSTALLATION
CONTRACTOR
By:
Title:

EXHIBIT I — PERFORMANCE TEST COMPLETION
CERTIFICATE
PERFORMANCE TEST COMPLETION CERTIFICATE
With reference to the Supply Contract dated • [date] between Wärtsilä Finland Oy. (“Supplier”) and                     . (“Buyer”) for the power project in                     , Supplier hereby certifies to Buyer that:
     1. the Performance Test has been completed in accordance with the Contract and the Performance Test Guidelines and the report detailing the results of such tests is attached hereto as Annex A — Test protocol;
     2. based on the results of the Performance Test consisting of Electrical Power test and Heat rate test and Lube oil consumption test and _other tests                    , Supplier has for each specific guarantee either [ achieved the performance guarantees ]
or
[calculated the amount of liquidated damages payable to Buyer ]
or
[calculated the bonus to be received from Buyer ]
The guarantees are described in Exhibit B — Performance figures/guarantees

The calculations are described in Exhibit C — Performance test guidelines

The amounts of any such liquidated damages / bonuses are according to article 8 of this Contract.
     3. Performance Test completion is achieved in accordance with the provisions of the Contract.
          IN WITNESS WHEREOF, Supplier has executed and delivered this Performance Test Completion Certificate through its duly authorised representative this       day of                     ,
WÄRTSILÄ FINLAND OY
By:
Title:
     Buyer hereby notifies Supplier that it does not dispute Supplier’s calculation of Performance Guarantees as set out above and that, as of date written above, the Power Plant has satisfied the requirements for Performance Test completion.

EXHIBIT I — PERFORMANCE TEST COMPLETION
CERTIFICATE
     IN WITNESS WHEREOF, Buyer has executed and delivered this acceptance of Performance Test completion through its duly authorised representative this       day of                     ,
LEGAL NAME OF BUYER
By:
Title:
ANNEX A
A test protocol detailing results of tests
ANNEX B
Calculations and amounts of Liquidated Damages / Bonuses / Neither or

EXHIBIT J — SUBSTANTIAL COMPLETION
CERTIFICATE
SUBSTANTIAL COMPLETION CERTIFICATE
     With reference to the Supply Contract dated • [date] between Wärtsilä Finland Oy. (“Supplier”) and                     . (“Buyer”) for the power project in                     , Supplier hereby certifies to Buyer that:
     1. Subject to any identified minor defects (as shown in the attached punch list) the Plant is in conformity with the Technical Specifications and Scope of Supply;
     2. the Plant is constructed according to the Supplier’s instructions and guidelines;
     3. the Plant can be started safely;
and
     4. the Plant is ready for Commissioning
          IN WITNESS WHEREOF, Supplier has executed and delivered this Substantial Completion Certificate through its duly authorised representative this       day of                     ,
WÄRTSILÄ FINLAND OY
By:
Title:
     Buyer hereby notifies Supplier that, as of [the date], the Plant has satisfied the requirements for Substantial Completion in accordance with the terms of the Contract.
     IN WITNESS WHEREOF, Buyer has executed and delivered this acceptance of Substantial Completion through its duly authorised representative this       day of                     ,
LEGAL NAME OF OWNER
By:
Title: